Exhibit 4.87

EXECUTION COPY	English translation

SYNDICATED LOAN AGREEMENT

dated JULY 12, 2018

between

Chelyabinsk Metallurgical Plant Public Joint-Stock Company

as a Borrower,

VTB Bank (public joint-stock company)

as a Credit Manager, Pledge Manager, and Trustee

and

VTB Bank (public joint-stock company) and

VTB Bank (Europe) SE

as Initial Creditors

Allen & Overy Legal Services

0089685-0000064 MS:4525943.15

THIS SYNDICATED LOAN AGREEMENT (Agreement) was made on July 12, 2018 BETWEEN:

(1)

Chelyabinsk Metallurgical Plant Public Joint-Stock Company established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1027402812777, located at 14, 2nd Paveletskaya Street, Chelyabinsk, Chelyabinsk Region, 454047, Russian Federation, represented by Andrey Alexandrovich Ponomarev, the General Director of Mechel-Steel Management Company Limited Liability Company, acting on the basis of the agreement on transfer of powers of the sole executive body dated June 1, 2012 (hereinafter referred to as the Borrower or CMP PAO);

(2)	CREDIT ORGANIZATIONS listed in Appendix 1 as creditors (hereinafter — Initial Creditors);

(3)	VTB Bank (public joint-stock company), general license of the Central Bank of the Russian Federation No. 1000, as the credit manager (Credit Manager);

(4)	VTB Bank (public joint-stock company) as the pledge manager (Pledge Manager); and

(5)	VTB Bank (public joint-stock company) as the trustee under the laws of England (Trustee).

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1	Terms

Throughout this Agreement:

Mechel Mining Joint-Stock Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1085406013846, legal address: 1, Krasnoarmeyskaya Street, Moscow, 125167, Russian Federation

Yakutugol JSHC, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1021401009057, legal address: bld. 1, 3 Lenina street, Neryungri, Republic of Sakha (Yakutia), 678960

Basel II means recommendations contained in the following document adopted by the Basel Committee on Banking Supervision in June, 2004: “International Convergence of Capital Measurement and Capital Standards: New Methods”.

Basel III means:

(a)

recommendations contained in documents published by the Basel Committee on Banking Supervision in December 2010: “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring ” and “Guidance for national authorities operating the countercyclical capital buffer” as subsequently amended and supplemented;

(b)

recommendations for systemically important banks contained in the following document published by the Basel Committee on Banking Supervision in November, 2011: “Global systemically important banks: Assessment methodology and the additional loss absorbency requirement” as subsequently amended and supplemented; and

(c)	any other documents, explanations or standards published by the Basel Committee on Banking Supervision with respect to Basel III.

Reference Rate with respect to EURIBOR means interbank clearing rate in Euro which is administered by the European Money Markets Institute or its succeeding organization for the respective Interest Period specified on the respective page of the Thomson Reuters system or on the respective page of another information service that may publish the interest rate instead of the Thomson Reuters system.

If the respective page of the Thomson Reuters system or another information service is replaced or the above-mentioned system becomes unavailable, the Credit Manager (after discussing it with the Borrower and Creditors) may choose another page or information service that publishes the respective interest rate.

Bank means the VTB Bank (public joint-stock company).

Reference Banks mean VTB Bank (Europe) SE, Belfius Bank SA/NV, BNP-Paribas, HSBC France S.A., Société Générale S.A., Natixis, Crédit Agricole s.a., Deutsche Bank, DZ Bank Deutsche Zentral-Genossenschaftsbank, National Bank of Greece, Intesa Sanpaolo, Banca Monte dei Paschi di Siena, UniCredit Banca, Banque et Caisse d’Epargne de l’Etat, ING Bank N.V., Caixa Geral de Depósitos (CGD), Banco Bilbao Vizcaya Argentaria S.A., Banco Santander S.A., CECABANK S.A., CaixaBank S.A., Barclays plc or other credit organizations selected by the Credit Manager as reference banks as agreed with the Borrower.

Benchmark Bank Rate means the arithmetic mean of rates (with upward rounding to 4 decimal places) provided by Reference Banks to the Credit Manager upon the request of the latter:

(a)

(except for cases when paragraph (b) below is applied) as a rate at which, in the opinion of the Reference Bank, a reliable bank offers another reliable bank to make interbank fixed-term deposits in Euro for the respective period of time within the European Union member countries; or

(b)

if different — as a rate (if available and applied to the respective Reference Bank and the respective time period) which is offered by organizations engaged in determining EURIBOR upon the request of the respective organization which is in charge of EURIBOR calculation and publication, and for the Benchmark Bank Rate calculation, no account is taken of fifteen (15) highest and fifteen (15) lowest rates the Credit Manager is offered by Reference Banks.

Majority of Creditors means:

(a)	before the Drawdown Date — Creditors whose Available Facility in total reaches sixty six and two-thirds (66 2⁄3) percent of the Total Available facility or more;

(b)

if there are no Outstanding Loans and the Total Available Facility has been reduced to zero — Creditors whose Available Facility in total reached sixty six and two-thirds (66 2⁄3) percent of the Total Available facility or more immediately prior to the date of such reduction: or

(c)

at any other period of time — Creditors whose participation in an Outstanding Loan together with their Unspent Available Facility, as well as the Amount to be provided in total reaches sixty six and two-thirds (66 2⁄3) percent of the total Outstanding Loan amount or more together with the Total Unspent Available Facility and the Amount to be provided by all Creditors.

Currency Restriction means any restrictions adopted or introduced by public or other authorized bodies of foreign countries, except for decisions made with respect to the consideration of commercial disputes that entail any of the following consequences:

(a)	a fine, arrest, restriction, inability to dispose of any assets by any Party, including funds in US Dollars or Euro;

(b)	prohibition or restriction with respect to maintenance of accounts in US Dollars or Euro in the Russian Federation and/or outside its borders;

(c)

prohibition or restrictions for any Party or a third party whose participation is required to perform obligations hereunder (including correspondent banks, banks which maintain the settlement accounts that are used for payments under this Agreement, depository), perform or execute all or certain types of deals or transactions required to meet obligations hereunder, including inability to use the SWIFT system; or

(d)	moratorium on transactions in US Dollars or Euro.

Sales Revenue means the funds received/to be received by companies of the Mechel Group (except for Kuzbass Power Sales Company PJSC) from sales of manufactured products, services, works.

FATCA Deduction means a deduction or withholding from a payment provided for by the Financial Document pursuant to FATCA requirements.

Guarantor means Mechel Carbon AG, a legal entity established in accordance with the laws of Switzerland, registration number CHE-114.168.474, located at the following address: Oberdorfstrasse 11, 6340 Baar.

Guarantee means a guarantee regulated by the laws of England that shall be concluded between the Credit Manager and the Guarantor in a form agreed by the Parties.

State which is a party to the Treaty on Avoidance of Double Taxation means a state that has concluded the Treaty on Avoidance of Double Taxation with the Russian Federation.

Civil Code means the Civil Code of the Russian Federation.

VTB Group means VTB Bank (public joint-stock company) and its subsidiary companies that are included in the consolidated financial accounts of the VTB Bank (public joint-stock company) on the IFRS basis.

Mechel Group means Mechel PAO and companies for the inclusion of which into consolidated financial statements of Mechel PAO according to US GAAP or IFRS a direct consolidation method is used.

Drawdown Date means each date on which the Credit Manager transfers the Credit or any part thereof specified in the Drawdown Request to the Borrower’s Euro account.

Final Repayment Date means April 06, 2022.

Interest Rate Determination Date means, with respect to any period for which the interest rate is determined, a date which is two TARGET Days prior to the start date of such a period.

FATCA Application Date means:

(a)	with respect to any “withholdable payment” specified in Article 1473(1)(A)(i) of the Code (relating to interest payments and some other payments that are U.S. source FDAP income) — July 01, 2014;

(b)

with respect to any “withholdable payment” specified in Article 1473(1)(A)(ii) of the Code (relating to any gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends that are U.S. source FDAP income) — January 01, 2019; or

(c)	with respect to any passthru payment specified in Article 1471(d)(7) of the Code that falls outside the scope of paragraphs (a) or (b) above — January 01, 2019,

(d)	or (in each case) such another date from which a deduction or withholding can be made from such payment pursuant to FATCA requirements due to changes introduced in FATCA after the date hereof.

Interest Payment Date means the sixth day of each month.

Existing Loans mean:

(a)	credit agreement No. 2640 dated December 27, 2010 between the Bank and Mechel OJSC;

(b)	credit agreement No. KC-743000/2008/00104 dated November 26, 2008 between the Bank and OJSC Southern Kuzbass;

(c)	credit agreement No. KC-757000/2008/00021 dated November 27, 2008 between the Bank and Yakutugol HC OJSC;

(d)	credit facility agreement No. K2600/10-0709 000 dated February 07, 2011 between the Bank and OJSC Southern Kuzbass;

(e)	Credit 5; and

(f)	Credit 6.

TARGET Day means any day on which the TARGET2 system is open for transactions in Euro.

Depository means the VTB Bank (public joint-stock company).

Market Disruption means circumstances when EURIBOR must be determined at 15:00 by Reference Bank as of the Interest Rate Determination Date for the respective Interest Period, and none of the Reference Banks provides or only one of the Reference Banks provides information on Benchmark Bank Rate to the Credit Manager.

CRD IV Directive on Capital Requirements means:

(a)	Provision No. 575/2013 of the European Parliament and the Council of the European Union dated June 26, 2013 on prudential requirements for credit organizations and investment firms; and

(b)

Directive 2013/36/EC of the European Parliament and the Council of the European Union dated June 26, 2013 on access to the activities of credit organizations and prudential supervision over credit organizations and investment firms.

Share Pledge Agreement means:

(a)	Agreement on pledge of shares of Southern Kuzbass PJSC;

(b)	Agreement on pledge of shares of Yakutugol JSHC;

(c)	Agreement on pledge of shares of PAO Korshunov Mining Plant;

(d)	Agreement on pledge of shares of Public Joint-Stock Company Urals Stampings Plant;

(e)	Agreement on pledge of shares of the Borrower.

Agreement on pledge of shares of Southern Kuzbass PJSC means the agreement of second pledge of twenty five (25) percent of ordinary shares plus one (1) ordinary share of Southern Kuzbass PJSC that must be concluded between the Pledge Manager and Mechel Mining JSC in a form agreed between the Parties;

Agreement on pledge of shares of Yakutugol JSHC means the agreement of second pledge of twenty five (25) percent of ordinary shares minus three (3) ordinary shares of Yakutugol JSHC that must be concluded between the Pledge Manager and Mechel Mining JSC in a form agreed between the Parties;

Agreement on pledge of shares of PAO Korshunov Mining Plant means the agreement of second pledge of twenty five (25) percent of ordinary shares plus one (1) ordinary share of PAO Korshunov Mining Plant that must be concluded between the Pledge Manager and Mechel Mining JSC in a form agreed between the Parties;

Agreement on pledge of shares of Public Joint-Stock Company Urals Stampings Plant means the agreement of second pledge of twenty-five percent (25%) of ordinary shares plus one (1) ordinary share of Public Joint-Stock Company Urals Stampings Plant that must be concluded between the Pledge Manager and Mechel Mining JSC in a form agreed between the Parties; and

Agreement on pledge of shares of the Borrower means the agreement of second pledge of forty-six and sixty-six hundredths percent (46.66%) of ordinary shares minus one (1) ordinary share of the Borrower that must be concluded between the Pledge Manager and Mechel PAO in the form agreed between the Parties.

Treaty on Avoidance of Double Taxation means a treaty on avoidance of double taxation made between a foreign state and the Russian Federation that provides for full exemption from the Russian tax on income of foreign legal entities charged on interest.

Security Agreement means:

(a)	any Share Pledge Agreement;

(b)	Security Assignment of Claims; and

(c)	any other contract made between a Liable Party and the Pledge Manager and Trustee in order to secure the responsibility of Liable Parties with respect to Financial Documents.

Creditor Rights Assignment Agreement means an agreement mainly prepared in the form of Appendix 5 (Model form of an Agreement of Assignment of the Creditor’s rights) or in any other form under which the Current Creditor (as defined in Article 22 (Change of the Parties) of the Agreement) assigns one’s rights and/or transfers liabilities hereunder to a New Creditor (as defined in Article 22 (Change of the Parties) hereof).

US Dollar, USD, or US$ means legal means of payment of the United States of America.

Additional Tax Payment means the increase in the amount of payment to be made by the Liable Party to the Financing Party pursuant to provisions of Article 13.1 (Reimbursement for a Tax Deduction) or payment to the Financing Party by the Liable Party pursuant to Article 13.2 (Reimbursement for Tax payments).

Other Senior Creditors mean Sberbank PJSC, Gazprombank (Joint-Stock Company) and PXF Creditors (excluding SSK after buyout of participation rights to Existing PXF Credit Agreements).

Euro or € means the single currency of the European Union member states that have adopted Euro as its legal means of payment in accordance with EU laws on the establishment of the economic and currency union.

EURIBOR means with respect to any part of the Outstanding Loan amount:

(a)	Reference Rate; or

(b)	Interpolated Interest Rate if the Reference Rate is not available for the Interest Period for Outstanding Loan; or

(c)	Benchmark Bank Rate if the Reference Rate is not available for the Interest Period for Outstanding Loan and the Interpolated Interest Rate cannot be determined at 11:00 (Brussels time) on the Interest Rate Determination date for a period comparable with the Interest Period duration for the respective Outstanding Loan, and if in any case such rate is negative, EURIBOR shall be considered equal to zero.

Bankruptcy Law means the Federal Law of the Russian Federation No. 127-FZ dated October 26, 2002 “On Insolvency (Bankruptcy)”.

Credit History Law means the Federal Law of the Russian Federation No. 218-FZ dated December 30, 2004 “On Credit Histories”.

Law on Syndicated Loans means the Federal Law of the Russian Federation No. 486-FZ dated December 31, 2017 “On Syndicated Credit (Loan) and Amendment of Certain Legislative Acts of the Russian Federation”.

US Law on Taxation of Foreign Accounts (FATCA) means:

(a)	articles 1471-1474 of the Code and any regulatory acts related to them;

(b)

any contract, law, regulatory act adopted by any other jurisdiction or relating to any intergovernmental agreement between the US and any other jurisdiction that (in any of the above cases) brings into force any of the laws or regulatory acts specified in paragraph (a) above; or

(c)

any agreement that brings into force any agreements, laws or regulatory acts, specified in paragraphs (a) or (b) above, and made with the US Inland Revenue Service, US Government or any other government or fiscal body of any other jurisdiction.

Pledgor means Mechel Mining JSC and Mechel PAO as a pledgor under the respective Agreement on pledge of shares.

Disbursement Request means the Borrower’s drawdown request prepared mainly in accordance with the form of Appendix 4 (Form of a Disbursement request).

Interpolated Interest Rate means the interest rate (with upward rounding to four decimal places) determined by the Credit Manager on the Interest Rate Determination Date using the linear interpolation method based on Reference Rates for two periods, the first of which is the period the duration of which is closest to the Interest Period of the periods shorter than the Interest Period, and the second of which is the period the duration of which is closest to the Interest Period of the number of periods that are longer than the Interest Period.

Code means the US Internal Revenue Code of 1986.

Confidential Information means any information (including personal data) in any form (including oral information and any documents and information recorded or saved in the form of electronic files or on any other data storage media) about Liable Parties, Mechel Group, Financial Documents or the Loan that becomes available to the Financing Party or obtained by any person that intends to become the Financing Party, from:

(a)	any participant of the Mechel Group or its consultant; or

(b)	other Financing Party, if the information was obtained by such Financing Party from any participant of the Mechel Group or its consultant,

excluding the information which:

(i)	is or becomes available to the public otherwise than due to a violation by the Financing Party of any conditions of Article 29 (Confidentiality); or

(ii)	is not determined in written form as a confidential information at the moment of its transfer by any participant of the Mechel Group or its consultant; or

(iii)

had been known to the Financing Party before the date of the information disclosing or was legally obtained by the Financing Party after such date from a source that, to the best of the Financing Party’s knowledge, is not related to the Mechel Group, and which, in any case, to the best of the Financing Party’s knowledge, was not obtained as a result of a breach of a confidentiality obligation and/or information disclosure restrictions.

Credit means funds within the Total Available Facility provided by Creditors as a loan to the Borrower hereunder in the form of Tranche A and Tranche B.

Credit 5 means credit agreement No. 3732 dated September 09, 2015 made between the Bank and the Borrower.

Credit 6 means credit agreement No. 4114 dated December 23, 2016 made between the Bank and the Borrower.

Creditor means:

(a)	any Initial Creditor: and/or

(b)	any banks or other credit or other organizations (excluding any persons that are Mechel Group members) that acquire the rights to claim the Borrower and/or a liability to provide

Credit in accordance with the provisions of Article 22.2 (Assignment of rights and transfer of obligations by the Creditors) and the applicable legislation.

PXF Creditors means creditors under Existing PXF Credit Agreements.

Available Facility means the amount of funds that:

(a)

with respect to the Initial Creditor, each Initial Creditor undertakes to provide to the Borrower as a loan through Tranche A and Tranche B in accordance with the provisions of this Agreement, and specified in the table next to the name of the respective Initial Creditor in Appendix 1 (List of Initial Creditors and Available Facility for Tranche A and Tranche B); and

(b)

with respect to any other Creditor, the respective Creditor undertakes to provide to the Borrower due to the assignment of liability to provide Credit to the Borrower by the Initial Creditor to the Creditor,

and which can be changed in accordance with the provisions hereof.

Margin means 5.5 (Five point five) percent per annum.

IFRS means a set documents (standards and interpretations) regulating the rules for the preparation of financial statements established by the International Accounting Standards Board (IASB).

Tax means any tax, duty, levy or another similar accrual or charge (including any fines and interest due as a result of non-payment or late payment of any of the above) prescribed by the applicable legislation.

Tax reimbursement means exemption from Tax (application of a reduced tax rate or tax reimbursement) granted outside the borders of the Russian Federation with respect to any Tax relating to payments under Financial Documents.

Tax Refund means deduction of any tax or duty from any payment under the Financial Document, including, in particular, value-added tax and income (profit) tax charged on a source, as well as any other similar taxes that may replace or supplement existing taxes in accordance with the applicable law, the amount and terms of which are prescribed by the law, except for FATCA refund.

Default on Obligations means

(a)	Failure to Perform; or

(b)

an event or circumstance which after (1) a deadline prescribed hereby for elimination of a breach passes, (2) serving a notice, or (3) making the respective decision based on Financial Documents, shall become the Failure to Perform.

Unspent Available Facility means Available Facility for each individual Creditor less (a) the amount of funds already provided to the Borrower by the Creditor, and (b) the Amount that shall be provide by this Creditor.

Outstanding Credit means, at any moment, funds issued to the Borrower as a loan pursuant to this Agreement and not repaid to the Creditors.

Security Assignment of Claims means a contract of the security assignment of claims under Existing PXF Credit Agreements regulated by English laws that shall be concluded between the Trustee and SSK in a form agreed by the Parties.

Encumbrance means a mortgage, collateral, lien, pledge, security (conditional) assignment, right to write off funds from an account under previously issued acceptance of the payment or similar right to write off or another encumbrance, created for securing the performance of obligations of any person, or another agreement made to secure the performance of obligations.

Liable Parties mean the Borrower, Sureties, Guarantor, and Pledgors.

Liable Party — US Taxpayer mean:

(a)	Liable Party who a US tax resident; or

(b)	Liable Party that makes all or some of its payments under Financial Documents from sources located in the US territory for the purpose of the federal tax on US income.

Liable Party without limitation of liability means Southern Kuzbass PJSC, Mechel PAO, Yakutugol JSHC and Mechel Mining JSC, Mechel-Trans LLC, Mechel-Service LLC, and Bratsk Ferroalloy Plant LLC, as well as:

(a)	Borrower if made surety agreements with the Bank without limitation of the surety liability under Current Credits unless it is the borrower thereunder;

(b)	Korshunov Mining Plant PAO if made surety agreements with the Bank and/or Credit Manager without limitation of the surety liability under this Agreement and Current Credits;

(c)	Urals Stampings Plant PAO if made surety agreements with the Bank and/or Credit Manager without limitation of the surety liability under this Agreement and Current Credits;

(d)	Surety 10 if made surety agreements with the Bank and/or Credit Manager without limitation of the surety liability under this Agreement and Current Credits.

Liable Party with limited liability means Liable Parties (except for the Guarantor) who are not Liable Persons without limitation of liability.

Total Debt means an economic indicator equal to the sum of short- and long-term borrowings including the amount of capitalized interest to the principal debt under such borrowings, financial (capital) leasing, derivative deals made for the protection against price/interest rate fluctuations (the amount of current liability is used for the purpose of calculation in accordance with the method specified in statements), suretyships and guarantees (excluding surety agreements and guaranties made by Mechel Group members to secure the performance of obligations by other Mechel Group members to third parties that are not Mechel Group members and without dual accounting), any other deals (including but not limited to prepayment deals/prepaid supply), the commercial effect of which are borrowings and which is calculated on the basis of data of the respective consolidated financial statements in accordance with US GAAP or IFRS, excluding the total debt of Elgaugol LLC, PSTN 1131434000961 (“Elgaugol LLC”), if it is issued on the terms excluding the possibility of occurrence of the following:

(a)	any obligations of Mechel Group companies towards any creditor of Elgaugol LLC;

(b)	any rights (claims) of any creditor of Elgaugol LLC with respect to Mechel Group companies; and

(c)

encumbrance with respect to Elgaugol LLC obligations, except for pledge provided by Yakutugol JSHC in the amount of forty nine (49) participating interests in the charter capital of Elgaugol LLC, as well as pledge in the amount of one hundred (100) percent of property of Elgaugol LLC

Normal Business Operations mean any deals and transactions that are made/performed in the course of current activities of a company that is a member of Mechel Group based on the market value of the subject matter of the transaction and using normal commercial conditions (including similar in terms of assets and turnover) but which are not related to the raising and granting of financing/loans, are not related to investments and capital investments and/or the sale of investments and capital investments are not contrary to the Law and do not lead to significant deterioration of the financial situation of a company that is a member of Mechel Group;

Bratsk Ferroalloy Plant LLC means Bratsk Ferroalloy Plant Limited Liability Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1033800845760, legal address: Russian Federation, Irkutsk region, Bratsk, Central residential district, P 01 11 01 00.

Mechel-Service JSC means Mechel-Service Joint-Stock Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1057746840524, legal address: 35, Mishina Street, Moscow, 127083, Russian Federation

Mechel-Trans JSC means Mechel-Trans Joint-Stock Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1027739053374, legal address: 1, Krasnoarmeyskaya Street, Moscow, 125167, Russian Federation

FATCA Exempt Party means a Party entitled to receive payments without any FATCA Deductions.

Offer means public irrevocable SSK offer to buy out creditors’ rights of claim under Existing PXF Credit Agreements addressed to PXF Creditors.

PAO Korshunov Mining Plant means Public Joint-Stock Company Korshunov Mining Plant, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1023802658714, located at 9A/1 Ivashchenko Street, Zheleznogorsk-Ilimsky, Nizhneilimsky district, Irkutsk Region, 665651, Russian Federation

Mechel PAO means Mechel Public Joint-Stock Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1037703012896, legal address: 1, Krasnoarmeyskaya Street, Moscow, 125167, Russian Federation

Urals Stampings Plant PAO means Public Joint-Stock Company Urals Stampings Plant, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1027401141240, legal address: 7 Dzerzhinskogo Street, Chelyabinsk region, Chebarkul, 456440, Russian Federation.

Southern Kuzbass PJSC means Public Joint-Stock Company Southern Kuzbass Coal Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the

Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1024201388661, legal address: 6 Yunosti street, Mezhdurechensk, Kemerovo Oblast, 652877

Initial Finance Documents mean all Financial Documents, except for Agreement of Assignment of the Creditor’s rights, Disbursement Request, Agreement on pledge of shares of Urals Stampings Plant PAO and Agreement on pledge of shares of the Borrower.

Drawdown Period means a period between the date hereof (inclusive) and the date (inclusive) that occurs one hundred and eighty (180) days from the date hereof.

FATCA Payment means either of the following:

(a)

increase in the amount of payment made by the Liable Party to the Financing Party according to Article 13.8 (FATCA Deduction and recalculation of amounts made by the Liable Party) or paragraph 13.9(b) of Article 13.9 (FATCA Deduction made by the Financing Party); or

(b)	payment made in accordance with paragraph 13.9(d) of Article 13.9 (FATCA Deduction made by the Financing Party).

Surety means:

(a)	Mechel PAO

(b)	Mechel Mining JSC

(c)	Yakutugol JSHC

(d)	Southern Kuzbass PJSC

(e)	Mechel-Trans LLC

(f)	Mechel-Service LLC

(g)	Bratsk Ferroalloy Plant LLC

(h)	Urals Stampings Plant PAO

(i)	Korshunov Mining Plant PAO

(j)	during the effective term of surety mentioned in paragraph (j) of the Surety term definition below — SSK; and

(k)	Surety 10.

Surety 10 means a Trader which is the Mechel Group member or an affiliated person of Mechel PAO entitled to a share in the revenue and/or EBITDA of the Mechel Group according to IFRS or US GAAP of more than two point five (2.5) percent and/or any other Mechel Group person entitled to a share in the revenue and/or EBITDA and/or fixed assets of the Mechel Group according to IFRS or US GAAP of more than ten (10) percent. Revenue and EBITDA shall be calculated for the last twelve (12) months based on the relevant consolidated financial statements of Mechel Group according to US GAAP or IFRS; Kuzbass Power Sales Company PJSC and Mechel-Energo LLC are not Surety 10 while the terms of paragraph 18.1(r), Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) hereof are met.

Suretyship means:

(a)

suretyship of Mechel PAO in accordance with a surety agreement that shall be signed between the Credit Manager and Mechel PAO in a form agreed by the Parties (initially, with a limitation of the surety’s liability by the amount of twenty eight billion one hundred and fifty nine million eight hundred sixty two thousand forty nine Rubles and thirty kopecks (RUB 28,159,862,649.3);

(b)	surety of Mechel Mining JSC in accordance with a surety agreement that shall be signed between the Credit manager and Mechel Mining JSC in a form agreed by the Parties;

(c)	surety of Yakutugol JSHC in accordance with a surety agreement that shall be signed between the Credit manager and Yakutugol JSHC in a form agreed by the Parties;

(d)

suretyship of Southern Kuzbass PJSC in accordance with a surety agreement that shall be signed between the Credit Manager and Southern Kuzbass PJSC in a form agreed by the Parties (initially, with a limitation of the surety’s liability by the amount of thirteen billion thirty eight million one hundred and twenty nine thousand seven hundred and nineteen Rubles and ten kopecks (RUB 13,038,129,719.1);

(e)	surety of Mechel-Trans JSC in accordance with a surety agreement that shall be signed between the Credit manager and Mechel-Trans JSC in a form agreed by the Parties;

(f)	surety of Mechel-Service JSC in accordance with a surety agreement that shall be signed between the Credit manager and Mechel-Service JSC in a form agreed by the Parties;

(g)	surety of Bratsk Ferroalloy Plant LLC in accordance with a surety agreement that shall be signed between the Credit manager and Bratsk Ferroalloy Plant LLC in a form agreed by the Parties;

(h)

suretyship of Urals Stampings Plant PAO in accordance with a surety agreement that shall be signed between the Credit Manager and Urals Stampings Plant PAO in a form agreed by the Parties (initially, with a limitation of the surety’s liability by the amount of six hundred and six million six hundred and fifty nine thousand four hundred twenty Rubles and twenty kopecks (RUB 606,659,420.2);

(i)

suretyship of Korshunov Mining Plant PAO in accordance with a surety agreement that shall be signed between the Credit Manager and Korshunov Mining Plant PAO in a form agreed by the Parties (initially, with a limitation of the surety’s liability by the amount of seven hundred and six million seventy nine thousand three hundred and two Rubles and eighty kopecks (RUB 706,079,302.8); and

(j)	surety of SSK in accordance with a surety agreement that shall be signed between the Credit manager and SSK in a form agreed by the Parties.

Acceptable Creditor is a Creditor meeting the following criteria:

(a)	a Russian legal entity or

(b)

a resident of the state which is a party to the Treaty on Avoidance of Double Taxation as long as the Creditor’s status shall be annually confirmed by a copy of the document issued by the competent tax authority of the state which is a party to the Treaty on Avoidance of Double Taxation, translated into Russian, notarized and apostilled (or legalized) to prove that the relevant Creditor is a resident of the state which is a party to the Treaty on Avoidance of Double Taxation.

Proportional Share means:

(a)

for the purpose of determining the Creditor’s share of participation in the provision of Credit under any Disbursement Request, the share of Unspent Available Facility of such Creditor in the Total Unspent Available Facility.

(b)	for any other purposes:

(i)	if there are no Outstanding Loans, the share of Available Facility of a certain Creditor in the Total Available Facility, or

(ii)

if there is an Outstanding Loan, the share of the Outstanding Loan issued to the Borrower by a certain Creditor together with the Amount that must be provided by this Creditor in the Outstanding Loan issued to the Borrower by all Creditors together with the Amount that must be provided by all Creditors.

Interest means an economic indicator calculated for the latest twelve (12) months on the basis of the consolidated financial statements of the Mechel Group in accordance with US GAAP or IFRS which is equal to the amount of interest received and accrued (without double-entry accounting) for the period specified in this definition with respect to monetary funds and their equivalent, as is defined in the Mechel Group financial statements according to US GAAP or IFRS, except for the interest of Elgaugol LLC, if the total debt of Elgaugol LLC is excluded from the Total Debt for the respective period.

Interest Period means, with respect to an Outstanding Loan, each period during which interest is accrued, and which is defined in accordance with the provisions of Article 10 (Interest periods) hereof, and, with respect to any overdue amount, each period, which is defined in accordance with the provisions of Article 9.3 (Interest rate revision by Creditors).

Business Day means any day when banks are open for the performance of ordinary banking transactions in Moscow and Frankfurt am Main and, for the purposes of Euro payments, a day which is the TARGET Day.

Interest Expenses mean an economic indicator calculated for the latest twelve (12) months on the basis of the consolidated financial statements of the Mechel Group in accordance with US GAAP or IFRS which is equal to the amount of interest and any other financial duties accrued, paid and capitalized as part of the principal debt and/or value of fixed assets (without double-entry accounting) for the period specified in this definition with respect to Total Debt, as is defined in the Mechel Group financial statements according to US GAAP or IFRS, except for the interest expenses of Elgaugol LLC, if the total debt of Elgaugol LLC is excluded from the Total Debt for the respective period.

Decision has a meaning attributed to this term in Article 23.1 (Decisions of the Majority of Creditors).

RAS means Russian Accounting Standards.

Ruble or RUB means a legal means of payment of the Russian Federation.

Compliance Certificate means a certificate prepared according to the form determined in Appendix 7 (Compliance Certificate Form).

Failure to Perform means any event or circumstance specified in Article 20 (Events of Default).

Total Available Facility means the total sum of the Available Facility of all Creditors equal to nine hundred and fifty million Euros (EUR 950,000,000) but not more than the Euro equivalent of one billion and forty-two million US Dollars (USD 1,042,000,000).

Total Unspent Available Facility means the sum of Unspent Available Facility of all Creditors.

Construction is the facilities under construction being an access railway to Elga coal deposit from Ulak station to Elga station, purpose: rail transport facilities, 317000 m long, address (location) of the asset: Amur Region, Zeysk district; Sakha (Yakutia) Republic, Neryungrinsky District; cadastral (reference) number: 0:0:0:277 (ownership is confirmed by an entry in the Unified State Register of Real Estate Rights and Transactions No. 00-00/001-00/001/001/2016-14/2 dated March 23, 2016), or corresponding real estate items, ownership of which is registered after completion of construction, and leasehold of the land on which the above mentioned facilities are located;

SSK means Mechel-BusinessService Limited Liability Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1097746354782, legal address: 1, Krasnoarmeyskaya Street, Moscow, 125167, Russian Federation

Party means a Party to this Agreement.

Financing Party means each Creditor, Credit Manager, Pledge Manager, and Trustee.

Outstanding Amount means total debt hereunder and under Current Credits as of December 31, 2016.

Amount to be provided means the amount of money that shall be issued by a Creditor or Creditors on the Drawdown Date specified by the Borrower in the Disbursement Request.

Existing PXF Credit Agreements mean:

(a)

credit agreement made between Southern Kuzbass PJSC as a borrower and, inter alia, UniCredit Bank AG, London Branch, as a credit agent, security agent, and joint and several creditor as of September 06, 2010; and

(b)

credit agreement made between Yakutugol JSHC as a borrower and, inter alia, UniCredit Bank AG, London Branch, as a credit agent, security agent, and joint and several creditor as of September 06, 2010.

Borrower’s Account means an account in Euro opened by the Borrower with the Credit Manager.

Credit Manager’s Account means a correspondent account opened by the Credit Manager with VTB BANK (EUROPE) SE 0102758018 (BIC — 044525187, SWIFT — VTBRRUMM) or account No. 30101810700000000187 opened for payments in Rubles with the Bank of Russia Main Branch for the Central Federal District, the City of Moscow.

SSK Account means any account opened by SSK with the Credit Manager.

Pledge Manager’s Account means a correspondent account opened by the Pledge Manager with VTB BANK (EUROPE) SE 0102758018 (BIC — 044525187, SWIFT — VTBRRUMM) or account No. 30101810700000000187 opened for payments in Rubles with the Bank of Russia Main Branch for the Central Federal District, the City of Moscow.

TARGET2 means the automated Trans-European express system for gross settlement in the real-time mode that uses a single shared platform which was brought into operation on November 19, 2007.

Technical Failure means:

(a)

significant failure in those payment or communication systems or at those financial markets the operation of which in each case is necessary for performing payments (or other transactions to be performed) pursuant to deals prescribed by Financial Documents, that occurs for reasons beyond control of either Party; or

(b)	occurrence of an event that entails a failure (technical or system) in cash or settlement transactions of either Party that prevents this or another Party to:

(i)	perform its payment obligations under Financial Documents; or

(ii)	communicate with other Parties with respect to Financial Documents,

and which was not caused by the Party whose operations suffered the failure, and occurred for reasons beyond control of such Party.

Tranche A means a part of the Credit provided to the Borrower hereunder that is no more than the Euro equivalent of one billion and four million (1,004,000,000) US Dollars.

Tranche B means a part of the Credit provided to the Borrower hereunder that is no more than the Euro equivalent of thirty-eight million US Dollars (USD 38,000,000).

Trader means a person within the Mechel Group and/or affiliated with Mechel PAO that performs the sale of the Mechel Group’s products to third parties that are not part of the Mechel Group and do not manufacture such products.

Management Company means:

(a)	Mechel Mining management company LLC;

(b)	Mechel-Steel Management Company LLC; and

(c)	Mechel-Trans Management Company LLC.

Financial Document means:

(a)	this Agreement;

(b)	Guarantee;

(c)	each Surety;

(d)	each Security Agreement;

(e)	each Creditor Rights Assignment Agreement;

(f)	each Disbursement Request; or

(g)	any other document that the Credit Manager and the Borrower have agreed to consider a Financial Document in writing.

Financial Debt means any debt of the Borrower or the Mechel Group of companies (without double-entry accounting) accumulated as a result of:

(a)	receipt of funds in the form of loan, credit, overdraft or project financing;

(b)	capitalization of interest and other payments;

(c)

receipt of a commodity credit, commercial credit for a period over one hundred and eighty (180) calendar days, issue of a letter of credit and provision of bank guarantees upon the request of the Borrower and/or a Mechel Group company;

(d)	issue of bonds, notes, promissory notes and any other debt instruments;

(e)	conclusion of financial leasing agreements and lease agreements with a commitment to repurchase at the end of the contract term;

(f)	sale or discounting of accounts receivable (excluding any receivables alienated without recourse);

(g)	conclusion of factoring contracts with recourse;

(h)

transactions with derivative financial instruments in order to protect or benefit from any fluctuations of rates, interest rates or prices; wherein the sum of transactions with such derivative instruments will be calculated based on market rates at any given time;

(i)	conclusion of repo transactions or any other transactions that are in economic sense (or in accordance with accounting rules) are borrowing;

(j)	taking on liabilities to reimburse damages or losses from financial obligations incurred by third parties;

(k)	amounts obtained from the issue of redeemable shares;

(l)

taking on obligations of sureties or guarantees in respect of execution of any obligations by third parties or reimbursement of the amount of guarantee payment under the bank guarantee to the guarantor; record of such sureties is carried out on actual indebtedness for secured obligations, while sureties and guarantees of several Group companies are not cumulative for one and the same undertaking; and

other deals (including but not limited to prepayment/prepaid supply transactions for over 6 months), the commercial effect of which are borrowings, and financial instruments that are not specified in other subparagraphs of this definition qualified as borrowings in accordance with IFRS/US GAAP.

Net Debt means an economic indicator equal to the Total Debt minus monetary funds or their equivalents (free from encumbrance in favor of third parties) and calculated on the basis of the respective consolidated financial statements in accordance with US GAAP or IFRS, except for net debt of Elgaugol LLC, if the total debt of Elgaugol LLC is excluded from the Total Debt for the respective period.

Net Interest Payments mean an economic indicator calculated for the latest twelve (12) months on the basis of the consolidated financial statements of the Mechel Group in accordance with US GAAP or IFRS which is equal to Interest Payment Expenses for such a period minus Interest for this period except for net interest payments of Elgaugol LLC, if the total debt of Elgaugol LLC is excluded from the Total Debt for the respective period.

Euro Equivalent means, with respect to any amount specified in US Dollars herein, the amount in Euro resulting from converting US Dollars into Euro (a) at the Credit Manager cross rate (if necessary, taking account of the US Dollar/Ruble rate and Ruble/Euro rate of the Credit Manager) for the disbursement of Tranche A or Tranche D on the respective Disbursement Date; or (b) using a different exchange rate determined on the basis of a separate agreement (if any) between the Credit Manager and the Borrower for Tranche A or Tranche B drawdown on the respective Disbursement Date.

EBITDA means an economic indicator equal to the consolidated net profit of the Mechel Group according to US GAAP or IFRS prior to taking into account:

(a)	any charge or payment with respect to corporate income tax;

(b)	any interest, commissions, discounts, and other financial expenses (charged or received) with respect to the Financial Debt;

(c)	any interest, commissions, discounts, and other financial expenses (charged or received) with respect to monetary funds and their equivalents;

(d)	any items that are deemed extraordinary or exceptional, including:

(i)	expenses or proceeds relating to exchange differences;

(ii)	results of revaluation, depreciation, or writing-off long-term assets and any proceeds or expenses related to disposal of long-term assets of any company of the Mechel Group;

(iii)	revaluation of contingent liabilities by any Mechel Group company;

(iv)	any proceeds and expenses arising from ceased activities;

(v)	any fines, penalties, and their waiver (including tax inspection);

(vi)	any proceeds or expenses arising from disposal of interest in full or in part by any Mechel Group company;

(e)	amortization or impairment of intangible assets, including goodwill, and depreciation or impairment of tangible assets;

(f)	dividends paid and/or accrued by any Mechel Group company;

(g)	any amounts related to minority interests;

(h)	any write-off or reserves/write-offs for the indebtedness of related parties or third-party contractors,

as follows from consolidated financial statements of the Mechel Group, and corrected by:

(A)	by including net profit before recognizing items (a) — (h) above (to be calculation by the same method as EBITDA) related to any purchase during the reporting period before the time of purchase;

(B)	by excluding net profit before recognizing items (a) — (h) above (to be calculation by the same method as EBITDA) related to any disposal made during the reporting period before the time of disposal.

(C)

by excluding net profit before recognizing items (a) – (h) above (to be calculation by the same method as EBITDA), related to Elgaugol LLC if the total debt of Elgaugol LLC is excluded from the Total Debt for the respective period.

US GAAP means generally accepted accounting principles of the United States determined by pronouncements and resolutions of the Financial Accounting Standards Board (FASB) (as may be amended from time to time), as well as by pronouncements and resolutions of the American Institute of Certified Public Accountants (AICPA).

1.2	Interpretation

(a)	Unless otherwise follows from context, in this Agreement:

(i)	a reference to the Credit Manager, Pledge Manager, Trustee, Financing Party, Creditor, Liable Party or Party also means the reference to their successors by force of law or hereof;

(ii)	an agreed form of a document means a document agreed in writing by the Credit Manager and the Borrower, or a document prepared in a form acceptable for the Credit Manager;

(iii)	assets include any and all existing and future property, profits, and rights;

(iv)

reference to a Financial Document or another contract, document, or financial instrument means such a Financial Document or another contract, document or financial instrument with all its amendments and additions made at any moment;

(v)	a person includes any individual, legal entity, public agency, government or state;

(vi)

legislation means any law, resolution, decree, order, judgment, provision, rules, official instructions, requirements or recommendations of any legislative or executive governmental, municipal, interstate or international body, ministry, department, service, agency or committee, or self-regulatory organization, or any judicial body;

(vii)	a reference to a legislative provision includes the reference to such a provision with all its amendments and additions made at any moment;

(viii)	Article, paragraph or Appendix means the reference to the article or paragraph hereof or appendix hereto; and

(ix)	daytime specification means Moscow time, unless otherwise is specified herein.

(x)

Unless the context requires otherwise, a reference to a month means the period starting on one of calendar month days and ending at the same day of the following calendar month, except for the following:

(xi)

if the respective day is not a Business Day, such period ends or, depending on the context, such date falls on the next Business Day (if any) of that month or (if not) on the previous Business Day; and

(xii)	if there is no such date within the respective month, such a period shall end on the last Business Day of that month.

(b)

Except as otherwise provided herein, interest and remunerations to be paid by a Liable Party under any Financial Document shall be accrued in accordance with the provisions of the respective Financial Document and calculated based on the actual number of past days and the year duration of three hundred and sixty five (365) days or three hundred and sixty six (366) days (according to the actual number of calendar days in the year).

(c)	The headings in this Agreement shall not affect the meaning hereof.

2.	SCOPE OF THE AGREEMENT

2.1	Credit relations within a syndicated credit

(a)

As long as the Borrower complies with the provisions hereof, each Creditor shall in concert with other Creditors issue Credit to the Borrower within its Available Facility, and the Borrower shall properly perform its obligations hereunder during the effective term hereof, including the obligation to repay each Creditor the Outstanding Loan amount received from it, pay interest on it, and pay other amounts to Financing Parties that are provided for by the Agreement as set forth herein.

(b)	In order to apply the provisions of the Law on syndicated credits, Creditors hereunder shall be considered participants of a lending syndicate.

(c)	Obligation of each Creditor to issue Credit to the Borrower within its Available Facility arises as soon as the Borrower fully performs the requirements of Article 4 (Terms of Credit).

(d)

Each Creditor has its individual and independent right to claim the Borrower to repay the Outstanding Loan, interests or make other payments provided for by the provisions hereof, in proportion to the amount of Credit issued by the respective Creditor, which shall not be affected by other Creditors’ rights to lay claims to the Borrower. Except for cases or upon occurrence of circumstances prescribed hereby, each Financing Party is entitled to independently enforce its claims under Financial Documents.

(e)

None of the Financing Parties shall be held liable for obligations of other Financing Parties under Financial Documents. For the avoidance of doubt, each Creditor shall not be held liable for non-performance of any obligations by other Creditors with respect to issuing Credit to the Borrower. If any Creditor refuses to issue Credit on the grounds mentioned in Article 6 (Discharge of the Creditor’s Obligation), as well as in case when any Creditor’s breach of its obligation to issue Credit within its Available Facility, the amount of Credit shall be reduced by the amount Available Facility of such a Creditor.

2.2	Agency

This Agreement prescribes the terms and the procedure for the appointment of the Credit Manager and the performance of legal and other activities by the Credit Manager on behalf of, in favor of and at the expense of Creditors. The powers of the person performing the functions of the Credit Manager are determined pursuant to Article 23.2 (Appointment of the Loan Administrator).

2.3	Pledge management agreement

This Agreement prescribes the terms and the procedure for the appointment of the Pledge Manager and the performance of legal and other activities by the Pledge Manager on behalf of, in favor of and at the expense of Creditors. The powers of the person performing the functions of the Pledge

Manager are determined pursuant to Article 21.2 (Status of Creditors and Appointment of the Pledge Manager).

2.4	Legal nature of the Agreement

This Agreement is of the mixed type containing elements of a syndicated credit agreement, agency agreement, pledge management agreement, and interloan agreement. As a result, this Agreement also regulates the relationship between Creditors, between the Credit Manager and Creditors, between the Pledge Manager and Creditors, and between the Borrower, Credit Manager and Pledge Manager.

3.	PURPOSE

3.1	The Borrower shall use:

(a)	Tranche A for the provision of

(i)	loans to SSK for the following purposes:

(A)	payment of the Offer at a price no more than one hundred (100) of the nominal principal debt and interest (including overdue and default) under Existing PXF Credit Agreements; and

(B)

buyout of rights to claim under Existing PXF Credit Agreements of those PXF Creditors who refused to accept the Offer at a price no more than one hundred (100) of the nominal principal debt and interest (including overdue and default) under Existing PXF Credit Agreements; and

(ii)

intra-group loans to Mechel Group companies and further directing the funds to repay the debt under Existing PXF Credit Agreements (but no more than the Euro equivalent of two hundred and twenty seven million (227,000,000) US Dollars; and

(b)	Tranche B for the financing of capital expenses, turnover capital and expenses related to routine activities of the Borrower.

3.2	The Credit shall not be used for the following purposes (directly or indirectly, via third parties):

(a)	discharge by the Borrower of other borrower’s liabilities to Creditors, except for the case set forth directly in paragraph 3.1(a)(ii) of Article 3.1 (Purpose);

(b)	discharge the Borrower’s obligations under this Agreement and other loan agreements with the Creditors;

(c)	discharge by the Borrower its obligations to repay funds obtained from third parties, including other credit organizations;

(d)	promissory note acquisition and/or payment by the Borrower;

(e)	equity securities acquisition and/or repayment;

(f)	purchase from the Creditors any property received by the Creditors as a compensation for the performance of obligations of the Borrower in respect of previously granted Loans;

(g)	invest in the authorized capital of third-party legal entities (including purchase of shares on the secondary market);

(h)	replenishment of bank accounts with other credit organizations;

(i)	refinancing of earlier expenses of the Borrower;

(j)	deposit funds with Creditors or other banks;

(k)	pay interest, commissions, remunerations, and cover the expenses of Financing Parties and Borrower under Financial Documents;

(l)	Tranche B — discharge by the Borrower of other borrowers’ obligations to other credit organizations;

(m)	Tranche B — issuing loans to third parties by the Borrower.

3.3	The use of the Loan by the Borrower for any purposes other than specified in this Agreement is prohibited.

4.	TERMS OF CREDIT

4.1	Preliminary terms

In accordance with Article 327.1 of the Civil Code, the Borrower shall do the following for the disbursement of Credit:

(a)

provide the Credit Manager with documents listed in Appendix 2 (Preliminary terms of credit) and the information so that their form and contents are acceptable for the Credit Manager, perform the activities and meet the requirements listed in Appendix 2 (Preliminary terms of credit) hereto in a form acceptable for the Credit Manager (hereinafter — Preliminary terms); and

(b)	send a properly prepared Disbursement Request to the Credit Manager.

The first Tranche A Disbursement Request may be sent by the Borrower upon the receipt by the Borrower and Creditors of a notice from the Credit Manager via electronic mail about proper performance of the Preliminary terms for Tranche A by the Borrower. The first Tranche D Disbursement Request may be sent by the Borrower upon the receipt by the Borrower and Creditors of a notice from the Credit Manager via electronic mail about proper performance of the Preliminary terms for Tranche B by the Borrower.

The Credit Manager may, based on the Decision of all Creditors, unilaterally waive any of the Preliminary terms listed in Appendix 2 (Preliminary terms of credit) hereto.

4.2	Submitting Disbursement Requests

(a)

The Borrower may send to the Credit Manager in total: (i) up to thirteen (13) (inclusive) properly prepared Disbursement Requests for Tranche A; and (ii) up to ten (10) (inclusive) properly prepared Disbursement Requests for Tranche B, unless another number of Disbursement Requests is agreed between the Credit Manager and the Borrower. The first Disbursement Request must be submitted for the purpose specified in paragraph 3.1(a)(i) of Article 3.1 (Purpose) hereof exclusively to VTB Bank (Europe) SE as the PXF Creditor.

(b)

The Credit Amount specified by the Borrower in the Tranche A or Tranche B Disbursement Request shall not be more than the total amount of Unspent Available Facility for Tranche A and Tranche B, respectively.

(c)

Unless otherwise is agreed with the Credit Manager, the Borrower shall submit the Disbursement Request to the Credit Manager no later than at 11:00 am one (1) Business Day before the proposed Disbursement Date.

(d)

The Disbursement Request shall be signed by an authorized person of the Borrower. The Disbursement Request shall contain the requested Credit amount and Disbursement Date which must be a Business Day within the Credit Drawdown Period.

(e)	The Borrower may not revoke the Disbursement Request that has been received by the Credit Manager.

5.	ALLOCATION OF CREDIT

(a)

Once the Disbursement Request has been received, the Credit Manager shall immediately send a copy of the Disbursement Request to each Creditor and inform each Creditor about the amount of its Proportional Share in the requested Credit.

(b)

If circumstances specified in Article 6 (Discharge of the Creditor’s Obligation) do not occur, each Creditor shall transfer the Euro Equivalent amount to the Credit Manager that corresponds to its Proportional Share in the Credit requested by the Borrower no later than at 12.00 on the Disbursement Date specified in the Disbursement Request.

(c)

On the Disbursement Date, the Credit Manager shall transfer to the Borrower’s Euro Account the Euro Equivalent amount of Credit specified in the Disbursement Request but not more than the amount of Credit obtained from Creditors. The date (day) of Credit issuance shall be the date (day) when the Credit amount is credited to the Borrower’s Euro Account.

6.	DISCHARGE OF THE CREDITOR’S OBLIGATION

(a)	Obligation of each Creditor to provide Credit to the Borrower shall be fully or partially discharged as the case may be:

(i)	if the amount of issued Credit is equal to the Available Facility of the respective Creditor;

(ii)	upon expiration of the Credit Drawdown Period; and

(iii)	in cases provided for by legislation.

(b)	Each Creditor may refuse to perform its obligations to issue Credit to the Borrower:

(i)	on the occurrence of the Event of Default in accordance with Article 20.1 (Events of Default); or

(ii)	on the occurrence of circumstances mentioned in Article 8.1 (Illegality).

If a Creditor refuses to issue Credit on the grounds mentioned in this Article, the Parties agree that such Creditor shall not be held liable to the Borrower or to any other Financing Party for such a refusal to issue the Credit.

7.	REPAYMENT OF CREDIT

The Borrower shall repay Outstanding Loan in Euro in equal installments that shall be transferred to the Credit Manager’s Account. The first payment as part of the Outstanding Loan repayment shall be made by the Borrower on the Interest Payment Date falling on April 06, 2020, while subsequent payments as part of the Outstanding Loan repayment shall be made on every subsequent Interest Payment Date. The last payment as part of the Outstanding Loan repayment shall be made by the Borrower on the Final Repayment Date.

8.	EARLY REPAYMENT AND REFUSAL OF THE CREDIT

8.1	Illegality

If the provision of Credit to the Borrower and/or participating in it becomes illegal for any Creditor pursuant to any applicable legislation, then:

(a)	such Creditor shall serve the respective notice to the Credit Manager and the Borrower as soon as practicable;

(b)	any default obligation of such Creditor with respect to the provision of Credit shall be discharged on the date of notice mentioned in paragraph (a) above; and/or

The Borrower shall repay the amount of the Proportional Share of such Creditor in the Credit or its respective part specified by the Creditor in the notice sent to the Credit Manager and the Borrower on the date specified by the Creditor in the notice sent to the Credit Manager and the Borrower which shall not be earlier than the date prescribed by the law.

8.2	Credit waiver

(a)	During the Credit Drawdown Period, the Borrower has the right to one-time waiver of the disbursement of the entire Credit or its part by sending prior notice to the Credit Manager.

(b)

The Borrower’s waiver of the entire Credit disbursement reduces the Total Available Facility to zero on the fifth (5) Business Day from the date of sending the notice to the Credit Manager by the Borrower; and, starting from the above-mentioned date of the reduction of the Total Available Facility to zero, no commissions shall be accrued with respect to the obligation pursuant to Article 12.1 (Commission for the obligation) below.

(c)

The Borrower’s waiver of the disbursement of a part of the Credit reduces the Available Facility of each Creditor on the fifth (5) Business Day from the date of sending the notice to the Credit Manager by the Borrower; and, starting from the above-mentioned date of the reduction of the Available Facility, commissions with respect to the obligation pursuant to Article 12.1 (Commission for the obligation) below shall be accrued on the respectively reduced amount of the total Unspent Available Facility.

8.3	Voluntary early repayment of Outstanding Loan

Except for cases mentioned in Article 8.4 (Mandatory early repayment of Outstanding Loan) and Article 8.5 (Rights to the replacement, repayment or cancellation with respect to a certain Creditor) below, the Borrower may use the right to early repayment of the Outstanding Loan or any part of it only after thirty (30) months since the date hereof as long as all of the following conditions are met: (a) a prior notice shall be sent to the Credit Manager no later than seven (7) Business Days before the proposed early repayment of the Outstanding Loan (unless a shorter notice period is agreed with the Majority of Creditors); and (b) repayment shall be performed within five (5) Business Days before the Interest Payment Date.

8.4	Mandatory early repayment of Outstanding Loan

(a)

The Borrower shall offer early (partial) repayment of the Outstanding Loan to the Credit Manager every time when Southern Kuzbass PJSC or Yakutugol JSHC make payment as part of the principal debt repayment under Existing PXF Credit Agreements for the amount which is received by SSK as a result of the principal debt repayment at the Credit Manager’s rate of US Dollar to Euro.

If the Credit Manager (acting on the basis of the Decision of the Majority of Creditors) agrees to such early (partial) repayment within fifteen (15) Business Days after the receipt of the Borrower’s offer, the Borrower shall perform the early (partial) repayment within fifteen (15) Business Days after the date of the receipt of such a consent from the Credit Manager (unless another time period is agreed between by the Credit manager and the Borrower).

(b)

At the same time, if the said debt of Mechel Group to any of the Other Major Creditors reduces, then the Borrower shall on the day of such reduction offer the Credit Manager early repayment of Mechel Group’s debt to VTB Group (Including Outstanding Loan hereunder) to a portion of the debt of Mechel Group to VTB Group that is not less than the portion that corresponds to the amount by which the indebtedness of Mechel Group to VTB Group is reduced (to the corresponding reduction) in the aggregate amount of indebtedness of Mechel Group to such Other Major Creditor;

If the Credit Manager (acting on the basis of the Decision of the Majority of Creditors) agrees to such repayment of debt within fifteen (15) Business Days after the receipt of the Borrower’s offer, the Borrower shall perform such repayment within ten (10) Business Days after the date of the receipt of the consent from the Credit Manager (unless another time period is agreed between by the Credit manager and the Borrower).

8.5	Right to the replacement or repayment and cancellation with respect to a certain Creditor

(a)	If:

(i)	any amount to be paid by a Liable person to any Creditor must be increased pursuant to Article 13.1 (Reimbursement for a Tax Deduction);

(ii)	any Creditor claims reimbursement from the Borrower pursuant to Article 13.2 (Reimbursement relating to Tax payment) or payment of an amount pursuant to Article 14 (Additional Expenses);

(iii)

at any moment but no longer than three (3) months prior to the earliest Date of FATCA Application with respect to a certain payment made by either Party to a Creditor (or by Credit Manager to the Creditor’s account), such Creditor is no longer the FATCA Exempt Party, and due to this fact the Party must perform FATCA Deduction from the amount of payment made to such a Creditor (or by Credit Manager to the Creditor’s account) on the FATCA Application Date or afterwards; or

(iv)	any Creditor does not give its consent with respect to agreement, modification or cancellation of a Financial Document condition upon the Borrower’s request if:

(A)	the agreement, modification or cancellation of a Financial Document condition require the consent of all Creditors;

(B)	at least fifteen (15) Business Days passed since the Borrower announces the request to agree, modify or cancel any condition of a Financial Document; and

(C)	The Majority of Creditors gave their consent with respect to agreement, modification or cancellation of a Financial Document condition,

the Borrower may: (i) until the circumstances on which the request of such increase or reimbursement is based remain in the effect, or (ii) until the FATCA Deduction remains in the effect or (iii) for the purposes of paragraph (iv) above, within ninety (90) days since the Borrower’s announcement of the request to agree, modify or cancel a condition of a Financial Document — serve notice to the Credit Manager of early repayment or cancellation with respect to such Creditor or of its intention to replace such Creditor pursuant paragraph (d) below.

(b)	Upon the receipt of the notice about the early repayment and cancellation provided for by paragraph (a) above:

(i)	obligations of the respective Creditor to issue Credit to the Borrower shall be immediately reduced to zero; and

(ii)	the Borrower shall perform repayment or early repayment of such Creditor’s participation share in each Credit on the date specified in paragraph (c) below.

(c)	The date of the repayment or early repayment of the Creditor’s participation share in any Credit shall be:

(i)	the last day of the current Interest Period for such Credit; or

(ii)	if it occurs earlier, the date specified by the Borrower in the notice served pursuant to the paragraph (a) above.

(d)

Upon occurrence of circumstances mentioned in paragraph (a) above, the Borrower may serve prior notice to the Credit Manager but not later than five (5) Business Days about the replacement of such Creditor and demand that such Creditor (and the Creditor shall, to the extent permitted by law) transfer all its rights and obligations with respect to all Financial Documents which the Creditor is party to.

(e)	The acceptor shall be a Creditor or another bank, financial organization, trust, fund, or another legal entity at the Borrower’s discretion:

(i)

that confirms its readiness to accept and accepts all the obligations of the transferring Creditor in accordance with this Agreement at the purchase price, to the extent of the outstanding principal amount of such Creditor’s participation share in the Outstanding Loan, together with any accrued interest and other amounts due in this respect pursuant to Financial Documents; and

(ii)

that meets all the requirements for the results of customer identification, sanctions compliance checks or other similar checks performed by the respective Financing Parties or with respect to them pursuant to any applicable law or regulation related to the respective transfer.

(f)	Conditions for the replacement of a Creditor pursuant to paragraph (d) above are as follows:

(i)	the Borrower may not replace the Credit Manager;

(ii)	neither the Credit Manager, nor any Creditor are obliged to search for the replacement Creditor; and

(iii)	The Creditor replaced pursuant to paragraph (d) above shall not be liable to pay or waive any commissions received by such Creditor in accordance with the Financial Documents.

8.6	Conditions for early repayment of the Outstanding Loan

(a)

Early partial repayment of the Outstanding Loan shall proportionally reduce the amount of the Borrower’s obligation to repay the Outstanding Loan to each Creditor. Such an early repayment shall be used to repay the Outstanding Loan, payment dates of which occur in chronological order.

(b)	The early repayment of the Outstanding Loan shall be performed in Euro.

8.7	General Provisions

(a)

The Borrower may not revoke its notices on early repayment of the Outstanding Loan or any part of it or on waiver of Credit or any part of it. Such a notice shall specify the respective date of repayment (waiver) and the amount of early repayment of the Outstanding Loan (Credit amount waived by the Borrower).

(b)

If the Credit Manager receives a notice pursuant to this Article 8 (Early repayment and refusal of the Credit), it shall send a copy of such a notice to the receiving Party within the same Business Day. The Credit Manager shall notify all Creditors about the receipt of any such notice within one (1) Business day after the receipt of such notice.

(c)	In case of any early Outstanding Loan repayment, the Borrower shall repay the Outstanding Loan together with any interest and other due amounts accrued on its amount as of the repayment date.

(d)	The Borrower may not perform early repayment of the Outstanding Loan or any part of or refuse the Credit or any part of it on conditions that are not directly set forth herein.

(e)

The Borrower is not entitled to submit the Disbursement Request for the amount of Credit that was waived by the Borrower, as well as for the amount of early repayment of the Outstanding Loan by the Borrower.

9.	INTEREST

9.1	Interest calculation

(a)	The Interest Rate on the Outstanding Loan for each Interest Period is an annual percentage rate equal to the sum of:

(i)	Margin; and

(ii)	EURIBOR.

(b)

Amounts due to repayment of interest by the Borrower shall be calculated by the simple interest formula as continuously progressive total for the actual number of days of using the Outstanding Loan, and the year shall be taken equal to 365 or 366 days according to the actual number of calendar days in the year.

(c)	Interest is accrued on the amount of the Outstanding Loan from the date following the Disbursement date till date of final repayment date for the Outstanding Loan inclusive.

9.2	Interest payment

The Borrower shall pay interest accrued on the Outstanding Loan to the Loan Administrator in favor of Creditors on each Interest Payment Date.

9.3	Interest rate revision by Creditors

(a)

In case of nonperformance/improper performance of the obligation under Paragraph 18.1(n) of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) of this Agreement, the Loan Administrator shall have the right, on the basis of the Creditors Majority Decision, to unilaterally increase the effective interest rate by one (1) percent per annum.

(b)

The interest rate revised under this paragraph shall become effective from the commencement date of the Interest Period following the Interest Period in which the breach of the obligation was detected and before the commencement date of the Interest Period following the Interest Period in which the obligation specified in Paragraph 18.1(n) of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) of the Loan Agreement was duly performed (inclusive).

(c)

The interest rate shall be considered to be revised without concluding an addendum. In this case the Loan Administrator shall send to the Borrower a written notice (in no particular form) on the increase of the interest rates by courier or registered mail with a schedule of enclosures and an acknowledgment of receipt.

(d)

A notice copy shall be forwarded within five (5) business days from the date of sending a written notice to corpfin@mechel.com and tvershinina@mechel.ru. The Borrower shall be deemed to receive the interest rate increase notice from the time when it receives a notice specified in Paragraph (c) above even if no notice copy was received at the specified email addresses as provided by this paragraph.

(e)

In this case a unilateral increase of the interest rate by the Loan Administrator in accordance with this paragraph shall not deprive the Financing Party of its right to unilaterally require the Borrower, the Sureties and the Guarantor to perform their obligations under Finance Documents prior to maturity in accordance with Article 20.2 (Acceleration) hereof in the future.

9.4	Penalty

(a)	The Borrower shall be liable for non-performance or improper performance of its obligations under Finance Documents to which it is a party, in particular, in case of delay in performance.

(b)

In case of late repayment of indebtedness on the Outstanding Loan, the Borrower shall, regardless of interest payment, pay to the Loan Administrator (in favor of Creditors) a penalty (fine) in the amount of one three hundred and sixty fifth/one three hundred and sixty sixth (1/365 (366)) of the interest rate which would apply if the overdue amount for the whole non-payment period is equal to the Outstanding Loan in the currency of the overdue amount during the successive Interest Periods each equal to the time specified in Article 10.1 (Time of Interest Periods) of the overdue indebtedness on the Outstanding Loan for each day of delay. Penalty value shall be rounded to the second digit after the point. The penalty shall be calculated starting from the date following the date on which the obligation to repay indebtedness under the Outstanding Loan was due and till the date of final repayment of overdue indebtedness under the Outstanding Loan. The penalty (fine) shall be paid by the Borrower on the date of final repayment of the corresponding overdue indebtedness under the Outstanding Loan.

(c)

In case of late repayment of indebtedness on the interest/commission fees, the Borrower shall pay to the Loan Administrator (in favor of Creditors) a penalty (fine) in the amount of two three hundred and sixty fifth/one three hundred and sixty sixth (2/365 (366)) of the interest rate which would apply if the overdue amount for the whole non-payment period is equal to the Outstanding Loan in the currency of the overdue amount during the successive Interest Periods each equal to the time specified in Article 10.1 (Time of Interest Periods) of the overdue indebtedness on the interest and/or commission fees and/or other payments on the Finance Documents for each day of delay. Penalty value shall be rounded to the second digit after the point. The penalty shall be calculated starting from the date following the date on which the obligation to pay interest and/or commission fees was due and till the date of final repayment of overdue indebtedness under interest and/or commission fees. The penalty (fine) shall be paid by the Borrower on the date of final repayment of the corresponding overdue indebtedness under interest and/or commission fees.

(d)

For the purposes of Paragraphs (b) and (c) above, if any overdue amount was due on the date other than the last day of the Interest Period, then the time of the first Interest Period for such an overdue amount will be equal to the non-overdue part of the corresponding current Interest Period.

(e)

The Borrower shall pay a penalty (fine) in the amount of ten thousand (10,000) rubles for each case of non-performance or improper performance of each of the obligations specified in Paragraphs 17.7(a) and 17.7(b), Article 17.7 (Obligations to provide information) hereof. The penalty (fine) shall be paid by the Borrower within ten (10) calendar days after receiving the Loan Administrator request to pay the penalty (fine).

(f)	The date of penalty (fine) recognition by the Borrower shall be the date when the Loan Administrator actually receives funds transferred by the Borrower in connection with (penalty (fine) payment.

(g)	The penalty provided by this Agreement shall not cover damaged incurred by the Finance Parties that shall have the right to charge such damages in full from the Borrower in addition to the penalty.

9.5	Interest notice

The Loan Administrator shall, on the Interest Rate Determination Date, notify each Party on the interest rate value and the amount of Interest Accrued to be paid by the Borrower on the last day of the Interest Period.

10.	INTEREST PERIODS

10.1	Time of Interest Periods

(a)	Each Interest Period shall be equal to one month.

(b)

The first Interest Period for each Outstanding Loan shall begin on the corresponding Disbursement Date and end on the Interest Payment Date following this Disbursement Date and including this Interest Payment Date.

(c)	Each subsequent Interest Period shall begin on the day directly following the last day of the preceding Interest Period and end directly on the next Interest Payment Date (inclusive).

(d)	The last Interest Period shall always end on the Final Repayment Date.

11.	CHANGES IN THE INTEREST CALCULATION PROCEDURE

11.1	Market Disruption

(a)

If Market Disruption occurred and still under way, then the interest rate as regards the Pro Rata Share of each Creditor in the Outstanding Loan for each Interest Period following the Interest Period during which Market Disruption occurred shall be the interest rate calculated by adding:

(i)	Margin; to

(ii)

each rate on which each Creditor notifies the Loan Administrator within the shortest time till the specified interest payment date for this Interest Period, and which, expressed in per cent per annum, reflects expenses incurred by each Creditor on financing its Pro Rata Share in the Outstanding Loan from any sources available for the Creditor to choose from.

(b)

The Loan Administrator shall immediately inform the Borrower of the rates reported by each Creditor and provide the Borrower with the calculation of the interest amount to be paid by the Borrower to the Loan Administrator for the corresponding Interest Period based on the Pro Rata Share of each Creditor in the Outstanding Loan.

(c)

The interest rate calculated in accordance with this Article 11.1 (Market Disruption) shall apply to the Outstanding Loan until (1) Market Disruption ends, or (2) the interest rate is agreed in accordance with Article 11.2 (Alternative interest calculation procedure).

11.2	Alternative interest calculation procedure

(a)

If Market Disruption occurs and it is impossible to implement the Article 11.1 (Market Disruption) provisions, as the Loan Administrator or the Borrower requires, the Loan Administrator and the Borrower shall enter into negotiations (that shall be no longer than thirty (30) days from the time when a relevant request is received) to agree upon an alternative mechanism for determining the interest rate on the Outstanding Loan.

(b)

Subject to a written consent of all the creditors and the Borrower, the mechanism for determining the interest rate on the Outstanding Loan agreed upon in accordance with Paragraph (a) above shall become binding for all the Parties.

12.	REMUNERATION OF THE FINANCE PARTIES

12.1	Commission for the obligation

The Borrower shall pay to the Loan Administrator (in favor of the Creditors) a commission for the obligation calculated at a rate of zero point sixty-five (0.65) per cent per annum of the total Unspent Lending Limit amount. This remuneration shall be accrued during the Disbursement Period and paid on each Interest Payment Date.

12.2	Remuneration of the Loan Administrator and the Pledge Manager

(a)

The Creditors shall pay to the Pledge Manager a remuneration for pledge management services provided by this Agreement that are necessary to establish and maintain security provided by Security Agreements in the amount of one hundred (100,000) rubles (plus VAT at a current rate) annually by wire transfer to the Pledge Manager Account within (i) ten (10) business days from the date of this Agreement and then (ii) five (5) business days from the date of a corresponding invoice issued by the Loan Administrator.

(b)

The Creditors shall pay to the Loan Administrator a remuneration for acting as a Loan Administrator under this Agreement in the amount of one hundred (100,000) rubles (plus VAT at a current rate) annually by wire transfer to the Loan Administrator Account within (i) ten (10) business days from the date of this Agreement and then (ii) five (5) business days from the date of a corresponding invoice issued by the Loan Administrator.

(c)

In accordance with Article 313 of the Civil Code, the Creditors hereby entrust the Borrower with their obligations to pay the Loan Administrator’s and Pledge Manager’s remunerations as well as to reimburse the Loan Administrator and the Pledge Manager for expenses provided by Article 15 (Reimbursement). The Borrower shall reimburse directly the Loan Administrator and the Pledge Manager for all the remunerations and expenses specified above in accordance with Paragraphs (a) and (b) above, and the Borrower agrees with this.

13.	TAXES

13.1	Reimbursement for a Tax Deduction

(a)

As soon as the Liable Party or the Creditor becomes aware of the fact that any Liable Party shall make a Tax Deduction (or that the Tax Deduction rate or base was changed), the Liable Party or the Creditor (depending on circumstances) shall inform the Loan Administrator thereof. Shall the Loan Administrator receive such a notice from the Creditor, it shall inform the relevant Liable Party accordingly.

(b)

If in accordance with applicable law the Liable Party is obliged to make the Tax Deduction regarding any amount to be paid to the Financing Party under the Finance Documents, then the amount to be paid by the Liable Party to the Financing Party shall be increased so that after the Tax Deduction is made the relevant Financing Party will receive the amount which it would receive if such a deduction in the form of the Tax Deduction is not required. However, the Liable Party shall increase amounts to be paid to the Finance Parties by the Additional Tax Payment amount if any Financing Party ceased to be an Eligible Creditor as of the date of the corresponding payment for any reason not connected with legislation amendments.

(c)

The Liable Party shall, within thirty (30) days from date when the Tax Deduction was made, provide the Loan Administrator an evidence acceptable for the Financing Party of the fact that the Tax Deduction amount withheld was transferred by the Liable Party to the state budget as required by the applicable law with further submission of such an evidence to the corresponding Financing Party.

13.2	Reimbursement for Tax payments

(a)

The Liable Party shall, within three (3) business days from the date when the Loan Administrator submits a relevant request, pay to the Financing Party which is not a Russian legal entity an amount equivalent to the Tax amount paid by the Financing Party or the Tax amount to be paid according to this Financing Party in connection with any Finance Document.

(b)	Provision specified in Paragraph (a) above are not applicable:

(i)	to Taxes paid by the Financing Party:

(A)	Pursuant to the Russian Federation legislation, or

(B)	In accordance with the laws applicable in the jurisdiction where this Financing Party has a lending division connected with the amounts received or due in such a jurisdiction

If such a Tax is collected or assessed based on the net income received or due to this Financing Party, or

(ii)	To the extent that expenses connected with Tax payments are compensated by increasing the payment amount as specified in Article 13.1 (Reimbursement for a Tax Deduction).

(c)

The Financing Party which submits or intends to submit a request in accordance with Paragraph (a) above shall immediately inform the Loan Administrator on the event which became or will become a ground for such a request, and then the Loan Administrator shall inform the Borrower accordingly.

13.3	Tax Indemnity

When the Liable Party makes the Additional Tax Payment, and the relevant Financing Party establishes that:

(a)	the additional payment including this Additional Tax Payment, this Additional Tax Payment or the Tax Deduction which required this Additional Tax Payment, may be subject to the Tax Indemnity, and

(b)	this Financing Party received this Tax Indemnity,

then this Financing Party shall pay to this Liable Party an amount which in accordance with this Financing Party will place it (after making such a payment) in the same position after Tax payments as if the Liable Party should not make this Additional Tax Payment.

13.4	Fees and duties

The Liable Party shall, within three business days after receiving a relevant request from the Financing party, reimburse this Financing Party for the amounts of all documented expenses caused by stamp, registration fees and any other equivalent Taxes to be paid under any Finance Document.

13.5	Value added tax (VAT) and other taxes

To the extent specified by legislation, remuneration due to the Financing Parties shall be increased by VAT and other applicable taxes collected or assessed independent of any profit taxation as regards the net income received or due to the Financing Party.

13.6	Submission of documents confirming tax residence and a beneficial owner of income

(a)

The Creditor, a resident of the state which is a party to the Treaty on Avoidance of Double Taxation, shall submit annually a copy of the document issued by the competent tax authority of the state which is a party to the Treaty on Avoidance of Double Taxation, translated into Russian, notarized and apostilled (or legalized) to prove that the relevant Creditor is a resident of the state which is a party to the Treaty on Avoidance of Double Taxation.

(b)

Each Creditor which is not the resident of the Russian Federation, shall submit annually to the Borrower a document proving that this Creditor is a beneficial owner of interest income under this Agreement. In this case (i) each Original Creditor which is not the resident of the Russian Federation shall submit the specified document to the Borrower till the first Disbursement Date, and (ii) each New Creditor (as defined in Paragraph 22.2(a) hereof) which is not the resident of the Russian Federation shall submit the specified document to the Borrower till the first Interest Payment Date on which any payment shall be made in favor of this New Creditor.

13.7	FATCA information

(a)	Taking into account Paragraph (c) below, each Party shall, within ten (10) business days from the date of receiving a relevant reasonable request from the other Party:

(i)	provide this other Party with a confirmation that it:

(A)	Is the FATCA Exempt Party, or

(B)	Is not the FATCA Exempt Party

(ii)	Provide this other Party with forms, documents and other data on its FATCA status that may be reasonable requested by this other Party so that this other Party comply with FATCA requirements

(iii)

Provide this other Party with all forms, documents and other data on its FATCA status that may be reasonable requested by this other Party so that this other Party comply with provisions of any other laws and regulations or data exchange mode.

(b)

If in accordance with Paragraph (a)(i) above any of the Parties provides the other Party with a confirmation that it is the FATCA Exempt Party, and further it becomes aware that it is not or ceased to be such a party, then this Party shall, within a reasonable time, inform this other Party thereof.

(c)

Provisions specified in Paragraph (a) above shall not oblige any of the Financing Parties, and provisions specified in Paragraph (a)(iii) above, respectively, shall not oblige any other Party to commit actions that, in their reasonable opinion, will be or may be treated as violating:

(i)	Any law or regulation

(ii)	Any fiduciary obligation, or

(iii)	Any confidentiality obligations.

(d)	If any of the Parties is not able to confirm that it is the FATCA Exempt Party or fails to provide forms, documents and other data requested as per Paragraphs (a)(i) or (a)(ii) above

(to avoid varying interpretations, including cases when Paragraph(c) above is applied), then for the purposes of the Finance Documents (and payments made under them) this Party shall not be considered the FATCA Exempt Party until the relevant Party provides necessary confirmations, forms, documents and other data.

(e)

If any Liable Party is the Liable Party-US Taxpayer or the Loan Administrator reasonable believes that its obligations under FATCA or any other applicable legislation require so, each of the Creditors shall, within ten (10) business days from:

(i)	The date of this Agreement — if any Liable Party is the Liable Party-US Taxpayer, and the relevant Creditor is the Existing Creditor

(ii)	The corresponding date of transfer — if any Liable Party is the Liable Party-US Taxpayer as of this date of transfer, and the relevant Creditor is the New Creditor

(iii)	The date of accession of the new Liable Party-US Taxpayer as a Liable Party, or

(iv)	The date of receiving a request from the Loan Administrator — if any Liable Party is not the Liable Party-US Taxpayer,

provide the Loan Administrator with:

(A)	Certificates of deductions according to Form W-8, Form W-9 or other relevant form, or

(B)

Any statements on deductions or other documents, approvals or rejections that may be reasonable requested by the loan Administrator to confirm or identify the status of this Creditor within FATCA or FATCA-related laws or regulations.

(f)

The Loan Administrator shall provide the relevant Liable Party with all certificates of deductions, statements on deductions, documents, approvals and rejections received by the Loan Administrator from the Creditors in accordance with Paragraph (e) above.

(g)

If the data containing in any certificate of deductions, statement on deductions, document, approval or rejection provided to the Loan Administrator by any Creditor in accordance with Paragraph (e) above is or become inaccurate or incomplete in a significant respect, this Creditor shall immediately update the relevant document and provide this updated certificate of deductions, statement on deductions, document, approval or rejection to the loan Administrator unless these actions are illegal for this Creditor (if so, the Creditor shall immediately inform the Loan Administrator thereof). The Loan Administrator shall immediately provide any such updated certificate of deductions, statement on deductions, document, approval or rejection to the relevant Liable Party.

(h)

The Loan Administrator may rely on any certificates of deductions, statements on deductions, documents, approvals or rejections received by the Loan Administrator from the Creditors in accordance with Paragraphs (e) or (g) above without the need to further verify the data contained in them. The Credit Manager shall not be liable for any actions it commits in accordance or in connection with Paragraphs (e), (f) or (g) above.

(i)

If any Creditor is not able to provide any certificate of deductions, statement on deductions, document, approval, rejection or data in accordance with Paragraph (e) above, or if any certificate of deductions, statement on deductions, document, approval, rejection or data provided by any Creditor to the Loan Administrator are or become inaccurate or incomplete to a significant extent, then this Creditor shall reimburse the Loan Administrator within three (3) business days after a relevant request is submitted for any costs, damages, Taxes or obligations (including but not limited to in connection with negligence or any other liability category) encountered by the Loan Administrator or incurred or paid by the Loan Administrator (including any interest and fines connected with them) when acting as a Loan Administrator under Finance Documents as a result of failure to provide these documents or their inaccuracy or incompleteness.

13.8	FATCA Deduction and recalculation of amounts made by the Liable Party

(a)

When the Liable Party is required to make the FATCA Deduction for reasons relating to such Liable Party, such Liable Party shall make such FATCA Deduction and make any necessary payment in respect of such FATCA Deduction in the minimum amount and within the time frame specified by the FATCA.

(b)

When the Liable Party is required to make the FATCA Deduction, the amount of payment owed by this Liable Party shall be increased by an amount to obtain (after the FATCA Deduction is made) the payment amount which would be made if there is no FATCA Deduction payment requirement.

(c)

Immediately after becoming aware of the need to make the FATCA Deduction by the Liable Party (or of changes in the rate or base of this FATCA Deduction), the Borrower shall inform the Loan Administrator accordingly. Similarly, the Financing Party shall inform the Loan Administrator as soon as it becomes aware of the specified circumstances related to any payment due to this Financing Party. After receiving this notice from the Financing Party, the Loan Administrator shall inform the Borrower and the relevant Liable Party thereof.

(d)

Within thirty (30) days after making the FATCA Deduction or any payment required in connection with this FATCA Deduction, the Liable Party making this FATCA Deduction or payment shall provide the Credit Manager (for the Financing Party entitled to receive the payment) with the evidences acceptable for this Financing Party (acting on reasonable grounds) proving that the FATCA Deduction was made or (as applicable) that the relevant payment was made in favor of the appropriate government or tax authority.

13.9	FATCA Deduction made by the Financing Party

(a)

Each of the Financing Party shall have the right to make FATCA Deductions that it is required to make in accordance with FATCA as well as make payments in connection with these FATCA Deductions, and neither of the Financing Party is obliged to increase the amount of payment in connection with which this FATCA Deduction is made for it or otherwise reimburse the receiver for the FATCA Deduction amount. The Financing Party which became aware of the need to make the FATCA Deduction in connection with the payment made in favor of the other Party (or of changes in the rate or base of this FATCA Deduction) shall inform this Party and the Loan Administrator.

(b)

If the Loan Administrator shall make the FATCA Deduction in connection with the payment made in favor of the Financing Party in accordance with Article 24.2 (Distribution of money received by the Loan Administrator) related to the payment made by the Liable Party, the payment amount due from this Liable Party shall be increased by an amount which will allow the Loan Administrator (after the Loan Administrator makes this FATCA Deduction) retain the amount equal to the amount of payment which would be made by the Loan Administrator if there is no need to make the FATCA Deduction.

(c)

Immediately after becoming aware of the need to make the FATCA Deduction in connection with the payment made in favor of the Financing Party in accordance with Article 24.2 (Distribution of money received by the Loan Administrator) which relates to the payment made by the Liable Party (or of changes in the rate or base of this FATCA Deduction), the Loan Administrator shall inform the Borrower, the relevant Liable Party and the relevant Financing Party accordingly.

(d)

The Borrower shall (within three (3) business days after receiving the Credit Manager’s request) pay to the Financing Party the amount equal to the documented obligations or expenses that, as defined by this Financing Party, were incurred by or charged to this Financing Party as a result of the other Financing Party making the FATCA Deduction in relation to the payment due to it under any Finance Document for the reasons related to the Liable Party. This Paragraph is not applicable in cases when any damages, obligations or expenses are compensated by increasing the amount of payment made in accordance with Paragraph (a) above.

(e)

The Financing Party which submits or intends to submit a request in accordance with Paragraph (d) above shall immediately inform the Loan Administrator on the FATCA Deduction which became or will become a ground for such a request, and then the Loan Administrator shall inform the Borrower accordingly.

(f)	Any of the Financing Parties receiving any payment from any Liable Party in accordance with this Article shall notify the Loan Administrator thereof.

13.10	Tax Credit and FATCA

When the Liable Party makes the FATCA Payment, and the relevant Financing Party establishes that:

(a)	The increased payment amount comprising this FATCA Payment, this FATCA Payment or FATCA Deduction resulting in this FATCA Payment may be subject to a Tax Credit, and

(b)	This Financing Party received, used and withheld this Tax Credit,

then this Financing Party shall pay to this Liable Party an amount which, when paid, in accordance with this Financing Party will place it in the same position after Tax payments as if the Liable Party should not make this FATCA Payment.

14.	ADDITIONAL EXPENSES

14.1	Additional Expenses

(a)

With regard to Article 14.3 (Exceptions), the Borrower shall, within ten (10) days after the Loan Administrator submits a relevant request, pay to the relevant Financing party an amount of Additional Expenses incurred by this Financing Party as a result of any enforced or amended law (or its interpretation or application practice) after the date of this Agreement or charging the Financing Parties by the Central Bank of the Russian Federation or a competent authority of the country of registration of any Creditor with duty to apply or follow regulations established in Basel III or CRD IV Capital Requirements Directive.

(b)	In this Article “Additional Expenses” mean:

(i)	Additional expenses or losses incurred by the Financing Party in connection with reductions of any amounts received or due, or

(ii)	Any additional or increased expenses or losses, or

(iii)	Expenses or losses associated with the reduction of any amount due from the Borrower under any Finance Document arising at any of the Financing Party in connection with the fact that it is a Party to this Agreement.

(c)	To avoid any doubts, the Additional Expenses provided by this article shall be paid by the Borrower as a drawdown charge in addition to interest.

14.2	Request for payment of the Additional Expenses

The Financing Party which submits a request in accordance with Article 14 (Additional Expenses) shall immediately inform the Loan Administrator on circumstances which became a ground for such a request, and provide the Loan Administrator a justified calculation of the Additional Expenses. After that the Loan Administrator, within one business day, inform the Borrower accordingly and transfer to it the calculation received from the Financing Party.

14.3	Exceptions

The provisions of Article 14 (Additional Expenses) are not applicable if the Additional Expenses are:

(a)	Compensated to the Financing Party in accordance with any other Article of the Agreement or would be compensated if there are no exceptions from this Article

(b)	Caused by the Financing Party deliberately disregarding the legislation, or

(c)

Caused by application of or compliance with regulations established in Basel II (as in force on the date of this Agreement) or in regulatory acts of the Central Bank of the Russian Federation or in any other law serving to implement the provisions of Basel II, except for changes arising from Basel III or CRD IV Capital Requirements Directive.

15.	REIMBURSEMENT

15.1	Reimbursement for currency expenses

If any amount (hereinafter the Amount) due to the Financing Party from any Liable Party under the Finance Documents or based on a court, commercial or arbitration court judgment shall be converted from the currency in which this amount was paid (hereinafter — the First Currency) to another currency (hereinafter — the Second Currency) or shall be calculated in the Second Currency in order to:

(a)	File any request in relation to this Liable Party, or

(b)	Enforcement of any court or commercial court judgment within any court, commercial or arbitration court proceeding,

then this Liable Party shall, within ten (10) business days upon receipt of a relevant request, reimburse each Financing Party which shall receive this Amount for a sum of documented expenses arising out of such conversion including the difference between (i) exchange rate used to convert the specified Amount from the First Currency to the Second Currency, and (ii) exchange rate available to this party at the time when it receives this Amount.

15.2	Reimbursement for other expenses

The Borrower shall, within ten (10) days upon receipt of a relevant request, reimburse each Financing Party for a sum of documented expenses arising at the relevant Financing Party out of:

(a)	Event of Default, or

(b)	Borrower’s inability to make anticipated repayment of the Outstanding Loan or its part regardless of an anticipated repayment notice submitted to the Loan Administrator.

15.3	Reimbursement to the Loan Administrator for expenses

Pursuant to the provisions specified in Paragraph 12.2(c) of Article 12.2 (Remuneration of the Loan Administrator and the Pledge Manager), the Borrower shall reimburse the Loan Administrator for a sum of all documented expenses incurred by the Loan Administrator as a result of:

(a)	Investigation of any event which the Loan Administrator is entitled to consider a Default, or

(b)	Commitment of actions based on any notice or order of any Financing Party in accordance with this Agreement that the Loan Administrator may reasonable consider as subject to execution.

15.4	Transaction-related expenses

Pursuant to the provisions specified in Paragraph 12.2(c) of Article 12.2 (Remuneration of the Loan Administrator and the Pledge Manager), the Borrower shall, within ten (10) business days after receiving a relevant request, pay to the Loan Administrator and the Pledge Manager a sum of all documented expenses preliminarily agreed with the Borrower (including legal and other professional consultants’ fees including notary fees) incurred by any of them as a result of preparing and signing this Agreement and other Finance Documents.

15.5	Expenses on making changes

Pursuant to the provisions specified in Paragraph 12.2(c) of Article 12.2 (Remuneration of the Loan Administrator and the Pledge Manager), when the Liable Party initiates any changes in the Finance Documents or obtaining Creditors’ consent to any action or inaction, the Borrower shall, within ten (10) business days after receiving a relevant request, reimburse the Loan Administrator and the Pledge Manager for a sum of all documented expenses agreed with the Borrower (including legal and other professional consultants’ fees including notary and translators’ fees) incurred by any of them as a result of agreeing and making changes in the Finance Documents and/or obtaining the relevant consent from the Creditors.

15.6	Enforcement expenses

The Borrower shall, within ten (10) business days after receiving a relevant request from the Loan Administrator, pay to each Financing Party a sum of all documented expenses (including legal and other professional consultants’ fees including notary and translators’ fees) incurred by the relevant Financing Party as a result of enforcing any Finance Document or protecting its rights under Financing Documents.

16.	REPRESENTATIONS ABOUT CIRCUMSTANCES

16.1	Representations about circumstances

(a)	By signing this Agreement, the Borrower declares to the Financing Parties and represents the following:

(i)	The Borrower is a public joint-stock company duly registered and legally acting in compliance with the Russian legislation

(ii)

The Borrower has the necessary legal capacity to carry out its activities, conclude and perform the Finance Documents, the Borrower’s license required to carry out its core activity was not revoked (cancelled), the license has not expired or the core activity carried out by the Borrower is not be subject to licensing

(iii)	The Borrower has the ability and undertakes to perform its obligations under the Finance Documents to which it is a party in full and on time

(iv)

The person that signed the Finance Documents on behalf of the Borrower has all the powers to do so, all the formalities and procedures necessary for the conclusion of the Finance Documents to which the Borrower is a party are complied with and the Loan Administrator received the documents confirming approval of the Finance Documents conclusion granted by the Board of Directors of the Borrower. The Borrower is not required to obtain any other approvals or authorizations

(v)

All the information and documents provided by the Borrower to the Loan Administrator in connection with the conclusion of the Finance Documents are accurate and reliable, the Borrower did not conceal any facts that, in case of being established, could adversely affect the Financing Parties decision on conclusion of the Finance Documents

(vi)

The conclusion of the Finance Documents does not violate any rights and duties of the Borrower to third parties, except for the violations about which the Financing Parties were informed in writing (with a copy to the e-mail address) by the Borrower

(vii)

The Borrower does not participate and is not involved in any way in any transaction or other obligation, with respect to which the Borrower is in breach of its obligations or is expected to perform its payment obligations before the maturity date or any transaction participation in which may adversely affect the ability of the Borrower to perform its obligations undertaken under the Finance Documents to which it is a party, about which the Financing Parties were not informed in writing (with a copy sent to the e-mail address) by the Borrower and except for breaches that were reported to the Financing Parties in writing (with a copy sent to the e-mail address) by the Borrower;

(viii)

It is not acting on behalf of any beneficial owner (wirtschaftlich Berechtigter in German) in terms of Article 1 (6) of the German Anti-Money Laundering Act (Gesetz über das Aufspüren von Gewinnen aus schweren Straftaten (Geldwäschegesetz — GWG) in German)

(ix)	The Borrower is not a lawful owner of the property it owns and carries out its activities in accordance with applicable law

(x)

Each Finance Document to which the Borrower is a party is an obligation that meets the applicable legislation, effective and legally binding for it and that can be enforced in accordance with applicable law

(xi)	Each Finance Document to which the Borrower is a party is prepared according to a form that allows for its enforcement in the Russian Federation

(xii)

When the Borrower concludes or executes any Finance Documents or transactions provided by them there is no any existing or potential Event of Default, except for the Events of Default about which the Financing Parties were informed in writing (with a copy sent to the e-mail address) by the Borrower

(xiii)

The Borrower received all approvals and consents that are valid and required in connection with the conclusion, execution, maintaining in force and possibility of enforcement of each Finance Documents to which it is a party and transactions provided by them

(xiv)	Any:

(A)	Irrevocable submission to jurisdiction specified as its competent jurisdiction under the Finance Documents

(B)	Consent regarding the applicable law of any Finance Document, and

(C)	Consent not to claim immunity the right to which may be applicable to it or its assets are legal, effective and binding in accordance with the Russian legislation and legislation of other applicable jurisdictions

(xv)	No Tax Deductions from payments made by the Borrower under the Finance Documents in favor of any Creditor are required

(xvi)	Its last audited financial statement provided to the Loan Administrator that is its initial finance statements as of the date of this Agreement:

(A)	Prepared in accordance with consistently applied IFRS or Russian Accounting Standards (whatever is applicable), and

(B)	Fairly reflects its financial status and results of activity (consolidated as applicable) as of the date of its preparation

(xvii)

Its economic activity and financial status (or economic activity and consolidated financial status of Mechel Group) undergone no any substantial negative changes starting from the date as of which its initial financial statement was prepared as specified in Paragraph (xvi) above

(xviii)

Any unsecured and unsubordinated claims asserted by any Financing Party against the Borrower under the Finance Documents have at least the equal status as compared with claims on its unsecured and insubordinate obligations towards all its other creditors (pari passu) except for creditors having their claim priority mandatorily provided by applicable Russian legal provisions

(xix)

It paid all the Taxes applicable to it or its assets duly and on time without any substantial fines imposed (except for fines about which the Financing Parties were informed in writing (with a copy sent to the e-mail address) by the Borrower) save for cases when:

(A)	Any payment is contested in good faith

(B)	It established and maintains adequate reserves to pay these Taxes, and

(C)	Any payment may be legally delayed

(xx)

It and each other participant of Mechel Group carried out their economic activity and carry it now in compliance with all anti-corruption, anti-bribery and anti-money laundering laws applicable to the Borrower and other Mechel Group participants, introduced and maintain principles aimed at promotion of compliance and compliance with such laws

(xxi)

Neither the Borrower nor any other Mechel Group participant and, to the best Borrower’s knowledge, no directors, officials, affiliated persons or other persons acting on behalf of the Borrower or any other Mechel Group participant are aware of any actions or committed directly or indirectly any actions that would lead to violation by these persons of the US Foreign Corrupt Practices Act (1977) (as amended), UK Bribery Act (2010) (as amended) and rules and regulations adopted in compliance with them or any other provisions of anti-corruption, anti-bribery and anti-money laundering laws

(xxii)

Neither the Borrower nor any other Liable Party and no directors, officials committed or will commit any actions on offering, transferring or paying money, property, gifts or any other valuable items directly or indirectly to any person having aware of the fact that all or some of these money or values will be offered to anybody in order to have an improper effect on decisions made or actions committed by any officials, receive or keep business opportunities or otherwise receive any improper advantage.

(b)	As regards Mechel Group participants:

(i)	No corporate, procedural or other actions or measures were taken aimed at bankruptcy of this Mechel Group participant, or

(ii)	No property was attached to satisfy claims filed by the Creditors

(iii)

And, to the best Borrower’s knowledge, there are no such risks, except for the claims about which the Financing Parties were informed in writing (with a copy to the e-mail address) by the Borrower till the date of this Agreement.

(c)

Encumbrance provided by each of the Security Agreement is an encumbrance of a proper priority and proper type covering property specified in the relevant Security Agreement, and the existing property is not subject to any higher-priority or equal Encumbrance, save for cases of Encumbrance in favor of any of the Creditors specified in the relevant Security Agreement, Encumbrance in favor of such creditors having their claim priority mandatorily provided by the applicable Russian legislation, and/or Encumbrances reported to the Financing Parties in writing (with a copy sent to the email address) by the Borrower till the date of this Agreement.

(d)

Representations in this Article 16 (Representations about circumstances), except for the representation in paragraph (a)(vii) above, shall be considered given by the Borrower repeatedly on the date of each Disbursement Request, on each Disbursement Date and on the first day of each Interest Period. In case of repeated provision they shall cover circumstances existing at the time of its repeated provision.

17.	OBLIGATIONS TO PROVIDE INFORMATION

17.1	The Borrower shall notify the Loan Administrator of any fact listed below that occurred during the term of the Suretyship Agreement within ten (10) business days from the date of its occurrence:

(a)	Change in the physical or postal address of any of the Liable Parties or payment details of the Borrower

(b)	The shareholder composition of any of the Liable Parties changes by over twenty (20) per cent (notice to be sent on the date when the Borrower became aware or should have become aware of such change)

(c)

The percentage of ordinary shares in the authorized capital of Mechel PAO held by I. V. Zyuzin and his family members, directly or through third parties, drops below fifty point one percent (50.1%) of the total amount of ordinary shares

(d)	Changes in the legal status or management bodies structure and/or composition of any of the Liable Parties

(e)

Commencement of liquidation or reorganization of any of the Liable Parties (since the adoption by the authorized management body of such decision) or submission of a bankruptcy petition against the any of the Liable Parties to the court

(f)

The Borrower or any Liable Party does not act or ceases to act at its sole discretion (auf eigene Veranlassung in German) or if such person is under control of or owned by another person within the meaning of the German Anti-Money Laundering Act (GWG in German), then the Borrower shall specify the name (names) and address(es) of the relevant beneficial owner(s) in writing.

17.2

The Borrower shall provide and ensure that the Sureties provide to the Loan Administrator on a quarterly basis, not later than the 15th of May, 15th of August and 15th of November, copies of the following reporting documents for the current year as of the 1st of April, 1st of July and 1st of October, respectively:

(a)	Forms of accounting statements, including:

(i)	Balance sheet (form 0710001 in accordance with the National Classifier of Administrative Documentation)

(ii)	Financial performance report (form 0710002 in accordance with the National Classifier of Administrative Documentation)

(b)	Data and breakdown of the balance sheet including:

(i)	Accounts receivable and accounts payable of the Borrower and the relevant Surety broken down by due and overdue debt (including maturity dates of overdue debts)

(ii)	Information on the book value of illiquid inventory (not disposed of for over three hundred and sixty (360) days if it is not connected with peculiarities of the production cycle)

(iii)	Loans and credits

(iv)	Information on the security received and granted (by type)

(v)

Information on the suretyships provided by the Borrower / Surety / guarantees granted on the instructions of the Borrower / Surety / opened letters of credit / financing limits relating to assignment of receivables and factoring with respect to debtors in accordance with agreements concluded by the Borrower / Surety with financing factors

(vi)	Information on overdue payroll obligations

(vii)	Information on overdue debts to budget and off-budget funds (including the debt amount, if any, and reasons for the debt)

(viii)	Information on the queue of overdue orders with respect to bank accounts of the Borrower / Surety (including the amount of the overdue orders, if any)

(ix)	Information about turnover on current accounts opened with other credit institutions

(x)	Information on the value of the Borrower / Surety net assets

(xi)	Reports of the Borrower on the amount of depreciation expenses, interest and commissions paid and amount of lease payments made over the past four reporting quarters

(xii)	Information on negative events and trends in activities of the Borrower / Surety from April 1, 2018 to the reporting date

(xiii)	Breakdown of item 1170 “Financial Investments” of the balance sheet (highlighting the amount of investments in authorized capitals of operating Group companies)

(xiv)	Breakdown of assets and liabilities (highlighting the items with a maturity date within less than one (1) year and more than one (1) year)

(xv)	Information on the income and expenses not related to the core activity of the Borrower / Surety or non-permanent income and expenses

(xvi)	Information on statutory (stipulated by legislation or regulations) restrictions with regard to payment of dividends to the Borrower / Surety by operating companies.

(c)	A letter of the Borrower informing about absence/presence of overdue indebtedness on the principal, interest, commissions for the reporting quarter.

17.3

The Borrower shall also provide / ensure that the Guarantor provides to the Loan Administrator on a quarterly basis, not later than the 10th of May, 10th of August and 10th of November, copies of the reporting forms for the current year as of the 1st of April, 1st of July and 1st of October, respectively.

17.4	The Borrower shall provide / ensure that the Sureties provide to the Loan Administrator on an annual basis:

(a)	Not later than the 15th of April of the current year, copies of the following balance sheet documents for the last financial year:

(i)	Forms of annual accounting statements, including:

(A)	Balance sheet (form 0710001 in accordance with the National Classifier of Administrative Documentation)

(B)	Financial performance report (form 0710002 in accordance with the National Classifier of Administrative Documentation)

(C)	Statement of changes in equity (form 0710003 in accordance with the National Classifier of Administrative Documentation)

(D)	Cash flow statement (form 0710004 in accordance with the National Classifier of Administrative Documentation)

(ii)	Explanatory notes to the annual accounting statements

(iii)	Data and breakdown of the annual balance sheet including the documents specified in Paragraph 17.2(b) of Article 17.2 (Obligations to provide information) hereof

(iv)	Letter of the Borrower / Surety informing about overdue debts on principal, interest, commissions for the last quarter of the reporting year.

(b)

Not later than the 10th of February of the current year following the reporting year, information on financial and business activities of the Borrower / Sureties for the period from the 1st of October to the 31st of December of the reporting year in accordance with the form given in Appendix 8 (Information on financial and business activities) to this Agreement.

(c)	The Borrower shall provide / ensure that the Guarantor provides to the Creditor on an annual basis copies of accounting, management and other statement forms in the following periods:

(i)

Each six (6) months not later than the 31st of March and 30th of September copies of statement forms for the current year as of the 31st of December and 30th of July, respectively, signed by the company director

(ii)

Annually not later than the 1st of August of the year following the accounting year, copies of audited accounting and other statement forms for the last accounting year prepared in accordance with national and/or international standards.

17.5

The Borrower shall provide / ensure providing to the Loan Administrator, on an annual basis by the 30th of July of the current year, a copy of the auditors’ report confirming the accuracy of the accounting statements of the Borrower / Sureties prepared in accordance with RAS for the last reporting year (if the statements of the said companies are subject to mandatory audit in accordance with the legislation or other applicable laws).

17.6

The balance sheet documents shall be prepared and signed in accordance with requirements of the legislation. The annual statements shall bear a mark confirming its receipt by the tax authority at the location of state registration of the Borrower. The copies of the balance sheet documents provided shall be certified by the head or other authorized person (and accompanied by the documents confirming the powers of such person to certify copies of documents on behalf of the Borrower), bound and numbered and shall bear the official seal of the Borrower. If the annual reports are submitted to tax authorities in electronic form via telecommunication channels, the Loan Administrator shall receive copies of records of the accounting statements acceptance check and the receipt confirming acceptance of the statements bound together with the accounting documents and certified by an authorized person of the Borrower (indicating that the statements were submitted to tax authorities in electronic form via telecommunication channels).

The documents containing secret information shall be provided in accordance with the procedure established for this type of information. The date of submission by the Borrower of the reporting documents and other documents required by provisions of this Agreement shall be the date of their actual receipt by the Loan Administrator.

17.7	The Borrower shall:

(a)

Provide (ensure providing) to the Loan Administrator, in case of changes in the constituent documents of the Liable Parties, notarized copies of the documents confirming the introduction of such changes within thirty (30) calendar days from the date of state registration of the changes (and as regards the Guarantor’s documents, the specified documents shall be provided to the Loan Administrator with an apostille and notarized translation into Russian — within fifty (50) calendar days from the date when changes are made)

(b)

Provide / ensure providing to the Loan Administrator letters signed by an authorized person of the Borrower / Sureties and Surety 10 (if applicable) informing about arrears and debts on default charges and fines payable to the federal budget, budgets of constituent entities of the Russian Federation, local budgets and state off-budget funds as of the 1st of April, 1st of July, 1st of October and 1st of January of the following year (including the amount and type of debts, if any). The letters shall be made available to the Loan Administrator not later than the deadline for submission to the Loan Administrator of the quarterly and annual accounting statements in accordance with Articles 17.2 and 17.4 (Obligations to provide information) of this Agreement. The annual accounting statements shall be accompanied by the above information as of the first day of the month in which the annual accounting statements were submitted to the Bank

(c)

Within the time specified in Paragraph 17.7(d) of Article 17.7 (Obligations to provide information) below inform the Loan Administrator of meeting the financial performance targets specified in Paragraph 18.1(j) of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) hereof by providing a Certificate of Conformity to the Loan Administrator.

In this case the Certificate of Conformity provided on the date of providing the annual audited consolidated financial statement of Mechel Group according to US GAAP or IFRS and on the date of providing the semi-annual consolidated financial statement of Mechel Group according to US GAAP or IFRS shall be certified by the Borrower auditor’s authorized person (or the person providing the Financial Consultant Report). The Certificate of Conformity shall contain values that meet financial performance targets on each date of testing

(d)	Provide / ensure providing to the Loan Administrator:

(i)

The annual consolidated audited financial statement of Mechel Group according to US GAAP or IFRS within one hundred and eighty (180) calendar days from the expiration date of the accounting period (the statement shall include data breakdown by Mechel Group divisions)

(ii)

The semi-annual consolidated unaudited reviewed financial statement of Mechel Group according to US GAAP or IFRS within one hundred and thirty-five (135) calendar days from the expiration date of the accounting period (the statement shall include data breakdown by Mechel Group divisions), and

(iii)

The unaudited condensed consolidated statement of Mechel Group according to IFRS within ninety (90) calendar days from the expiration date of the first and third quarter of each year (as regards the first and the third quarter of each year);

(e)

On a monthly basis, not later than the end of the month following the reporting month, provide or ensure provision to the Loan Administrator by any Liable Party of a report on credits and loans of Mechel Group companies as of the first (1st) day of the reporting month and the first reporting month is July 2018;

(f)

Make all reasonable efforts to ensure that the Liable Parties provide to the Loan Administrator the information about the beneficial owner in accordance with requirements of the applicable anti-money laundering legislation within a reasonable time after receipt of a written request from the Loan Administrator. In addition, the Borrower shall make all reasonable efforts to ensure that the Liable Parties provide to the Loan Administrator, after the date of this Agreement and within a reasonable time after receipt of a written request from the Loan Administrator, the information about all known changes in the circumstances relating to the Surety representing interests of the beneficial owner within the meaning of the German Anti-Money Laundering Act (GWG in German) in relation to this financing within the reasonable time after receipt of a written request from the Loan Administrator. The Borrower shall make all reasonable efforts to ensure that the Liable Parties provide to the Loan Administrator, within a reasonable time after receipt of a written request from the Loan Administrator, the information required for: (i) identification of the beneficial owner in accordance with requirements of any applicable anti-money laundering legislation; or (ii) verification of any information provided in this regard. The Borrower shall be deemed to have fulfilled the condition of making all reasonable efforts, including in the case of sending to the Loan Administrator of the information and copies of the documents on the measures taken to identify the beneficial owner.

17.8	“Client Data” verification

(a)	If as a result of:

(i)	Any changes in any applicable legislation after the date of this Agreement

(ii)

Changes in the legal form of the Liable Party or composition of its shareholders or participants (who owns over twenty five (25) per cent of voting shares or participatory interest after the date of this Agreement, respectively, or

(iii)

Assignment or transfer by any Creditor of its rights and obligations under this Agreement in full or in part to the party which has not been a Creditor until this assignment or transfer, or Security Manager or any other Financing Party replacement under this Agreement or other changes of the Parties to the Agreement the Loan Administrator, Creditor, Pledge Manager, Trustee, New Loan Administrator, New Pledge Manager or any other Financing Party (or in the case of paragraph (iii) above, possible new party), based on the legislation applicable to then, are required to perform “Client Data” verification or similar client verification procedures, if the necessary information was not previously provided by the relevant Liable Party, each Liable Party shall provide to the Loan Administrator (acting on its own behalf, on behalf of the Financing Party or on behalf of a possible new party) the information and documents that make it possible for the Loan Administrator, the Financing Party or a possible new party to meet the “Client Data” verification requirements applicable to them.

(b)	Each Financing Party shall provide to the Loan Administrator information and documents required for the Loan Administrator to meet the “Client Data” verification requirements applicable to it.

18.	GENERAL OBLIGATIONS AND OBLIGATIONS TO COMPLY WITH FINANCIAL INDICATORS

18.1	The Borrower shall be obliged:

(a)	To use the granted loan strictly for the intended purpose in accordance with this Agreement;

(b)

to enable the Loan Administrator to control the intended use of the Loan, including unhampered access of the Loan Administrator to business accounting reporting, contracts and other documents of the Borrower related to Loan drawdown and use;

(c)

to repay the Outstanding Loan in full in terms established by the Agreement, including, early repayment, if the Loan Administrator sends the written notice to that effect, should any Event of Default occur, in terms established by Article 20.2 (Acceleration) hereof;

(d)

in full amount and in due time, to pay interest, fees and penalties hereunder to the Loan Administrator, documented expenses of the Parties to Financing incurred by it while performing this Agreement, including those incurred in case of Events of Default;

(e)

when entering into bank account agreement, to provide the Loan Administrator with consent (acceptance) of direct debit of funds due to it hereunder from the accounts that will be opened to it n the Bank throughout this Agreement pursuant to the agreements concluded to that effect;

(f)

to timely provide the Loan Administrator with business accounting reporting and other reporting, whose terms of submission and set are defined in Articles 17.2 — 17.4 (Obligations to provide information) hereof;

(g)

to immediately notify or ensure notification of the Loan Administrator by any of the Liable Parties in writing of any material fact (event, action) with regard to the Liable Parties, which, in the opinion of the Borrower, can significantly worsen their financial condition or property status or substantially affect their solvency, as well as of the measures taken to deal with the consequences of the said events (actions);

(h)

not to disclose the contents of this Agreement and any information associated with its performance to any third parties without prior written consent of the Loan Administrator, except as expressly provided for by the legislation or other applicable legislation (the Borrower’s obligation to protect the confidential information, imposed on the Borrower under this Agreement, shall not apply to publicly available information and to the information that becomes known to third parties through no fault of the Borrower) as well as not to disclose such contents when disclosing information to Borrower’s affiliates, auditors or consultants, financial institutions and rating agencies in the course of discharge of their professional duties to the Borrower, and the confidentiality obligations specified in this clause of this Agreement, including signing of a confidentiality agreement with the Borrower, shall apply to the persons who the information was disclosed to, except for stock exchanges, where Borrower’s shares are traded and /or PAO Mechel (including NYSE, Moscow Stock Exchange);

(i)

if the Creditor puts forward a claim to the Liable Party, and until all amounts due and payable by such Liable Party under all agreements concluded with any of the Creditors are paid against the respective Creditor’s claim in full, or until the Loan Administrator orders otherwise in writing, the Borrower shall not:

(i)

Receive (claim), from such Liable Party, any payments and / or any reimbursement (inter alia, earlier) a) in connection with and / or arising out of this Agreement and / or Valid Loans and / or b) in connection with and / or arising out of other agreements concluded pursuant to the above contracts, and / or c) under the law (including, by way of recourse), and make any claims or exercise any rights against or at the expense of any collateral securing obligations of such Liable Party to the Borrower);

(ii)	Assign, modify, novate the claims to any such Liable Party;

(iii)	Claim any payment or reimbursement from such Liable Party under any obligations of such Liable Party pursuant to all agreement concluded by such Liable Party with the Creditor and / or its affiliates;

(iv)

Initial legal or other proceedings for the purpose of enforcing such Liable Party to make payment or fulfill any liability, including the liability to repay the loan, pay interest and penalties or recovery of damages such Liable Party is obliged to make or fulfill;

(v)	Convert debt of such Liable Party to equity / shares / securities / other interest in the authorized capital of such Liable Party;

(vi)	Take any other actions that can result in such Liable Party discharging obligations to the Borrower as a priority vs. its obligations to the Creditor;

(vii)

Setoff claims against such Liable Party a) in connection of arising out of this Agreement and / or Valid Loans and / or b) in connection of arising out of other agreement concluded in connection with agreements in question, and / or c) under the law (including, by way of recourse); and / or

(viii)

Put claims as a competing creditor of the Liable Party simultaneously with claims put forward by any Creditor under this Agreement and / or Valid Loans and / or other agreements concluded in connection with agreements in question.

This clause shall not apply to transactions in the ordinary course of business.

Should the Borrower receive any payments or distributions from the Liable Party while exercising the rights (during the period, when any Creditor has put forward the claim against the Liable Party), the Borrower shall transfer the funds / make sure the funds are transferred to discharge the respective obligations to the Parties to Financing under Financial Documents.

(j)

comply (make sure any company of Mechel Group complies) with the following financial indicators based on the consolidated audited annual financial statements of Mechel Group according to US GAAP or IFRS, reviewed by auditors semi-annual consolidated financial statements of Mechel Group according to US GAAP or IFRS and quarterly unaudited condensed consolidated financial statements of Mechel Group according to IFRS (as regards the first and the third quarter of each year):

Net debt/EBITDA:

•	until December 31, 2019 — not more than 6.00x;

•	until December 31, 2020 and further — not more than 5.00x;

EBITDA / Net interest payments

•	until December 31, 2018 — not less than 1.75x;

•	until December 31, 2019 — not less than 2.00x;

•	until December 31, 2020 and further — not less than 2,25x.

EBITDA and Net Interest Payments shall be calculated for the last twelve (12) months based on the relevant consolidated financial statements of Mechel Group according to US GAAP or IFRS.

The financial covenants shall be tested every quarter on the 31st of March, 30th of June, 30th of September and 31st of December.

(k)

make available or ensure making available to the Loan Administrator by any Liable Parties information about any litigation involving an amount exceeding five hundred million rubles (RUB500,000,000.00) (or equivalent in any other currency at the exchange rate of the Bank of Russia on the date of filing a statement of claim concerning the litigation), for which the respondent is any Mechel Group company, within ten (10) business days from the date of acceptance of the claim in court;

(l)

make available, at the request of the Loan Administrator and not later than within ten (10) business days from the date of the request, the information which, in the reasonable opinion of the Loan Administrator, is essential to assess the financial position of the Liable Parties;

(m)

except as expressly provided for in Article 18.2 (Obligations for the Agreed Period), the Borrower shall obtain a prior written consent of the Loan Administrator (acting on the basis of the Creditors Majority Decision) for the following types of actions/transactions performed by Mechel Group members and/or Liable Parties:

(i)

acquisition of assets as well as shares and/or participating interests in the authorized capital of legal entities (except for transactions in the ordinary course of business) by the Liable Parties worth over two hundred million rubles (RUB 200,000,000) in the aggregate for every twelve (12) months during the term of this Agreement;

(ii)

acquisition of assets as well as shares and/or participating interests in the authorized capital of legal entities (except for transactions in the ordinary course of business and transactions between Mechel Group companies except for transactions with participation of the Liable Parties) by Mechel Group companies (except for the Liable Parties) worth over one hundred million rubles (RUB 100,000,000) in the aggregate for every twelve (12) months during the term of this Agreement;

(iii)

attracting credits, loans and other financial borrowings (including advance payments for a period of over one hundred and eighty (180) calendar days and other instruments whose economic nature is that of attracting borrowings), except for credits and loans that simultaneously meet the following conditions:

(A)	the intended use is refinancing the current obligations to the third parties not being members of Mechel Group;

(B)	principal conditions:

I.	the maturity date shall be not earlier than April 20, 2020;

II.

the interest rate (including commissions) shall not be higher than the interest rate specified in paragraph 6.1. of Credit 6 for loans in rubles and not more than eight percent (8%) per annum for loans in US dollar or euro;

III.	the security shall not exceed the one applicable to the obligation being refinanced;

(iv)

granting/attracting loans and other financial borrowings (including advance payments (with respect to the advance payments received by Mechel Group members and/or the Liable Parties this subparagraph limits only the advance payments received for a period of over one hundred and eighty (180) calendar days) and other instruments whose economic nature is that of provision of financing/attracting borrowings) except for:

(A)	unsecured loans granted by any Mechel Group company not being the Liable Party, to:

I.	any Mechel Group company not being the Liable Party; or

II.

the Liable Parties, except for the Guarantor, in the total amount not exceeding five billion rubles (RUB 5,000,000,000) for a calendar year reduced by the amount of the dividends distributed in the calendar year to Mechel PAO in accordance with paragraph 18.1(m)(xiii)(D)II of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) hereof;;

(B)	unsecured loans granted by the Liable Party, except for the Guarantor, to:

I.

Mechel Group companies other than the Liable Parties in the total amount not exceeding five billion rubles (RUB 5,000,000,000) for a calendar year reduced by the amount of repayments by the Liable Parties in the respective calendar year, except for the Guarantor, of the debts on the loans received before October 13, 2015 from any Mechel Group company other than the Liable Party; or

II.	any Liable Party without limitation of liability, except for Mechel PAO; or

III.

Mechel PAO in the total amount not exceeding (reduced by the amount of debt on the loans granted in the calendar year by any Mechel Group company other than the Liable Party to Mechel PAO in accordance with paragraph 18.1(m)(iv)(A)II of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) hereof and by the amount of the dividends distributed in the calendar year to Mechel PAO in accordance with paragraph 18.1(m)(xiii)(D)II of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) hereof) five billion rubles (RUB 5,000,000,000) for the year 2018 and each subsequent calendar year;

(C)

unsecured loans granted by the Liable Party without limitation of liability to the Liable Party with limitation of liability in the total amount not exceeding two billion rubles (RUB 2,000,000,000) for a calendar year reduced by the amount of repayment in the calendar year by the Liable Party without limitation of liability of debt on the loans received from the Liable Party with limitation of liability before October 13, 2015;

(D)

unsecured loan granted by the Liable Party with limitation of liability, except for CMP PAO if CMP PAO is the Liable Party with limitation of liability, to any Liable Party with limitation of liability;

(E)	unsecured loans granted to the Liable Party:

I.	for payment of interest on bank loans; or

II.	for repayment of the debt to any Creditor under loan agreements (including, among other things, arrears on interest, penalties and principal);

(F)	unsecured loans granted to Mechel PAO, provided that:

I.

using such loan, within a period of not more than fourteen (14) calendar days after its granting Mechel PAO repays the loan obtained from the Liable Party, except for Guarantor, and all other terms and conditions of such loan obtained by Mechel PAO (as if such loan were granted in accordance with other subparagraphs of this paragraph 18.1(m)(iv) directly, not through Mechel PAO) correspond to one of other subparagraphs of this paragraph 18.1(m)(iv); or

II.	the funds are used to perform the obligations under the sales and purchase agreement, unnumbered, dated December 22, 2011 (as amended on September 15, 2015) concluded with Psarko Investments Limited;

(G)

unsecured loans between Mechel Group members using the funds received by CMP PAO from the Creditor with respect to Credit 5 provided that the conditions of the targeted use of the borrowed funds of Credit 5 are met;

(H)

unsecured loans between Mechel Group members using the Credit funds received by the Borrower under this Agreement provided that the targeted use conditions specified in Article 3 (Purpose) hereof are met;

(v)

repayment of loans (debt on loans including interest and other indebtedness) as well as making payments in fulfillment of guarantees and/or suretyship (or other similar instruments) that secure obligations of third parties, except for:

(A)

repayment by a Mechel Group company other than the Liable Party of the debt on the loans received from any Mechel Group company (regardless of whether it is the Liable Party or not), except for the Guarantor;

(B)	repayment by the Liable Party, except for the Guarantor, of the debts on the loans received from any Mechel Group company other than the Liable Party:

I.

received before October 13, 2015 in the total amount not exceeding two billion rubles (RUB 2 000 000 000) (but not more than five billion rubles (RUB 5 000 000 000) together with the loans granted in the calendar year by the Liable Party, except for the Guarantor, to Mechel Group companies not being the Liable Parties) during a calendar year; or

II.	received after October 13, 2015 (without limiting the amount);

(C)	repayment by the Liable Party without limitation of liability, except for Mechel PAO, of the debt on the loans received from the Liable Party with limitation of liability:

I.

received before October 13, 2015 in the total amount not exceeding two billion rubles (RUB 2,000,000,000) for a calendar year reduced by the amount of the unsecured loans granted in the calendar year by the Liable Party without limitation of liability to the Liable Party with limitation of liability;

II.	received after October 13, 2015 (without limiting the amount);

(D)	repayment by Mechel PAO of debts on the loans obtained from the Liable Party with limitation of liability:

I.	received before October 13, 2015 in the total amount not exceeding five billion rubles (RUB 5,000,000,000) for a calendar year including the amount of:

•

repayments in the calendar year by the Liable Party without limitation of liability, except for Mechel PAO, of the debt on the loans received before October 13, 2015 from the Liable Party with limitation of liability; and

•	unsecured loans granted in the calendar year by the Liable Party without limitation of liability to the Liable Party with limitation of liability; and

•	repayments in the calendar year by Mechel PAO of the debt on the loans received before October 13, 2015 from any Mechel Group company other than the Liable Party;

II.	received after October 13, 2015 (without limiting the amount);

(E)

repayment by the Liable Party with limitation of liability (except for CMP PAO, if CMP PAO is the Liable Party with limitation of liability) of the debt on the loans received from the Liable Party, except for the Guarantor;

(F)	repayment by the Liable Party without limitation of liability of the debt on the loans received from other Liable Party without limitation of liability;

(G)

repayment by a Mechel Group company of the debt on the loans received from any Mechel Group company (regardless of whether it is the Liable Party or not) in order to perform the obligations of the Borrower with respect to early (partial) repayment of the Outstanding Loan specified in paragraph 8.4(a) of Article 8.4 (Mandatory early repayment of Outstanding Loan) hereof.

(vi)	provision of guarantees and/or suretyship (or other similar instruments) with respect to obligations of third parties including the third parties being members of Mechel Group;

(vii)	alienation of assets (including shares and participating interests), except for:

(A)	sales in the ordinary course of business;

(B)

transactions between Mechel Group companies, except for the transactions with participation of the Liable Parties, provided that the total amount of transactions of Mechel Group companies together with other similar transactions of Mechel Group companies does not exceed two percent (2%) of the balance-sheet value of Mechel Group assets determined on the basis of the latest audited consolidated annual financial statements of Mechel Group according to US GAAP or IFRS, in the aggregate for every past twelve (12) months;

(C)

transactions between Mechel Group companies, including the Liable Parties, with participation of the Liable Parties provided that the total amount of transactions of any Liable Party does not exceed two percent (2%) of the balance-sheet value of assets of the relevant Liable Party determined on the basis of RAS reporting framework for the Russian Federation residents or other applicable reporting framework for the Russian Federation non-residents in the aggregate for every past twelve (12) months;

(viii)	encumbrance of assets or rights, except for:

(A)	statutory encumbrance of the purchased asset with payment by installments;

(B)	encumbrance that occurred before October 13, 2015;

(C)	encumbrance with respect to the credit and loans simultaneously meeting the following conditions:

I.	the intended use is refinancing the current obligations to the third parties not being members of Mechel Group;

II.	principal conditions:

•	the maturity date shall be not earlier than April 20, 2020;

•

the interest rate (including commissions) shall not be higher than the interest rate specified in paragraph 6.1. of Credit 6 for loans in rubles and not more than eight percent (8%) per annum for loans in US dollar or euro;

•	the security shall not exceed the one applicable to the obligation being refinanced;

(D)

not more than the following number of ordinary shares or participating interests encumbered in favor of the PXF Creditors (without obtaining approval of the Loan Administrator) or other creditors of Mechel Group (upon obtaining a prior approval of the Loan Administrator) provided that restructuring of the debt to the PXF Creditors or other creditors of Mechel Group is carried out on the terms and conditions that are not worse for the Borrower than the terms and conditions of this Suretyship Agreement:

I.	25% + 1 share of CMP PAO;

II.	25% + 1 share of Izhstal PJSC;

III.	25% + 1 share of Trade Port Posiet JSC;

IV.	25% + 1 participating interest in Port Mechel-Temryuk LLC;

V.	25% + 1 participating interest in Bratsk Ferroalloy Plant LLC;

VI.	25% + 1 share of Beloretsk Metallurgical Plant JSC (OGRN (Primary State Registration Number) 1020201624960);

(ix)	other significant transactions violating any of the following conditions:

(A)

amount of the transaction/transactions of any Liable Party exceeds ten percent (10%) of the balance-sheet value of assets of any relevant Liable Party based on RAS reporting framework for a Russian Federation resident or other applicable reporting framework for a Russian Federation non-resident in the aggregate for every past twelve (12) months;

(B)

amount of the transaction/transactions of a Mechel Group member together with other similar transactions of Mechel Group members exceeds ten percent (10%) of the balance-sheet value of Mechel Group assets determined on the basis of the latest audited consolidated annual financial statements of Mechel Group according to US GAAP or IFRS, in the aggregate for every past twelve (12) months;

(x)

reorganization (except for reorganization of Mechel Group companies only if it does not affect the Liable Parties and if the quarterly revenue of any Mechel Group company being reorganized does not exceed one million US dollars ($1,000,000) or equivalent in another currency at the exchange rate of the Bank Russia as of the date of reorganization according to the latest reporting statements of the relevant company);

(xi)	change of the core activity;

(xii)

decrease of the authorized capital (except for the decrease in accordance with the mandatory legislation if it does not affect the Liable Parties) and/or issue of new shares (including additional authorized shares), repurchase of own shares (except for the repurchase in accordance with the mandatory legislation);

(xiii)	payment of dividends or making other similar payments (including repayment of the loans obtained from the affiliates), except for:

(A)	payment of dividends on the preferred shares of Mechel PAO in the amount of not more than seven million five hundred thousand rubles (RUB 7,500,000) per year;

(B)	payments to the Liable Parties without limitation of liability except for Mechel PAO;

(C)

payments by the Liable Party with limitation of liability, except for CMP PAO if it is the Liable Party with limitation of liability, of dividends to some other Liable Party with limitation of liability;

(D)	payment of dividends to Mechel PAO, provided that:

I.

all the funds received are used to repay the debt to the Bank and/or the Loan Administrator with respect to the Current Credits and the Loan Agreement (including, among other things, arrears on interest, penalties and principal); or

II.

the funds received are used for any purpose and the total amount of the dividends paid together with the amount of debt on the loans granted to Mechel PAO by any Mechel Group company other than the Liable Party in accordance with subparagraph 18.1(m)(iv)(A)II of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) of this Agreement and the amount of the unsecured loans granted to Mechel PAO by the Liable Parties, except for the Guarantor, in accordance with subparagraph 18.1(m)(iv)(B)III of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) of this Agreement does not exceed five billion rubles (RUB 5,000,000,000) for the year 2018 and each subsequent calendar year;

(E)	payment of dividends by Mechel Group companies other than the Liable Party, only to the Mechel Group company that owns one hundred percent (100%) of the company paying the dividends;

(xiv)	transactions (including affiliates) not on an arm’s length basis.

(n)

ensure, starting from the third (3rd) calendar quarter of 2018, that based on results of the past calendar quarter the actual amount of Revenue from sales received from third parties and companies of Mechel Group to current accounts and foreign currency current accounts of Mechel Group companies (except for Kuzbass Power Sales Company PJSC) opened with the Bank in the total amount of Revenue from sales received from third parties in all banks based on the actual data for the quarter preceding the past quarter corresponds to the portion of the total Mechel Group companies loan debts to VTB Group in the total Mechel Group companies outstanding loan indebtedness to all credit institutions in the past calendar quarter.

For purpose of determining the amount of the Revenue from sales, the amount of indebtedness of Mechel Group companies on the principal in all banks as of the first day of the first month of the past quarter shall be understood as the total loan indebtedness of Mechel Group companies to banks.

The calculation of the Revenue from sales shall not include the following payments (debit turnover) to repay debts on loans of Mechel Group companies.

Conversion of revenue on the accounts and debts in different currencies shall be made at the exchange rate of the Bank of Russia on the last day of the quarter, the revenue for which is calculated.

(o)

not later than within ninety (90) calendar days from the ending date of the quarter, provide/ensure provision of a report for such reporting quarter on performance and financial results of Mechel Group as well as on performance of the obligations specified in clause 18.1(m) of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) of this Agreement, whose form, structure and content are acceptable to the Creditors, by one of the following companies: KPMG International, Deloitte Touche Tohmatsu Limited or PwC (including their Russian subsidiaries or affiliates) (hereinafter referred to as the Financial Consultant Report).

The Financial Consultant Report does not have to be provided if all the following conditions are met simultaneously:

(i)

Net Debt/EBITDA ratio is less than 3.00x for two (2) consecutive test dates; the test is carried out on the basis of the consolidated financial statements of Mechel Group prepared in accordance with US GAAP or IFRS;

(ii)	there are no accelerated repayment circumstances (events of default) with respect to all agreements of Mechel Group companies concluded with the Creditor and VTB Group companies;

(iii)	Mechel Group companies repaid at least fifty percent (50%) of the amount of the debt.

(p)

obtain approval (ensure obtaining approval) of changes to the conditions (reduction of the general and/or weighted average term, rate growth above the interest rate specified in clause 6.1. of Credit 6, for loans in rubles and 8% (eight percent) per annum for loans in US Dollars or Euros, or other payments (including, but not limited to, fees, penalties, etc.) or provision of additional security under (except for that provided for by sub-clause 18.1(m)(viii) of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) of this Agreement) of credit agreements between any Mechel Group company and any of the following creditors: PXF Creditors, Sberbank PJSC and Gazprombank (Joint Stock Company);

(q)	to maintain (enforce maintaining) the ratio of Mechel Group’s debt to VTB Group / Mechel Group’s debt (under credit agreements) to any Other Major Creditor as of the date of signing this Agreement, considering provisions of clause 8.4(b) of Article 8.4 (Mandatory early repayment of Outstanding Loan) of this Agreement:

(r)

to ensure the surety agreement is concluded with Surety 10 according to the form agreed by the Parties within 10 (Ten) Business Date from the date, when revenue portion of the Trader and / or Mechel Group EBITDA according to IFRS or US GAAP exceeded 2.5 (Two point five) percent, and / or revenue portion of any Mechel Group company and / or EBITDA and / or fixed assets of Mechel Group according to IFRS or US GAAP exceeded 10 (Ten) percent. This clause shall not apply to Kuzbass Power Sales Company OJSC OGRN 1064205110133 and Mechel Energo LLC OGRN 1027700016706 until share of EBITDA and fixed assets of each of Kuzbass Power Sales Company OJSC and Mechel Energo LLC OGRN 1027700016706 in the respective indicator of Mechel Group according to IFRS or US GAAP is less than 10 (Ten) percent. Revenue and EBITDA shall be calculated for the last twelve (12) months based on the relevant consolidated financial statements of Mechel Group according to US GAAP or IFRS;

(s)	not later than fourteenth (14th) Business Day of each first month of a quarter starting from Q2 2018 (the second quarter of 2018), provide/ensure provision of:

(i)	a report on the Revenue from sales of Mechel Group companies for the reporting (past) quarter bearing a corporate seal of Mechel PAO and signed by the authorized persons of Mechel PAO;

(ii)

information, compiled in a form of a reference sheet, on the loan portfolio of Mechel Group as of the first day of the first month of the reporting (past) quarter in all banks as of the first day of the first month of the past quarter bearing a corporate seal of Mechel PAO and signed by the authorized persons of Mechel PAO;

(t)

obtain (ensure obtaining) a prior written consent of the Loan Administrator to Mechel Group companies selling the Construction and/or shares of/participating interests in the company on whose balance sheet the Construction is recognized;

(u)

in accordance with Federal Law No. 395-1 “On Banks and Banking Activities” dated December 2, 1990, provide or ensure the provision of documents (information) by the pledgors to the Loan Administrator and perform or ensure performance by the pledgors of other actions necessary for inspection by the authorized representatives (employees) of the Bank of Russia of the collateral (if any) at its location (place of storage) and familiarization with activities of the Borrower directly on site;

(v)

make sure all settlements of the Borrower, SSK, Mechel Group companies arising hereunder and liability buyout or repayment of the principal debt on Existing Loan Agreements PXF are made only through the accounts opened in the Loan Administrator;

(w)

make sure the principal debt is repaid or PXF Creditor claims under the Offer are bought out as requested by the Loan Administrator. If Tranche A was utilized in full or in part to repay loans under PXF Existing Loan Agreements, then the Borrower shall submit the bank statement of the respective repayment within 10 (Ten) Business Days since the date the respective Tranche A amount was drawn down;

(x)

make sure that value of the Borrower’s net assets (as defined in Order No. 84n of the Ministry of Finance of Russia dated August 28, 2014, The Order of Defining Value of Net Assets) in no event shall be less than the minimum authorized stock required by the Russian laws;

(y)	in terms provided for herein, undertake to fulfill all and any subsequent conditions specified in Appendix 3 (Subsequent Conditions) hereof; and

(z)	properly comply with all other conditions of Financial Documents.

18.2	Obligations for the Agreed Period

(a)	In this Article the following terms are used:

Debtors — all borrowers and sureties (regardless of the limit of liability) that provided suretyship to the Bank and/or the Loan Administrator, not being Elga;

Other Mechel Group Companies — the Mechel Group companies other than the Debtors and Elga, for inclusion of which into consolidated statements of Mechel PAO according to US GAAP or IFRS a direct consolidation method is used;

Elga — Elga-Doroga LLC, Elgaugol LLC, Mecheltrans Vostok LLC and Other Mechel Group Companies, whose core activity is connected with development of the Elga Coalfield and Mechel Group participating interest in which is less than one hundred percent (100%).

Intragroup Loan — the loan, the creditors and borrowers of which are Mechel Group companies.

(b)

The Parties to Financing grant consent to carrying out the following operations instead of the relevant (similar) obligations and circumstances of acceleration, specified in the Financial Documents, during the period from July 1, 2017 to December 31, 2018 (hereinafter referred to as the Agreed Period):

(i)	obtaining, within the Agreed Period, of credits and bonded loans by Mechel Group companies from third parties other than Mechel Group members, provided that:

(A)

the credits and bonded loans obtained are aimed at refinancing the previously received credits and bonded loans without changes in the security compared to the refinanced obligation and at a rate not higher than the rate of the refinanced credits and loans; and

(B)

the total amount of such credits and bonded loans obtained during the Agreed Period for a purpose other than refinancing of credits and bonded loans does not exceed seven billion rubles (RUB 7,000,000,000);

(C)	by Elga without limitations.

(ii)	increase (with both, obtaining and repayment allowed) of the debt on the unsecured Intergroup Loans during the Agreed Period:

(A)

between Other Mechel Group Companies as borrowers and Debtors as creditors for an amount of not more than five billion rubles (RUB 5,000,000,000) (does not apply to the operations specified in point 18.2(b)(xii) of Article 18.2 (Obligations for the Agreed Period) hereof);

(B)	between Debtors as borrowers and Other Mechel Group Companies, and Elga as creditors without limitation of the amount;

(C)	between the Debtors without limitation of the amount;

(D)	between Other Mechel Group Companies without limitation of the amount.

(iii)	decrease (with both, obtaining and repayment allowed) during the Agreed Period of the debt on the unsecured Intergroup Loans between Debtors as borrowers and Other

Mechel Group Companies, and Elga as creditors for an amount of not more than three billion rubles (RUB 3,000,000,000) (does not apply to the operations specified in clause 18.2(b)(xii) of Article 18.2 (Obligations for the Agreed Period) hereof). When Elga is a creditor with respect to Intergroup Loans, this clause (iii) applies only to the Intergroup Loans granted within the Agreed Period.

(iv)	conclusion of leasing agreements during the Agreed Period:

(A)	Other Mechel Group Companies and Debtors as leasees for the total amount of not more than ten billion rubles (RUB 10,000,000,000);

(B)	by Elga without limitation of the amount.

(v)	conclusion of bank guarantee agreements during the Agreed Period:

(A)	Other Mechel Group Companies and Debtors for the total amount of not more than three billion rubles (RUB 3,000,000,000) (VAT refund bank guarantees are not included);

(B)	by Elga without limitation of the amount;

(C)	Other Mechel Group Companies, Elga and Debtors under VAT refund bank guarantee agreements without limitation of the amount;

(vi)

repayment of interest on unsecured Intergroup Loans during the Agreed Period without limitations. For the avoidance of doubt, consent of the Bank to repayment of interest on unsecured Intragroup Loans shall be granted if such loans are provided at fair value and on an arm’s length basis.

(vii)	payment of dividends during the Agreed Period:

(A)

to Other Mechel Group Companies and Debtors in the total amount of not more than five billion rubles (RUB 5,000,000,000) except for: (i) the payments specified in clause 18.2(b)(vii)(C) of Article 18.2 (Obligations for the Agreed Period) to the Mechel Group Company that holds Mechel PAO shares, (ii) operations specified in clause 18.2(b)(xii) of Article 18.2 (Obligations for the Agreed Period) hereof;

(B)

to minority shareholders of Other Mechel Group Companies and Debtors in the total amount of not more than four hundred million rubles (RUB 400,000,000) except for the payments specified in clause 18.2(b)(vii)(C) of Article 18.2 (Obligations for the Agreed Period) hereof;

(C)

payment of dividends on preferred shares of Mechel PAO in an amount of not more than eight million rubles (RUB 8,000,000) during the year 2018 or in another minimum amount required in accordance with the Articles of Association of PAO Mechel.

(viii)	sale of non-core assets:

(A)

by Other Mechel Group Companies and Debtors to the parties other than Mechel Group members in the amount not more than three hundred and fifty million rubles (RUB 350,000,000) during the Agreed Period and on an arm’s length basis.

(B)	by Elga without limitation of the amount.

(ix)

provision of suretyships by Other Mechel Group Companies and Debtors with respect to the obligations specified in clauses 18.2(b)(i), 18.2(b)(iv) and 18.2(b)(v) of Article 18.2 (Obligations for the Agreed Period) hereof (except for provision of suretyships with respect to any obligations of Elga).

(x)	incurring capital expenditures during the Agreed Period:

(A)	by Other Mechel Group Companies and Debtors for a total amount of not more than thirteen billion three hundred million rubles (RUB 13,300,000,000);

(B)	by Elga without limitation of the amount.

(xi)	obtaining unsecured Intragroup Loans of Mechel PAO for:

(A)

further repayment of debt on the principal and payment of coupon yield (interest) on the bonds issued by Mechel PAO in the amount not more than nine billion rubles (RUB 9,000,000,000) during the year 2018. If the holders of such bonds are Mechel Group companies, these funds shall be returned to the Debtors in accordance with clause 18.2(b)(xii) of Article 18.2 (Obligations for the Agreed Period) hereof;

(B)	contribution to the authorized capital of Mechel Trade House LLC in the amount of two billion five hundred million rubles (RUB 2,500,000,000) during the Agreed Period;

(C)	issue of shares of Mechel Service Global B.V. as of July 1, 2017 worth not more than one million two hundred thousand euros (EUR 1,200,000).

(xii)

obtaining and/or repayment of debts on unsecured Intergroup Loans and accounts payable or payment of dividends to Mechel Group companies during the Agreed Period provided that the funds alienated by the Debtors as a result of such transactions are returned in full to the Debtors within thirty (30) days from the date of their alienation (transfer of the funds).

(xiii)

contributions to the property/authorized capital, financial assistance and other transactions related to the increase in financial investments of Other Mechel Group Companies and the Debtors within Mechel Group as well as for acquisition and alienation of assets (including shares, bonds, participating interests) within Mechel Group during the Agreed Period provided that the funds alienated by the Debtors as a result of such transactions are returned in full to the Debtors within thirty (30) days from the date of alienation (transfer of the funds).

(xiv)

not to consider as an acceleration event any submission to the arbitration court by the person concerned of a bankruptcy petition against the Debtor, the amount of which does not exceed seventy million rubles (RUB 70,000,000) and/or which the arbitration court does not consider to have sufficient grounds. On the date of such submission the total amount of all bankruptcy petitions against the Debtors filed by the parties concerned shall not exceed two billion rubles (RUB 2,000,000,000).

19.	ACCOUNTS

19.1

Repayment of the Unpaid Loan, payment of accrued interest, and other amounts due to the Parties to Financing under the Financial Documents shall be made by the Loan Administrator directly debiting funds from the Borrower’s Accounts pursuant to Article 19.3 (Accounts) hereof.

19.2

If there are insufficient or no funds in the Borrower’s Accounts to meet all claims put forward against them, including claims of the Parties to Financing, or it is impossible to write off the funds from the Borrower’s Accounts for other reasons, the Borrower shall discharge the liabilities under Financial Documents by transferring funds from its accounts in other credit institutions to the Loan Administrator Account converting funds in the Loan currency, if required.

19.3

For the purpose of properly discharging the Borrower’s liabilities under Financial Documents, including the obligation to pay penalties provided for hereunder, The Borrower shall provide the Loan Administrator with consent to direct debit of funds due to the Parties to Financing under Financial Documents from the Borrower’s Accounts. Borrower’s consent to the Loan Administrator writing off funds from the Borrower’s Accounts against discharge of obligations under Financial Documents is direct debit, which is granted in the amount of the Lending Limit provided for hereunder, interest, fees, penalties due to the Parties to Financing without restricting the number of payment documents executed by the Bank pursuant to the terms and conditions of this Agreement and liabilities undertaken by the Borrower pursuant to Financial Documents.

19.4

Hereby, if there are insufficient or no funds in the Borrower’s Accounts in Euro, the Borrower shall instruct the Loan Administrator to sell RUB or another currency from the respective Borrower’s account opened in the Loan Administrator, and to utilize the funds obtained as a result of conversion to repay the respective Borrower’s debt under Financial Documents in compliance with the law. RUB / EURO conversion shall be at the exchange rate of the Loan Administrator as of the date of such transaction.

19.5

Herewith, the Borrower confirms that terms and conditions of this Agreement are the instruction to purchase Euros, and at the same time the Borrower’s instruction to credit the purchased amount in Euro to discharge the Borrower’s liabilities under Financial Documents.

20.	EVENTS OF DEFAULT

20.1	Each of the cases, events or circumstances described in this Article 20.1 (Events of Default) is an Event of Default:

(a)

non-fulfillment or improper fulfilment by the Borrower and / or Sureties and / or Guarantor and / or any Mechel Group company of any obligation to the Creditor under Financial Documents or any other agreement concluded with VTB Group, or non-fulfillment or improper fulfilment by the Liable Parties of its obligations under any agreement they conclude with the party, which is the Creditor’s affiliate in compliance with the law, or the party that belongs to the Creditor Group, including the Loan Administrator, has the right to unilaterally request early performance of obligations by the Borrower under Financial Documents in case of non-fulfillment or improper fulfilment of the obligations:

(i)	to submit business accounting and other reporting documents after expiry of 30 (Thirty) calendar days after the deadline established by Articles 17.2 — 17.4

(Obligations to provide information) hereof on submitting the documents to the Loan Administrator,

(ii)

to submit (ensure submission of) notarized copies of the documents confirming state registration of amendments to the constituent documents of the Liable Parties in terms established by clause 17.7(a) of Article 17.7 (Obligations to provide information) hereof;

(b)

if the Borrower or the Liable Party delays any of the payments due to the Parties to the Financing from the Borrower or the Liable Party, except for the cases, when the delay in payment was caused solely by an administrative error or Technical Failure and was actually made within 5 (Five) Business Days from the date, when the payment in question became due;

(c)

non-performance or improper performance by any Liable Party or any company of Mechel Group of any financial obligation to any extent under any agreement to any Loan Administrator that in accordance with the Legislation is an affiliate of the Loan Administrator or a party belonging to the Loan Administrator Group and if these violations were not remedied within five (5) Business Days from the date of their occurrence;

(d)	the Loan Administrator having information:

(i)

of the Liable Parties or any Mechel Group company violating payment obligations under any of its commitments to third parties under the Financial Debt for the amount exceeding USD 5,000,000 (Five Million) (or RUB equivalent at the exchange rate of the Bank of Russia as of the date of the settlement) as total interest and / or USD 25,000,000 (Twenty-Five Million) (or RUB equivalent at the exchange rate of the Bank of Russia as of the date of the settlement) as total principal debt and / or other obligations and / or creditors claiming accelerated repayment of the Financial Debt of Mechel Group company for the total amounts exceeding those stated above and / or the right of acceleration of Mechel Group debt for the total amounts exceeding those stated above arising for the creditors of Mechel Group, with these violations not having been remedied within 5 (Five) Business Days from the time of their occurrence, except for the violations the Parties to Financing have been notified of by the Borrower in writing before the date of signing this Agreement; and / or

(ii)

of the Liable Parties or any Mechel Group company violating payment obligations under any of its commitments to third parties to make advance payments and for other reasons (other than those stated in clause 20.1(d) of Article 20.1 (Events of Default) hereof), provided the total amount of outstanding obligations of all Mechel Group companies (irrespective of the overdue period) exceeds:

(A)	6 (Six) percent of revenues of Mechel Group in RUB according to the last consolidated financial statements of Mechel Group starting since January 1, 2018 until December 31, 2018;

(B)	4 (Four) percent of revenues of Mechel Group in RUB according to the last consolidated financial statements of Mechel Group starting since January 1, 2019 until June 30, 2019; and / or

(iii)

of the Liable Parties or any Mechel Group company violating payment obligations under any of its commitments to third parties to make advance payments and for other reasons (other than those stated in clause 20.1(d) of Article 20.1 (Events of

Default) hereof), provided the total amount of obligations of all Mechel Group companies outstanding for more than 90 (ninety) calendar days exceeds:

(A)	3 (Three) percent of revenues of Mechel Group in RUB according to the last consolidated financial statements of Mechel Group starting since January 1, 2018 until December 31, 2018;

(B)	2 (Two) percent of revenues of Mechel Group in RUB according to the last consolidated financial statements of Mechel Group starting since January 1, 2019 until June 30, 2019; and / or

(iv)

of the Liable Parties or any Mechel Group company violating payment obligations under any of its commitments to third parties to make advance payments and for other reasons (other than those stated in clause 20.1(d) of Article 20.1 (Events of Default) hereof), starting since July 1, 2019, provided the total amount of obligations of all Mechel Group companies outstanding (1) for the period of less than 90 (Ninety) calendar days exceeds 1 (One) percent of revenues of Mechel Group in RUB according to the last consolidated financial statements of Mechel Group and / or (2) for the period of more than 90 (Ninety) calendar days is equal to the value more than RUB 1 (One).

(e)

any of the Creditors having information that financial standing of the Borrower or the Liable Party, at the discretion of Most Creditors, has been materially aggravated and / or other circumstances emerged that would result in the Borrower’s or the Liable Party’s failure to fulfill / properly fulfill its obligations under Financial Documents, unless these aggravations and / or circumstances have been remedied within 5 (Five) Business Days since the time they emerged;

(f)

the Borrower and/or a Mechel Group company and/or third parties taking any actions aimed at terminating or reducing the security or declaring invalid or not concluded the transactions ensuring performance of obligations by the Borrower under Financial Documents and if the Security Administrator or third parties file a claim as a part of a judicial procedure in relation to the pledged item including measures to enforce such claims including in connection with commencement of the pledgor bankruptcy proceedings;

(g)

collection letters, payment orders, order of enforcement are issued in relation to the Borrower’s Accounts and other accounts of the borrower in the Loan Administrator and/or funds in the said accounts in the total amount of more than 5,000,000 (five million 20) US dollars (or equivalent in rubles at the exchange rate of the Bank of Russia as of the corresponding date) are seized, unless these restrictions are lifted within twenty (20) Business Days from the date of their occurrence;

(h)	the Borrower applying to cancel account agreements, under which Borrower’s Accounts have been opened;

(i)	the Borrower or Liable Party submitting untrue or knowingly incomplete or false information, including misleading or invalid documents;

(j)	the authorized management body of the Borrower and/or the Liable Party adopting a resolution on liquidation, reorganization of the Borrower and/or the Liable Party, respectively;

(k)

if a stakeholder filed an application to the commercial court seeking to recognize any of the Liable Party as a bankrupt, except for applications the Parties to Financing were informed in writing by the Borrower (with the copy e-mailed) before the date of this Agreement;

(l)

full or partial loss of the security as provided for by Financial Documents, or material aggravation of its condition and state, including any Liable Party violating its obligations under Financial Documents under circumstances the Parties to Financing are not liable for;

(m)

forfeiture of property of any Liable Party, the value of which exceeds five (5) percent of the balance sheet value of assets of any relevant Liable Party as of the date of forfeiture of the property (calculated on the basis of statements under RAS for a resident of the Russian Federation or other applicable reporting for a non-resident of the Russian Federation);

(n)

revocation of the license/licenses held by any Liable Party, under which in the aggregate there were extracted more than ten percent (10%) of the total coal production of Mechel Group for the preceding calendar year, or the effective period of a license/licenses expired and a license/licenses was/were not renewed/extended or obtained within thirty (30) calendar days from the date of its/their revocation (expiry);

(o)

cancellation or revocation from any Liable Party of a license required to carry out core business (except the one specified in clause 20.1(n) of Article 20.1 (Events of Default) of this Agreement), or the license expired and it (license) was not extended or received within thirty (30) calendar days from the date of its revocation (expiry) / any Liable Party ceased to be a member of the self-regulatory organization (if in accordance with the Legislation this is required to carry out core business) and has not yet joined another self-regulatory organization/ has not restored membership in the self-regulatory organization within thirty (30) calendar days from the date of membership termination;

(p)

Initiation of criminal proceedings or criminal liability in respect of the sole executive body, members of the management body of any of the Liable Parties in connection with exercise of their duties to the relevant party;

(q)

occurrence of changes in the structure or personal membership of management bodies of the Liable Party that, in the opinion of the Parties to Financing can result in Liable Party’s failure to fulfill its obligations;

(r)

failure by any of Mechel Group companies to comply with tax liabilities or other obligations for the period of more than thirty (30) calendar days in respect of budget and non-budgetary funds in the amount of more than 750,000,000 (seven hundred and fifty million 00/100) rubles (or equivalent in foreign currency at the exchange rate of the Bank of Russia as of the date of calculation) subject to the entry into force of a court decision on recovery of relevant tax liability or other obligation in relation to budget and non-budgetary funds;

(s)

the percentage of ordinary shares in the authorized capital of Mechel PAO held by I. V. Zyuzin and his family members, directly or through third parties, drops below fifty point one percent (50.1%) of the total amount of ordinary shares;

(t)

Mechel PAO stops holding, whether directly or indirectly through third parties, more than 50 (Fifty) percent of the authorized capital of Liable Parties (without taking into account holding the preferred shares), or, in the reasonable opinion of Parties to Financing, a risk of such event in the nearest future appeared, including, but not limited to, in connection with initiating criminal proceedings on economic crimes;

(u)

the Borrower’s operating loss from according to RAS within 2 (Two) quarters in succession within duration of this Agreement or negative amount of net assets by results of any quarter within duration of this Agreement;

(v)

failure to comply with a court decision to recover from any Mechel Group company more than twenty five million US Dollars ($25,000,000) (or its equivalent in rubles/other currency at the exchange rate of the Bank of Russia as of the date of entry into force of the relevant court decision) except for non-performance of a valid court decision due to technical problems related to making the payment within five (5) Business Days from the date of entry into force of the court decision;

(w)	non-performance/improper performance by the Borrower of the obligation on the designated use of the Loan;

(x)	declaring not concluded or invalid or performance of any actions aimed at declaring not concluded or invalid the Existing Credits, and any of the supplemental agreements to the Existing Credits;

(y)

occurrence of changes in the composition of shareholders / members holding, together with their affiliates, at least 20 (Twenty) percent of shares in the authorized capital of any Liable Party, or in the composition of beneficiary owners capable to control actions of the Borrower or the Pledgor, with such changes being capable, in the opinion of the Parties to Financing, to result in non-fulfillment of obligations by any Liable Party;

(z)	other circumstances witnessing that the Unpaid Credit will not be repaid in time; and

(aa)	other cases provided for by the law.

20.2	Acceleration

In case of any Event of Default and any time after occurrence of any Event of Default that was not remedied (with the Creditors determining the fact of Event of Default in their own discretion, and the Loan Administrator having no obligation to provide the Borrower and / or Liable Party proof of the Event of Default):

(a)	the Creditors acting through the Loan Administrator as provided for by clause (b) below, shall have the right to refuse to provide the Loan or demand accelerated repayment of the Unpaid Loan; and

(b)

the Loan Administrator shall have the right (and shall be obliged, in case it receives the respective Resolution of the Majority of Creditors) to send the written notice to the Borrower (with the copies sent to Sureties and the Guarantor), in which it:

(i)

states the Creditors’ refusal to provide the funds within the Total Lending Limit (including the Amount to be provided by the Creditors, if the amount is available at a certain point of time), after which the Creditors’ obligation to provide the Loan to the Borrower is terminated; and / or

(ii)

states Creditors’ request to the Borrower, any Surety or the Guarantor of accelerated repayment of the Unpaid Loan or any of its part, including accrued interest, fees and any other amounts due to Financial Parties under the Financial Documents, within 10 (Ten) calendar says since the date the Liable Party in question receives such request; and / or

(iii)

notifies the Borrower that Creditors are aware of the Event of Default and reserve the right to request from the Borrower, any Surety or the Guarantor immediate accelerated repayment of the Unpaid Loan or any of its part, including accrued interest, fees and any other amounts due to Financial Parties under the Financial Documents; and / or

(iv)	notifies the Borrower that the Pledge Administrator reserves the right to foreclose on the property, which is security under the Collateral Agreements; and / or

(v)

notifies the Borrower that Creditors have unilaterally terminated interest accrual in case the bankruptcy petition against the Borrower has been submitted to the commercial court, or any Creditor put forward its claims under the Financial Documents after the commercial court had accepted the bankruptcy petition against the Borrower. In these cases, interest is not accrued on the amount of the Unpaid Loan since the date the written notice of interest accrual termination is received, unless another date is stated in the notice. Termination of interest accrual in connection with the bankruptcy petition against the Borrower being filed to the commercial court, or any Creditor putting forward its claims after the commercial court accepts the bankruptcy petition shall not relieve the Borrower of the obligation to pay the interest already accrued by this time.

20.3

Failure of the Parties to Financing to exercise their rights provided for by the Financial Documents shall not be refusal of the Parties to Financing to exercise such rights in future. Single or partial exercise of the Parties to Financing to exercise their rights provided for by the Financial Documents shall not be the ground to terminate other rights the Parties to Financing have in accordance with the Financial Documents.

21.	LOAN COLLATERAL

21.1	Collateral Agreements

(a)	(a) Each Creditor hereby confirms that he/she is familiar with the content of each Collateral Agreement and approves its signing by the Pledge Manager.

(b)

(b) The Parties hereby agree that the Collateral Assignment of Claims and the suretyship as mentioned in p. (j) above when defining the term “Suretyship” shall be early terminated on the day on which the agreements of pledge of shares are concluded for to cover twenty five (25) percent plus one (1) common share in the authorized capital of each PJSC Southern Kuzbass and JSHC Yakutugol for the benefit of the Bank according to paragraph 18.1(y), Clause 18.1 (General Obligations and obligations to Comply with Financial Indicators) of this Agreement and clauses 2 and 4 of Appendix 3 (Conditions subsequent) hereto.

21.2	Status of Creditors and Appointment of the Pledge Manager

(a)

The Parties hereby acknowledge and agree that all Creditors and the Pledge Manager, also being a Creditor, have common claims against the Borrower in the amount corresponding to the Prorated Share of each corresponding Creditor, and, pursuant to clause 335.1 of the Civil Code, are joint and several co-pledgees under the Collateral Agreements, with the rights of equal seniority.

(b)

Pursuant to clause 356 of the Civil Code, each Creditor (except for the Creditor performing the functions of the Pledge Manager) hereby authorizes the Pledge Manager to act for and on behalf of the Creditors, enter into Collateral Agreements as a pledgee with Pledgers and exercise all rights and perform all obligations of the pledgee under such Collateral Agreements. For the avoidance of doubt, the Parties confirm that this Agreement (in its corresponding part) shall be, among other, a pledge management agreement. The Parties agree that the Creditor may perform the functions of the Pledge Manager.

(c)

The Parties acknowledge and agree that the Pledge Manager, when entering into Collateral Agreements for and on behalf of the Creditors, exercising the rights and performing the obligations of the pledgee under the Collateral Agreements, shall exercise the rights of a joint and several pledgee solely and exclusively in the interests of all Creditors being such at any moment before the Obligors fully perform their obligations under Financial Instruments, in the order provided by this Agreement. No assignment of the rights by the Current Creditor (within the meaning of Clause 22.2 (Assignment of rights and transfer of obligations by the Creditors) to the New Creditor (within the meaning of Clause 22.2 (Assignment of rights and transfer of obligations by the Creditors) shall affect the rights and obligations of the Pledge Manager and the Creditors provided by this Agreement.

(d)

The Creditors hereby undertake not to independently exercise their rights or perform their obligations as pledgees, including making no claims against the Borrower and taking no recourse upon the assets or property of the Pledgers, except in case of termination of this Pledge management agreement according to clause 356.5 of the Civil Code. At the same time the Creditors agree to take any necessary actions as requested by the Pledge Manager (including participation in legal proceedings as co-claimants) and to sign and issue to the Pledge Manager any necessary documents, including powers of attorney which in the Pledge Manager’s reasonable opinion are required by the law and/or the court of law for the exercise of the rights and performance of the obligations of the Pledge Manager provided by Financial instruments.

(e)

The Pledge Manager’s exercise of the rights and performance of the obligations of the pledgee under the Collateral Agreements shall not prevent the Pledge Manager’s engaging in any banking activities with any Group participant, including maintenance of bank accounts, granting of credits and attraction of deposits. If the Pledge Manager is also a Creditor under the Agreement, he/she shall have the same rights and obligations under the Financial instruments as any other Creditor, and shall be entitled to exercise these rights and perform these obligations as though he/she were not a Pledge Manager.

(f)	The Pledge Manager shall not be responsible to the Creditors for his/her actions (or omissions), if he/she acts (or omits to act) following the Decision of a Majority of Creditors.

21.3	Rights and obligations of the Pledge Manager

(a)

The Pledge Manager shall act as the pledgee for and on behalf of the Creditors, enter into Collateral Agreements with Pledgers, exercise all rights and perform all obligations of the pledgee under the Collateral Agreements in conformity with the terms and conditions of this Agreement. In particular, without limitation, the Pledge Manager shall take necessary measures for observance of the requirements to definitive registration (including entering into registers and notifying the counterparties) within the time limits provided in the corresponding Collateral Agreement.

(b)

The Pledge Manager shall have the right to exercise at own discretion all and any rights of the pledgee provided by the Collateral Agreements (including actions to terminate the pledge/release the subject of pledge from the said pledge in case the Borrower fully performs all its obligations secured by the same), except for the right (i) to make changes (except technical or on the basis of the Decision of the Majority of Creditors) into Collateral Agreements and (ii) to take recourse upon the property being the subject of pledge under

Collateral Agreements, if such property can be disposed of only on the basis of the relevant Decision of the Majority of Creditors indicating the judicial or extrajudicial procedure for the levy of execution on the pledged property and specifying the method of disposing of the subject of pledge.

(c)

The Pledge Manager shall enforce the pledge in the order provided by the corresponding Collateral Agreement. The property received by the Pledge Manager for the benefit of the Creditors as a result of enforcing the pledge under Collateral Agreements, and also any insurance payments related to the property pledged under the Collateral Agreements shall pass to the shared ownership of the Creditors pro rata their Share.

(d)

The money received by the Pledge Manager as a result of enforcing the pledge under Collateral Agreements, and also any insurance payments related to the property pledged under the Collateral Agreements and remaining after covering the costs incurred by the Pledge Manager for enforcing the pledge and making other mandatory payments shall be credited to the Account of the Pledge Manager, and then remitted by the Pledge Manager to the account of the Loan Administrator, with the Loan Administrator then distributing the money among the Creditors pro rata their Share.

21.4	Replacement of the Pledge Manager

(a)

The Creditors may, and in case the banking license of the Pledge Manager is withdrawn, must take the Decision by the Majority of Creditors to terminate the power of the Pledge Manager from the date specified in the Decision, and select a nominee for the position of the Pledge Manager (hereinafter referred to as the New Pledge Manager). Each Creditor and Obligor hereby agree to the replacement of the Pledge Manager by a New Pledge Manager according to the provisions of this Clause 21.4 (Replacement of the Pledge Manager).

(b)

The Pledge Manager can unilaterally refuse to exercise the powers of a pledge manager, provided the Pledge Manager notifies each Creditor and the Borrower not less than 30 Working days prior to the expected date of terminating the powers of the Pledge Manager. The Creditors shall take the Decision by the Majority of Creditors to select a nominee as the New Pledge Manager not later than the expected date of termination of the powers of the Pledge Manager.

(c)

The Creditors shall ensure that the New Pledge Manager should commence to perform the obligations of a Pledge Manager specified in Clause 21.3 (Rights and obligations of the Pledge Manager) from the date the powers of the former Pledge Manager are terminated. The Pledge Manager shall sign and transfer all documents necessary for the New Pledge Manager to exercise his/her rights and perform his/her obligations under this Agreement and Collateral Agreements.

(d)

The Parties agree that New Pledge Manager shall become a party to this Agreement as the pledge manager from the date the Agreement between the Pledge Manager, New Pledge Manager and Creditors is signed, unless another date is provided by such an agreement. After the relevant date any mention of the Pledge Manager in this Agreement will refer to the New Pledge Manager. For the avoidance of doubt, appointment of a New Pledge Manager according to this Agreement shall not mean termination of the pledge management agreement within the meaning of p. 21.2(d), Clause 21.2 (Status of Creditors and Appointment of the Pledge Manager).

(e)

The Parties agree that the provisions of this Agreement concerning the rights and obligations of the Pledge Manager can be modified by an agreement concluded between the Pledge Manager and the Creditors (except for the Creditor performing the functions of the Pledge

Manager). The content of such an agreement should be approved prior to its conclusion by the Decision of the Majority of Creditors, which may authorize any one Creditor to enter into such an agreement with the Pledge Manager for and on behalf of all Creditors (except for the Creditor performing the functions of the Pledge Manager). The Creditors shall present the necessary documents and powers of attorney for such an agreement to be concluded by one Creditor for and on behalf of all Creditors (except for the Creditor performing the functions of the Pledge Manager).

22.	CHANGE OF THE PARTIES

22.1	Assignment by the Borrower

The Borrower has no right to assign his/her rights or transfer his/her obligations under Financial instruments without a prior consent of all Creditors.

22.2	Assignment of rights and transfer of obligations by the Creditors

(a)

Any Creditor (hereinafter referred to as the Current Creditor) needs no consent of the Borrower or other Creditors, the Loan Administrator and Pledge Manager to fully (or partially in the corresponding proportion) assign its rights of claim under all Financial instruments in aggregate arisen out of the obligations to extend a credit performed by the Current Creditor to any person being an Eligible Creditor or the Central bank of the Russian Federation (each hereinafter referred to as the New Creditor). At that the Current Creditor, except for the Creditor being the Loan Administrator, needs no consent of the Borrower or other Creditors, the Loan Administrator and Pledge Manager to fully (or partially in the corresponding proportion) transfer the obligations under all Financial instruments in aggregate or to simultaneously assign his/her rights of claim and obligations to extend the Credit only to a person who can be a member of the creditors’ syndicate according to the Law on syndicated credits.

(b)

The Current Creditor should notify the Borrower (through the Loan Administrator) on any assignment of claims and/or transfer of obligations under all Financial instruments in aggregate five Working days in advance.

(c)

At: (i) the Current Creditor’s assignment of his/her claims to the Central bank of the Russian Federation, and also (ii) subsequent assignment by the Central bank of the Russian Federation of its claims to any person, (iii) the Current Creditor’s assignment of his/her rights and/or transfer of his/her obligations to any legal entity being a part of the VTB Group, or (iv) the Current Creditor’s assignment of his/her rights and/or transfer of his/her obligations in case of an outstanding Event of Default, no consent of the Borrower to the assignment of the rights and/or transfer of the obligations of the Current Creditor, or his/her prior notice shall be required. For the purposes of Article 388 of the Civil Code and this paragraph, each Obligor hereby confirms that the personal identity of the Creditor is of no essential value for the relevant Creditor.

(d)

In case the Current Creditor transfers his/her obligations or simultaneously assigns his/her rights and transfers his/her obligations to a New Creditor according to this Agreement, the Borrower and each Creditor hereby give their preliminary consent to the simultaneous transfer to the New Creditor of the corresponding obligations of the Current Creditor (debt transfer), if any.

(e)	The Current Creditor being the Loan Administrator may not transfer all or some of his/her obligations of a Creditor under all Financial instruments in aggregate or simultaneously assign its claims and obligations to extend a Credit to another person prior to the termination of his/her powers as the Loan Administrator under this Agreement.

22.3	Procedure of assignment of rights and transfer of obligations

(a)

Assignment of rights and/or transfer of debts is performed by signing of the Agreement of Assignment of the Creditor’s rights by and between the Current Creditor, the New Creditor and the Loan Administrator and becomes effective on the date the Agreement of Assignment of the Creditor’s rights is signed, unless otherwise expressly provided by the Agreement of Assignment of the Creditor’s rights. By signing the Agreement of Assignment of the Creditor’s rights the Loan Administrator confirms his/her proper notice of the assignment of rights and/or transfer of obligations and receipt of evidence of the assignment of rights and/or transfer of obligations to the New Creditor for the purposes of Article 9 of the Law on syndicated credits.

(b)	On the date of signing the Agreement of Assignment of the Creditor’s rights:

(i)	The Current Creditor shall assign to the New Creditor the rights of the Current Creditor within the scope provided by the Agreement of Assignment of the Creditor’s rights;

(ii)	The New Creditor shall undertake the obligations of the Current Creditor transferred to it in the scope provided by the Agreement of Assignment of the Creditor’s rights;

(iii)	The Current Creditor shall be released from his/her obligations to the extent these obligations are accepted by the New Creditor; and

(iv)

The New Creditor becomes a Creditor under this Agreement and will be bound by the terms and conditions of this Agreement as a Creditor, including by confirming the appointment of the Pledge Manager as the pledge manager according to Clause 21.2 (Status of Creditors and Appointment of the Pledge Manager), and is also vested with the right to participate in the decision making process of the Creditors.

(c)	From the date any Agreement of Assignment of the Creditor’s rights is signed, the reference in this Agreement to a Creditor includes any New Creditor.

(d)

On the date of signing the Agreement of Assignment of the Creditor’s rights the New Creditor shall pay to the Loan Administrator a commission of five thousand (5 000) US dollars (plus VAT at the then current rate) for the services of the Loan Administrator. The provisions of this paragraph shall not apply if one of the partier to the Agreement of Assignment of rights is the Central bank of the Russian Federation.

(e)

Within three (3) Working days after signing the Agreement of Assignment of the Creditor’s rights the Loan Administrator shall notify the Borrower and the Pledge Manager in writing on the transfer of obligations under this Agreement duly effected and deliver to the Borrower and the Pledge Manager a copy of the signed Agreement of Assignment of the Creditor’s rights, and to the Borrower also — the document confirming the tax residence according to Clause 13.6 (Submission of documents confirming tax residence and a beneficial owner of income) of this Agreement, if applicable and if such document is provided to the Loan Administrator by the New Creditor.

22.4	Payment of interest at assignment

(a)	The interest on the Outstanding credit, penalty and commission for the Prorated Share of the Current Creditor accrued prior to the signings of the Agreement of Assignment of the

Creditor’s rights (the signing date included) and received from the Borrower (hereinafter referred to as the Accrued Sums), and also other payments specified in the Agreement of Assignment of the Creditor’s rights, shall be paid by the Loan Administrator to the Current Creditor on the nearest Interest payment date after the date of signing of the Agreement of Assignment of the Creditor’s rights; and

(b)	The rights assigned by the Current Creditor to the New Creditor will not include the right to claim the Accrued Sums, and

(c)

The New Creditor will receive the interest accrued on the Outstanding credit related to the Prorated Share of the New Creditor for the part of the Interest Period coming after the signing of the Agreement of Assignment of the Creditor’s rights (the signing date excluded) and ending on the last date of the corresponding Interest Period.

22.5	Liability limit of Current Creditors

None of the Current Creditors shall give to the New Creditor any warranties, nor undertake any obligations to the New Creditor related to:

(a)	financial standing of any Obligor;

(b)	observance or performance by any Obligor of his/her obligations under Financial instruments or any other documents; or

(c)	correctness of information contained in any Financial instrument.

Each New Creditor confirms to the Current Creditor, other Financing Parties and each Obligor that he/she has studied all Financial instruments, conducted (and will continue to conduct) his/her own independent review and appraisal of the financial standing of each Obligor and at making the decision on signing the Agreement of Assignment of the Creditor’s rights did not rely on any information given to him/her by the Current Creditor.

22.6	Securing the rights of Creditors

Each Creditor may, without the consent of the Obligor or another Financing Party, transfer in pledge or create another Encumbrance concerning all or any part of his/her rights under any Financial instrument for the benefit of any person being an Eligible Creditor, or the Central bank of the Russian Federation, and in the presence of an Outstanding Event of Default — to any person, to secure the obligations of such Creditor, provided that such Creditor continues to perform his/her contractual obligations.

23.	FINANCING PARTIES

23.1	Decisions of the Majority of Creditors

(a)

The Creditors hereby agree that on the basis of the decisions taken unanimously by all Creditors or the Majority of Creditors, and also in the instances expressly provided by the Agreement, the Creditors are entitled:

(i)	to exercise or refuse to exercise certain rights under the Agreement on behalf of all Creditors;

(ii)	to have certain obligations under the Agreement performed by all Creditors;

(iii)	in the instances provided by the Agreement or the applicable legislation to send to the Borrower notices on refusal to perform this Agreement or on requesting that it be amended or terminated;

(iv)	to choose the Loan Administrator from among the Creditors, to vest him/her with its certain powers and to give him/her instructions concerning the exercise of such powers; or

(v)	to take any other actions on behalf of all Creditors,

in any event, only at the presence of the Decision of the Majority of Creditors or all Creditors duly taken and executed.

(b)

For the purposes of Clause 5.2 of the Law on syndicated crediting, the Creditors hereby agree that instead of the rules of chapter 9.1 of the Civil Code the following order of decision making by all or the Majority of Creditors shall apply:

(i)

order of placing questions for discussion: The Majority of Creditors acting through the Loan Administrator, and the Loan Administrator on his/her own initiative, have the right to suggest the corresponding question for discussion and decision making by the Creditors;

(ii)	order of informing on participation in decision making: The Loan Administrator is obliged to inform all Creditors by e-mail on the question being discussed;

(iii)

procedure of voting by the Creditors: Within the period indicated in the notice the Loan Administrator shall collect the opinions of all Creditors on the question discussed by e-mail or with the use of the SWIFT system;

(iv)

procedure of determining the number of the votes belonging to each Creditor: The number of the votes belonging to each Creditor is determined on the basis of the formula given in the definition of the term “Majority of Creditors” in Clause 1 (Definitions);

(v)

procedure of determining the Majority of Creditors: The Loan Administrator determines the position of the Majority of Creditors by analyzing all messages received by the fixed deadline from the Creditors with their approvals or instructions;

(vi)

procedure of recording the decision made by the Creditors: The Creditors and the Credit Managing hereby agree that the messages (approvals, instructions) received by the Loan Administrator by e-mail or SWIFT from the Creditors constituting the Majority of Creditors, or from all Creditors, will be considered due decision of the Majority of Creditors or all Creditors, as the case may be (hereinafter referred to as the Decision). The Loan Administrator shall inform all Creditors on the results of calculation of the Creditors’ votes and the decision taken by e-mail. For the avoidance of doubt, no minutes on the results of voting by the Creditors need be drawn for due recording of the Decision of the Creditors.

(c)

Unless otherwise expressly stated in any Financial instrument, any Decisions taken in the order provided by Clause 23.1 (Decisions of the Majority of Creditors) shall be binding for all Financing Parties. For the avoidance of doubt, the Creditors hereby instruct the Loan Administrator, and the Loan Administrator agrees to act according to the Decisions of the

Majority of Creditors or Decisions of all Creditors in the instances when the presence of such Decision is directly provided by this Agreement.

23.2	Appointment of the Loan Administrator

(a)

The Parties agree that one of the Creditors meeting the requirements of Article 4.5 of the Law on syndicated credits shall perform the functions of the Loan Administrator. Each Financing Party (except for the Creditor performing the functions of the Loan Administrator) hereby appoints the Loan Administrator his/her agent and instructs him/her to take actions provided by the Financial instruments, including issue of Sureties and Guarantees, for, on behalf of and at the expense of such Financing Party. At the request of the Loan Administrator each Financing Party (except for the Creditor performing the functions of the Loan Administrator) undertakes to issue to the Loan Administrator a power of attorney which, in the reasonable opinion of the Loan Administrator, is required by the legislation and/or the court of law to allow the Loan Administrator to exercise the rights and perform the obligations under this Agreement.

(b)

The Parties hereby agree that until the powers of the Loan Administrator delegated to him/her according to this Agreement are terminated, or until the circumstances provided by para.20.1(k) of Clause 20.1 (Events of Default) arise, or (i) with reference to RCB Bank Ltd. and to any Creditors of the VTB Group — any bankruptcy procedures provided by the applicable legislation on bankruptcy concerning any Obligor are commenced; and (ii) with reference to all other Creditors — the court of law initiates any insolvency proceedings provided by the applicable legislation on bankruptcy concerning any Obligor (hereinafter referred to in each case as the Circumstances), the Creditors may not independently exercise their rights and perform the obligations of Creditors delegated to the Loan Administrator according to this Agreement. In case any of the specified Circumstances occur, any Creditor shall have the right to declare his/her unilateral withdrawal from the agency contract with the Loan Administrator (hereinafter referred to as the Declaring Creditor) by giving adequate notice to the Loan Administrator. The Declaring Creditor shall have the right to independently exercise his/her rights and perform the obligations of the Creditor in full scope from the moment the Loan Administrator receives such notice of withdrawal. For the avoidance of doubt, termination of the agency contract with the Declaring Creditor shall not entail termination of the powers of the Loan Administrator delegated to it by any other Creditors, nor the powers of the Pledge Manager delegated to it by all Creditors under this Agreement.

(c)

For the avoidance of doubt, the Parties confirm that the Creditor performing functions of the Loan Administrator shall have the same rights and obligations under the Financial instruments as any other Creditor, and shall have the right to exercise these rights, including the right to vote at decision making, and to perform obligations as though he/she were not the Loan Administrator.

(d)

The Loan Administrator’s performance of his/her obligations under the Agreement does not prevent the Loan Administrator performing any banking transactions with any member of the Mechel Group, including maintenance of bank accounts, extending of credits and attraction of deposits.

(e)

Without prejudice to the provisions of Clause 12.2 (Remuneration of the Loan Administrator and the Pledge Manager), in case the indemnity received from the Obligors does not cover the costs or losses incurred by the Loan Administrator due to his/her performing the functions of the Loan Administrator in accordance with the terms of the Financial instruments, the Loan Administrator shall have the right to make a claim against the Creditors (except for the Creditor performing the functions of the Loan Administrator) and each Creditor (except for the Creditor performing the functions of the Loan Administrator) undertakes within ten Working days after the claim of the Loan Administrator is received to indemnify according to the Prorated Share of the Creditor any documented costs or losses incurred by the Loan Administrator (except for the instances of the Loan Administrator’s gross negligence or intentional wrongful acts) in connection with his/her performing the functions of the Loan Administrator in accordance with the terms of the Financial instruments, to the extent not covered by the indemnity received from any Obligor.

(f)	The Loan Administrator shall not bear responsibility to the Creditors for his/her actions (omissions) performed following the Decision of the Majority of Creditors or the Decision of all Creditors.

(g)

In case the provisions of the Agreement do not require the Decision of the Majority of Creditors or the Decision of all Creditors, the Loan Administrator shall act (or abstain from acting) at own discretion with the best interests of the Creditors borne in mind.

(h)

In case the Loan Administrator exceeds the limits of his/her authority or takes action in breach of the conditions provided for the exercise of his/her powers, the Creditor shall have the right to claim losses from the Loan Administrator as provided by the Law on syndicated credits and other applicable legislation.

23.3	Obligations of the Loan Administrator

(a)	In view of para. (b) below, each Financing Party (except for the Loan Administrator) shall instruct the Loan Administrator, and the Loan Administrator agrees to take the following actions:

(i)

to receive onto the Loan Administrator’s Account any payments due to the Financing Parties from the Obligors under this Agreement, to keep account of the money credited under this Agreement and to distribute the sums received from the Obligors between the corresponding Financing Parties in accordance with the terms of this Agreement;

(ii)

to receive onto the Loan Administrator’s Account any credit amounts from the Creditors, to transfer the credit amounts received from the Creditors to the Borrower in accordance with the terms of this Agreement and to keep account of all money extended to the Borrower by each Creditor;

(iii)	to notify the Borrower and the Creditors on the interest rate for each Interest Period;

(iv)

to sign for and on behalf of all Financing Parties any amendments of this Agreement on the terms and conditions agreed in the Decision of the Majority of Creditors or in the Decision of all Creditors, depending on the character of the relevant amendments;

(v)	to report to the Creditors on the Borrower’s observance (or non-observance) of the terms provided by this Agreement as a condition for making a Disbursement request;

(vi)

to forward to the corresponding Party the original or a copy of any document received by the Loan Administrator from any other Party for the transfer to such Party, provided that the Loan Administrator is not obliged to study or check the correctness, accuracy or completeness of such document;

(vii)

to notify the Financing Parties on receipt of a message from any Party containing description of any event or circumstance and the statement that such event or circumstance is a Default on Obligations;

(viii)	to organize decision making by the Majority of Creditors or all Creditors at his/her own initiative or at the request of the Majority of Creditors;

(ix)

to keep a register of all Creditors and other Parties (indicating the addresses, contact data of all Creditors for each moment of time and the Prorated Share of each Creditor) and to give a copy of such register for information purposes at the request of any Party;

(x)

to notify the Creditors on non-payment by any Obligor of any sum of Outstanding credit, interest, commission or other sums due to any Financing Party (except for the Loan Administrator or Pledge Manager) under Financial instruments;

(xi)	in case of Market disorganization in the opinion of the Loan Administrator or the Borrower, to carry out negotiations with the Borrower to modify this Agreement;

(xii)

in case of termination of the powers of the Loan Administrator to transfer to the New Loan Administrator (as specified in para.23.4(c) of Clause 23.4 (Termination of the powers of the Loan Administrator), all documents received by the Loan Administrator from the Parties or created by the Loan Administrator in the course of the performance of his/her obligations;

(xiii)

in case of an Event of Default, following the decision of the Majority of Creditors to demand from the Borrower immediate early repayment of the Outstanding credit or any part thereof, including the accrued interest, commissions and any other sums due to the Financing Parties under the Financial instruments;

(xiv)

in case of an Event of Default to report to the Pledge Manager the size of the indebtedness of the Borrower under this Agreement as of the corresponding date and forward to him/her the documents required for making a claim against the Obligor and levying of execution on the basis of the Collateral Agreements; and

(xv)

to take all other actions (or abstain from actions) as provided by this Agreement and other Financial instruments or necessary for the Creditors to exercise their rights under this Agreement or other Financial instruments following the relevant decision of the Majority of Creditors or all Creditors, as the case may be.

(b)

The Loan Administrator may not exercise any rights and powers given according to para. 23.3(a) of Clause 23.3 (Obligations of the Loan Administrator) in case the exercise of such rights and powers in accordance with the terms of this Agreement requires the Decision of the Majority of Creditors or all Creditors, and the Loan Administrator has not received such a Decision of the Majority of Creditors or all Creditors in the order provided by this Agreement.

(c)

The content of other additional powers of the Loan Administrator and the procedure to exercise them are determined by the Decision of the Majority of Creditors. The Loan Administrator shall promptly notify the Borrower on the content of such Decision and additional powers.

23.4	Termination of the powers of the Loan Administrator

(a)

The Loan Administrator has the right, by giving a no less than thirty (30) Working days notice to the other Financing Parties and the Obligors, to discontinue the performance of the duties of the Loan Administrator. Following the Decision of the Majority of Creditors, the Creditors can terminate the powers of the Loan Administrator.

(b)

In case of recall of the banking license of the Loan Administrator (i) the powers of the Loan Administrator shall be terminated automatically from the date of recall of the banking license, and (ii) the Loan Administrator or any Creditor informed on the recall of the banking license of the Loan Administrator shall notify the other Parties thereof (hereinafter referred to as the Notice of license recall) within the Working day following the day on which the Loan Administrator or such Creditor receives the information on the recall of the banking license of the Loan Administrator.

(c)

In case the powers of the Loan Administrator are terminated at the initiative of the Loan Administrator or at the initiative of the Creditors, the Creditors shall, following the Decision of the Majority of Creditors, appoint a new loan agent from among the Creditors (hereinafter referred to as the New Loan Administrator), and each Financing Party and the Obligors hereby confirm their consent to such possible appointment. In their Decision the Creditors shall determine the date of termination of the powers of the Loan e Administrator and the procedure of sending the notice of termination of the powers of the Loan Administrator to the other Parties (hereinafter referred to as the Powers termination notice).

(d)

The Parties agree that the New Loan Administrator shall become a party to this Agreement as the Loan Administrator following the Decision of the Majority of Creditors on appointing the New Loan Administrator from the date of signing the agreement to introduce the relevant amendments into this Agreement, unless another date is provided by such Agreement (hereinafter referred to as the Date of Joining of the New Loan Administrator). After that any mention of the Loan Administrator in this Agreement will refer to the New Loan Administrator.

23.5	Pledge Manager

The parties agree that the Pledge Manager is the Financing Party, the status, rights and obligations of which are specified in Clause 21 (Loan Collateral).

24.	PAYMENT MECHANISM

24.1	Payments to the Loan Administrator

Unless otherwise expressly provided by this Agreement, on each date when any Obligor or Financing Party are to make any payment as defined by the conditions of any Financial instrument for the benefit of any Party, such Obligor or Creditor shall transfer the corresponding sum to the Account of the Loan Administrator (unless otherwise follows from the context of the Financial instrument) with valuation as of the date of the fixed term of payment. All payments which are made by the Borrower under this Agreement should be transferred to the Account of the Loan Administrator not later than on 08.00 PM. The payments of the Borrower credited into the Account of the Loan Administrator after the specified time shall be considered received on the following Working day.

24.2	Distribution of money received by the Loan Administrator

(a)

The money received by the Loan Administrator from any Obligor to perform his/her obligations to the Financing Parties under the Financial instruments, and also that received from the Pledge Manager as a result of levying execution on the basis of Collateral Agreements shall be distributed between the Creditors according to the Prorated Share of each Creditor.

(b)

Each sum of money credited to the Account of the Loan Administrator for another Party shall be remitted by the Loan Administrators not later than 11.00 AM of the following Working day to the Party to whom this sum of money was intended, to the account the particulars of which such Party can make known to the Loan Administrator not later than five (5) Working days prior to the payment date. The Loan Administrator shall remit the sum to the corresponding Party after he/she makes sure that he/she has received the necessary sum in full.

24.3	Partial payments

(a)

If the Loan Administrator receives a sum insufficient for full repayment of all sums due and payable by the Obligor under the terms of the Financial instruments as of the corresponding moment, the Loan Administrator shall apply such sum to repay the obligations of such Obligor under the Financial instruments in the following order of priority, unless a different order is provided by the legislation:

(i)	First, to indemnify the Financing Parties for the expenses incurred in connection with enforcement of their claim against the Obligor;

(ii)	Second, to pay the interest accrued on the Outstanding loan;

(iii)	Third, to repay the sum of the Outstanding loan due as of the corresponding date;

(iv)	Fourth, to pay the compensation and commissions due to the Loan Administrator and/or Pledge Manager;

(v)	Fifth, to pay any penalties accrued; and

(vi)	Sixth, to pay any other sums due from the Obligor under the terms of the Financial instruments.

(vii)	Subject to the legislation requirements the Loan Administrator can, following the Decision of the Majority of Creditors, change the order of priority stated in para. (iv)-(vi) above.

24.4	Payments bypassing the Loan Administrator

The Obligor’s transfer of any money towards the payments due to the Financing Party under the Agreement bypassing the Account of the Loan Administrator shall not be proper performance by the Obligor of his/her obligations under this Agreement. When the Creditor receives any payment due to him/her under this Agreement directly from the Obligor (instead of from the Loan Administrator), such Creditor shall remit the sum received from the Obligor to the Account of the Loan Administrator on the same Working day for its distribution between all Financing Parties according to their Prorated Share in the order provided by Clause 24.3 (Partial payments). After that the Obligor will be considered to have performed his/her payment obligations under this Agreement only regarding the sum received by all Financing Parties from the Loan Administrator according to the provisions of this Clause.

24.5	Prohibition of offset by the Obligors

The Obligor shall make any payments under the Financial instruments without offset of any similar counterclaims which the Obligor may have against any Financing Party.

24.6	Currency of payment

Subject to the provisions of Clause 24.7 (Currency restriction) below, the Obligor shall make all payments under this Agreement in Euro, except for the indemnity to the Financing Parties of the costs incurred in connection with the Agreement which shall be paid by the Obligor in the same currency in which they were incurred (hereinafter referred to as the Currency of the Agreement). The payment obligations of the Obligor shall be considered duly performed only if the corresponding sums are received by the Loan Administrator in the Currency of the Agreement. If any sums under this Agreement are received towards the payment of the obligations of the Obligor in any currency other than the Currency of the Agreement, and the Loan Administrator converts the sum received into the Currency of the Agreement, the Obligor shall compensate to the Loan Administrator the expenses connected with the conversion (at the internal rate of exchange of the Loan Administrator) of the sum received into the Currency of the Agreement, and also compensate the difference between the sum due from the Obligor in the Currency of the Agreement and the sum received by the Loan Administrator as a result of converting the money received from the Obligor into the Currency of the Agreement.

24.7	Currency restriction

(a)

Should any Currency restriction arise during the term of the Agreement the Loan Administrator can, not later than one (1) Business Day before the date due for the performance of any payment obligation in favor of the Financing Parties under Financial Instruments, send to the Borrower a written notice according to which from the moment such notice is received the Borrower shall perform the corresponding obligation under Financial instruments within the time limits provided by the Agreement not in Euro, but in Rubles and/or any other currency as agreed with the Borrower (and shall ensure such performance by the Obligors).

(b)	The Notice of the Loan Administrator can be sent both concerning some liabilities, and all obligations of the Obligors under the Financial instruments.

(c)

In case any Currency Restriction arises and no abovementioned notice of the Credit Manager is received before the maturity date of the corresponding obligation, the Borrower shall have the right, as agreed with the Loan Administrator, to perform the corresponding obligation under Financial instruments in Rubles and/or any other currency as agreed with the Credit Manager.

(d)

The sum payable in Rubles will be determined as the ruble equivalent of the corresponding obligation amount in Euro calculated based on the following exchange rate: the official Ruble to Euro exchange rate expressed as the number of Rubles per one Euro for payments on the next Business Day announced by Moscow Exchange PJSC (MOEX) on moex.com/en/fixing as MOEX EUR/RUB FX Fixing at about 12 hours and 35 minutes (12:35 p.m.) Moscow time on the relevant date on which the payment should be made. If MOEX exchange rate is not published, the exchange rate shall be determined as the official Ruble to Euro exchange rate expressed as the number of Rubles per one Euro established by the Bank of Russia on the corresponding payment date under the Financial Instruments for next Business Day settlements.

(e)

For the avoidance of doubt, the terms and conditions specified in this clause of the Agreement are not governed by Article 414 of the Civil Code, and the security for the performance of obligations under the Agreement shall remain fully effective and valid.

24.8	Maturity

If any Financial instrument does not specify the maturity date of any payment, such payment shall become due and payable by the Obligor within five (5) Working days after receipt from the Loan Administrator of the claim made by the corresponding Financing Party.

25.	NOTICES

25.1	Written form

(a)

Any messages exchanged by the Parties under the Financial instruments shall be executed in writing and sent by courier, by mail, return receipt requested, by fax or, in the instances specified in the corresponding Financial instrument, by e-mail.

(b)

At that a copy of the message sent to any Obligor shall be sent to the address of the Borrower by e-mail corpfin@mechel.com and tvershinina@mechel.ru, and also by courier or by mail, return receipt requested, to PAO Mechel. The Borrower shall accept full liability if sending a notice/message by e-mail results in divulgence of confidential information or unauthorized receipt of such information by any person and the Borrower shall not have the right to file any grievances against the Financing Parties in this case.

25.2	Addresses

(a)

Subject to the exceptions specified below, the contact data of each Party for all messages in connection with this Agreement shall mean the data which such Party has given to the Loan Administrator for this purpose.

(b)	Contact data of the Borrower:

Public Joint-Stock Company Chelyabinsk Metallurgical Plant

Postal address: 454047, Russia, Chelyabinsk, 2nd Paveletskaya str., 14

E-mail address: corpfin@mechel.com; tvershinina@mechel.ru

Attn.: T.V. Vershinin, N.R. Galeyev

(c)	Contact data of the Loan Administrator:

VTB Bank (public joint-stock company)

Postal address: bld. 1, 43 Vorontsovskaya Street, Moscow, 109147

Telex: 412362 BFTR RU

Telephone: (495) 785-50-19

Fax: (495) 737-65-42

E-mail:	loanadmin@msk.vtb.ru,	PolikarpovDI@msk.vtb.ru;
snovogilova@msk.vtb.ru

Attn.:	Loans Administration — Dmitriy Polikarpov

(d)	Contact data of the Pledge Manager:

VTB Bank (public joint-stock company)

Postal address: bld. 1, 43 Vorontsovskaya Street, Moscow, 109147

Telex: 412362 BFTR RU

Telephone: (495) 785-50-19

Fax: (495) 737-65-42

E-mail:	loanadmin@msk.vtb.ru,	PolikarpovDI@msk.vtb.ru;
snovogilova@msk.vtb.ru

Attn.:	Loans Administration — Dmitriy Polikarpov

(e)	Each Creditor shall give his/her contact data to the Loan Administrator who will provide them to any other Party at its request.

(f)

Any Party shall have the right to change its contact data, giving a due prior notice to the Loan Administrator not less than five (5) Working days in advance. The Loan Administrator shall notify all the other Parties on the change of the contact data.

(g)

If any Party specifies a particular business unit or office holder as the addressee of its message, the message will not be considered sent if such business unit or office holder are not indicated as the addressees thereof.

25.3	Delivery of notices

(a)	Any message or document sent by one person to another in connection with Financial instruments shall be considered received:

(b)	if sent by fax or e-mail — after their receipt in a legible form; or

(c)	if sent by courier — at delivery to the person authorized to receive correspondence at the relevant address;

(d)	if sent by mail — at delivery to the relevant address or ten (10) Working days after the postal item is put in the mail, return receipt requested, whatever comes earlier.

(e)	All notices sent by the Obligor or to the Obligor shall be forwarded via the Loan Administrator.

25.4	Language

Any notice or message sent by any Party in connection with any Financial instrument shall be drawn in Russian. For the avoidance of doubt, the text in Russian can be accompanied by its translation into another language, the text in Russian prevailing.

26.	SEVERABILITY

If any term or condition of this Agreement is or becomes illegal, invalid or unenforceable, it will not affect the legality, validity or enforceability of any other provision hereof.

27.	MODIFICATION OF THE AGREEMENT AND THE CREDITORS’ WAIVER

(a)

Any condition of this Agreement can be modified by a written agreement signed by the Borrower and the Loan Administrator acting according to the Decision of the Majority of Creditors, except as specified below in paragraphs (b) and (c).

(b)	In view of the provisions of para.(c) below, the terms of this Agreement pertaining to:

(i)	definition of the term “Majority of Creditors” in Clause 1 (Definitions);

(ii)	deferred payment of any sum under Financial instruments;

(iii)	reduction of the Margin or any other sum due from the Obligor;

(iv)	increase of any Credit Obligation or Cumulative Credit Obligations or extension of the Drawdown Period or change of the Final Repayment Date;

(v)	any provision of the Agreement directly necessitating the consent of all Creditors;

(vi)	provisions of Clause 22 (Change of the Parties) and this Clause 27 (Modification of the Agreement and the Creditors’ waiver);

(vii)	provisions of Clause 19 (Accounts);

(viii)	change of the Currency of the Agreement

may be modified by written agreements signed by the Borrower and the Loan Administrator, accordingly, provided the Loan Administrator obtains the Decision of all Creditors.

(c)	Unilateral increase of the interest rate by the Creditors according to Clause 9.3 (Interest rate revision by Creditors) may be made on the basis of the Decision of the Majority of Creditors.

(d)	No Essential change of circumstances described in Article 451 of the Civil Code can form the basis for modification or termination of this Agreement at the initiative of the Obligors.

(e)	Unless otherwise provided herein, the Creditors shall have the right to waive their rights under any Financial instrument by a Decision taken by the Majority of Creditors.

28.	RESCISSION OF THE AGREEMENT

Pursuant to Article 450.1 of the Civil Code the Parties cannot rescind this Agreement save as directly established in other clauses of this Agreement. For the avoidance of doubt, the provisions of Article 10 of the Law on syndicated credits stating the right of unilateral rescission of an agreement by one of the Creditors shall not apply to the relations of the Parties under this Agreement.

29.	CONFIDENTIALITY

29.1	Confidential information

Each Financing Party agrees to maintain confidentiality concerning any Confidential information and not to disclose it to any third parties, except as specified in Clause 29.2 (Disclosure of Confidential information).

29.2	Disclosure of Confidential information

Confidential information constituting a bank secret as defined by the law may not be disclosed. Any Financing party can disclose Confidential information not constituting a bank secret:

(a)

to its affiliated persons, correspondent banks, professional advisers and auditors if the person to whom such Confidential information is provided is informed in writing on its confidential character; the necessity for such informing is absent if its receiver has to observe confidentiality concerning such information by virtue of his/her professional obligations;

(b)	to any persons:

(i)

to whom the Financing Party assigns (or intends to assign) its any rights and/or obligations under Financial instruments or who can become the new Loan Administrator or new Pledge Manager and, in each case, also to professional advisers of the specified persons provided that such persons (except for professional advisers having to observe confidentiality concerning such information by virtue of their professional obligations) assume liability for maintaining confidentiality of the Confidential information according to the terms and conditions provided by this Agreement;

(ii)

with whom the Financing Party concludes an agreement of participation in the Credit or another transaction the payments under which can be effected with reference to any Financial instruments and/or to the Obligor and his/her professional advisers, provided that such persons (except for professional advisers having to observe confidentiality concerning such information by virtue of their professional obligations) assume liability for maintaining confidentiality of the Confidential information according to the terms and conditions provided by this Agreement;

(iii)

specified in the request of the Office of Public Prosecutor, court of law, investigating bodies, administrative, bank or currency supervision authorities (including the Central bank of the Russian Federation), tax authority or any other state structure, acting within their competence established by the legislation;

(iv)

to whom the Financing Party assigns its rights of claim under the Financial instruments in pledge according to Clause 22.6 (Securing the rights of Creditors) and to their professional advisers provided that such persons (except for professional advisers having to observe confidentiality concerning such information by virtue of their professional obligations) assume liability for maintaining confidentiality of the Confidential information according to the terms and conditions provided by this Agreement;

(v)	who are a Party; or

(vi)	with the consent of the Borrower;

(c)

to any rating agency (including its professional advisers) for assignment of the rating to the Financial instruments and/or Obligors, if the rating agency to which such Confidential information is given is informed on its confidential character; and

(d)	to any credit history bureau according to the Law on credit history bureaus.

29.3	Notice of disclosure

(a)

Each of the Financing Parties agrees to inform the Borrower on the circumstances of disclosure of Confidential information according to para. 29.2(b)(iii) of Clause 29.2 (Disclosure of Confidential information), except when such information is disclosed to a state authority within the framework of its regular supervising or regulating functions.

(b)

The Creditors hereby inform the Borrower that the data on the Borrower and this Agreement, specified in Article 4 of the Law on credit histories will be transferred to the corresponding credit histories bureau according to the Law on credit histories.

29.4	Obligations of the Obligors

The Borrower undertakes to keep confidential all the terms and conditions of the Financial instruments (and shall ensure similar confidentiality being kept by each Obligor), except for the disclosure of such information:

(a)	to the bank through which settlements under the Agreement are performed;

(b)	to the shareholders/participants of the Borrower;

(c)

at the request of the Office of Public Prosecutor, court of law, investigating bodies, administrative, bank or currency supervision authorities, tax authority or any other state structure, acting within their competence established by the legislation;

(d)	in the instances specified in para. 18.1(h) of Clause 18 of this Agreement (General obligations and obligations to meet the financial performance targets); or

(e)	with the consent of the Loan Administrator.

29.5	Continuing obligations

The provisions stated in Clause 29 (Confidentiality) hereof will continue to be legally binding for each Financing Party for twelve (12) months after the earlier of the following dates:

(a)	date on which all sums due and payable by the Obligors under this Agreement are completely paid; and

(b)	date on which such Financing Party otherwise ceases to be a Financing Party.

30.	APPLICABLE LAW

This Agreement, and also the rights and obligations of the Parties arising from it shall be governed by the legislation of the Russian Federation and interpreted according to it.

31.	DISPUTE RESOLUTION

(a)	In case of any dispute arising in connection with this Agreement, including interpretation of its provisions, existence, validity or termination, the Party intending to apply to the court shall first make a claim against the Party having defaulted on its obligations in the order specified by this Article 31 (Dispute Resolution).

(b)	The claim shall be outlined in a letter of claim signed by the head or another authorized representative of the relevant Party.

(c)	The letter of claim shall include demands of the Party; the circumstances that serve as the grounds for the demands of the Party; other information necessary to settle the dispute.

(d)

The Claim shall be sent by the methods specified by this Agreement to the address of the Party specified in Clause 25.2 (Addresses). A copy of the letter of claim shall be sent by e-mail to corpfin@mechel.com not later than the date of sending the original. Each Financing Party intending to make a claim against the Borrower according to this Clause 31 (Dispute Resolution) shall notify the other Financing Parties on its intent (by sending the corresponding information to the Loan Administrator).

(e)

Regardless of whether a response to the letter of claim is received or not, the Party bringing the claim shall be entitled, after expiry of ten (10) calendar days from the date of the actual sending of the letter of claim, to submit the dispute to the court.

(f)

The disputes or differences arising out of this Agreement with respect to which the Parties failed to reach agreement shall be resolved by the Moscow Arbitration Court in accordance with the current legislation of the Russian Federation.

32.	CONTRACTUAL RECOGNITION OF FORCED RESTRUCTURING

(a)	For the purposes of this Article:

Forced Restructuring Action means exercising of any Write-off and Conversion Powers.

Forced Restructuring Laws means, in the case of a Member State of the EEA, which has enacted or will at any time enact the provisions of Article 55, Directive No. 2014/59/EC establishing the procedure for the rehabilitation and resolution of insolvency of credit institutions and investment funds, a relevant implementing law or regulation referred to in the then effective List of European Laws on Forced Restructuring.

Competent Authority means any body that has the authority to exercise any Write-off and Conversion Powers.

List of European Laws on Forced Restructuring means the document designated as such and published on a periodic basis by the Loan Market Association (or its successor).

Write-off and Conversion Powers means, in relation to any Forced Restructuring Law referred to in the then effective List of European Laws on Forced Restructuring, the powers listed as such in the List of European Laws on Forced Restructuring in connection with the relevant Forced Restructuring Law.

EEA Member State means any member state of the European Union, Iceland, Liechtenstein and Norway.

(b)

Notwithstanding any other provisions of the Finance Documents or any other contracts, agreements or arrangements between the Parties, each Party agrees and acknowledges that, in respect of any financial obligation of any Finance Party to any other party arising out of or in connection with the Finance Documents, the relevant Competent Authority may apply a Forced Restructuring Action, and also agrees to and acknowledges the binding nature of:

(i)	any Action for Forced Restructuring of any relevant financial obligation, including:

(A)	complete or partial reduction of principal or outstanding debt (including any accrued but unpaid interest) for any relevant financial obligation;

(B)	conversion of all or part of the relevant financial obligation into shares or other equity instruments that may be issued for the benefit of or transferred to the relevant Party; and

(C)	cancellation of any relevant financial obligation; and

(ii)	making amendments to the terms of the Finance Documents dictated by the need to legitimize any Action for Forced Restructuring of any relevant financial obligation.

33.	EXECUTION

This Agreement is executed by the Parties in three (3) original copies, having equal legal force, all of which shall constitute one and the same instrument.

This Agreement is executed on the date first above written.

APPENDIX NO. 1:

LIST OF INITIAL CREDITORS AND AVAILABLE FACILITY FOR TRANCHE A AND TRANCHE B

Initial Creditor	Tranche A	Tranche B
VTB Bank (public joint-stock company)	Euro equivalent of nine hundred and seven million six hundred and fifty thousand US Dollars (USD 907,650,000)	Euro equivalent of thirty-four million three hundred and fifty thousand US Dollars (USD 34,350,000)

VTB Bank (Europe) SE	Euro equivalent of ninety-six million three hundred and fifty thousand US Dollars (USD 96,350,000)	Euro equivalent of three million six hundred and fifty thousand US Dollars (USD 3,650,000)

The Total Available Facility cannot be more than nine hundred and fifty million Euros (EUR 950,000,000).

APPENDIX NO. 1:

CONDITIONS PRECEDENT TO LOAN

PART 1 TRANCHE A

1.	Initial Finance Documents

Each Initial Finance Document duly entered into by each party thereto.

2.	Buyback with Offer

2.1	Documents by which the use by the Borrower of the Loan(s) for the purposes specified in this Agreement may be determined, controlled and confirmed, including:

(a)

Copies of the facility agent’s most recent confirmations received by PJSC Southern Kuzbass and JSHC Yakutugol (including by e-mail), certified by the authorized person of the relevant Obligor, about the current composition of the creditors and the amount of their claims for each Existing PXF Credit Agreement;

(b)	Issue of an Offer;

(c)

Documents confirming the conclusion by SSK of agreements to purchase participation in Existing PXF Credit Agreements (for creditors that are banks and financial institutions with a rating higher than “BBB-” — acceptance of the Offer, for other creditors — acceptance of the Offer and transfer certificates for the amount specified in the Disbursement Request;

(d)	Documents confirming the opening of SSK Accounts with the Loan Administrator;

(e)	Bank acceptance of the Borrower’s conversion request (or other confirmation of the exchange rate) from Euros to Rubles in the amount specified in the Disbursement Request;

(f)	Bank acceptance of SSK’s conversion request from Rubles to Dollars (the amount in Dollars shall be equal to the amount of payment for purchasing participation in the Existing PXF Credit Agreements);

(g)	Payment orders from the Borrower for the transfer of Rubles received as a result of conversion to SSK under a loan agreement;

(h)	Payment orders from SSK to pay for the purchase of participation in Existing PXF Credit Agreements for the amount of such purchase; and

(i)	Copies of intra-group loan agreements between the Borrower and SSK, certified by the Borrower, for the amount not less than the amount specified in the Disbursement Request.

3.	Buyback without Offer

3.1	Documents by which the use by the Borrower of the Loan(s) for the purposes specified in this Agreement may be determined, controlled and confirmed, including:

(a)

Copies of the facility agent’s most recent confirmations received by PJSC Southern Kuzbass and JSHC Yakutugol (including by e-mail), certified by the authorized person of the relevant Obligor, about the current composition of the creditors and the amount of their claims for each Existing PXF Credit Agreement;

(b)

Documents confirming the conclusion by SSK of agreements to purchase participation in Existing PXF Credit Agreements (for creditors that are banks and financial institutions with a rating higher than “BBB-” — documents confirming the transaction (trade confirmations, debt purchase deed or other document confirming the acquisition of participation rights in Existing PXF Loan Agreements, for other creditors — documents confirming the transaction (trade confirmations, debt purchase deed or other document confirming the acquisition of participation rights in Existing PXF Loan Agreements and transfer certificates for the amount specified in the Disbursement Request;

(c)	Bank acceptance of the Borrower’s conversion request from Euros to Rubles in the amount specified in the Disbursement Request;

(d)	Bank acceptance of SSK’s conversion request from Rubles to Dollars (the amount in Dollars shall be equal to the amount of payment for purchasing participation in the Existing PXF Credit Agreements);

(e)	Payment orders from the Borrower for the transfer of Rubles received as a result of conversion to SSK under a loan agreement;

(f)	Payment orders from SSK to pay for the purchase of participation in Existing PXF Credit Agreements for the amount of such purchase;

(g)

If applicable, payment orders from SSC to pay for the purchase of the interest claim for the interest accrued on the participation in the Existing PXF Loan Agreements for the amount of such accrued interest;

(h)	Copies of intra-group loan agreements between the Borrower and SSK, certified by the Borrower, for the amount not less than the amount specified in the Disbursement Request.

4.	Repayment of loans under Existing PXF Credit Agreements

4.1	Documents by which the use by the Borrower of the Loan(s) for the purposes specified in this Agreement may be determined, controlled and confirmed, including:

(a)	Copies of intra-group loan agreements certified by creditors between:

(i)	the Borrower and Mechel Group companies; and

(ii)	a Mechel Group company that received a loan from the Borrower (hereinafter “the Company”) and PJSC Southern Kuzbass and JSHC Yakutugol

for an amount not less than the amount specified in the Disbursement Request;

(b)	Opening of the Company’s accounts with the Loan Administrator;

(c)	Bank acceptance of the Borrower’s conversion request from Euros to Rubles in the amount specified in the Disbursement Request;

(d)	Payment orders from the Borrower for the transfer of Rubles received as a result of conversion to the Company under a loan agreement;

(e)	Payment orders from the Company for the transfer of Rubles received from the Borrower to PJSC Southern Kuzbass and JSHC Yakutugol under a loan agreement;

(f)

Bank acceptance of the conversion request from Rubles to Dollars received from PJSC Southern Kuzbass and JSHC Yakutugol (the amount in Dollars shall be equal to the repayment amount under the Existing PXF Credit Agreements);

(g)

Applications of PJSC Southern Kuzbass and JSHC Yakutugol to repay loans under Existing PXF Credit Agreements from accounts opened with the Loan Administrator in the amount not less than the amount specified in the Disbursement Request.

5.	Required corporate documents for each Obligor established under the laws of the Russian Federation

(a)	A copy certified by an authorized person of the relevant Obligor or a notarized copy of the duly registered statutory documents of each Obligor and all amendments and supplements thereto.

(b)

Copies certified by an authorized person of the relevant Obligor or notarized copies of the certificates of registration of the statutory documents of each Obligor and all amendments and supplements thereto, and for statutory documents and amendments and supplements approved after July 4, 2013 — copies certified by an authorized person of the relevant Obligor or notarized copies of the records of the Unified State Register of Legal Entities on the registration of such statutory documents and all amendments and supplements thereto.

(c)	A copy certified by an authorized person of the relevant Obligor or a notarized copy of the certificate of state registration of each Obligor.

(d)	A copy certified by an authorized person of the relevant Obligor or a notarized copy of the certificate for tax registration with the Russian tax authority of each Obligor.

(e)

The original, a notarized copy or an electronically signed copy of an extract from the Unified State Register of Legal Entities issued by an authorized tax authority and containing up-to-date information on each Obligor.

(f)	A copy certified by an authorized person of the relevant Obligor or a notarized copy of the decision of the authorized management body of each Obligor:

(i)

on the approval of the terms of the Initial Finance Documents to which the relevant Obligor is a party and the transactions contemplated thereby, as well as any related transactions, including (where applicable) on the approval of a transaction as a major transaction and/or as a related party transaction (in the meaning attached to these terms by the laws of the Russian Federation;

(ii)	on authorizing a relevant person or persons as needed to sign the Initial Finance Documents to which the relevant Obligor is a party, on behalf of the latter; and

(iii)

on authorizing a relevant person or persons as needed to sign all the documents and notices (including, where applicable, any Disbursement Requests) on behalf of the relevant Obligor, which must be signed by the relevant Obligor in accordance with or in connection with the Initial Finance Documents to which it is a party.

(g)	Copies certified by an authorized person of the relevant Obligor or notarized copies of documents on the appointment of the sole executive body of each Obligor.

(h)

Copies certified by an authorized person of the relevant Obligor or notarized copies of all powers of attorney relating to vesting the authorized persons of each Obligor with the authority necessary to sign the Initial Finance Documents, to which the corresponding Obligor is a party, or, as appropriate, to sign or send any documents or notices in connection with any Initial Finance Documents.

(i)

Copies certified by an authorized bank or notarized copies of the signature cards of each person authorized to sign on behalf of each of the Obligors the Initial Finance Documents to which it is a party, or to sign or send any documents or notices in connection with any Initial Finance Documents.

(j)

If applicable, copies certified by an authorized person of the relevant Obligor or notarized copies of all licenses, approvals, consents, accounting and registration documents issued by the creditors’ bodies, government authorities or other authorities and required by each Obligor in connection with entering into, execution and enforcement of the Initial Finance Documents to which the relevant Obligor is a party, as well as the transactions contemplated thereby.

(k)	The original document signed by an authorized representative of each Obligor, confirming, inter alia, that:

(i)

(i) each document (whether original or a copy) provided by each of the Obligors or on its behalf in accordance with this Appendix 2 (Conditions Precedent to Loan) is genuine, contains complete and up-to-date information, has full legal effect, has not been amended, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents have been issued in connection with the issues raised in the relevant document;

(ii)

(ii) neither the Initial Finance Documents nor the transactions contemplated thereby, including any transactions related thereto, are major transactions or related party transactions for the relevant Obligor, and they do not require any other internal approvals by the relevant Obligor (if applicable); the total value of transactions contemplated by the Initial Finance Documents in relation to the book value of the assets of the relevant Obligor;

(iii)	the Regulated Procurement Law does not apply to entering into the Initial Finance Documents by the relevant Obligor.

6.	Required corporate documents for the Guarantor

(a)	A certified copy of the extract from the commercial register with respect to the Guarantor.

(b)	A certified copy of the Guarantor’s current articles of association.

(c)

The resolution of the Guarantor’s Board to approve the terms of the Initial Finance Documents to which the Guarantor is a party and containing a power of attorney to sign the relevant Initial Finance Documents.

(d)	The resolution of the Guarantor’s shareholders to approve the terms of the Initial Finance Documents to which the Guarantor is a party.

(e)

The original document signed by an authorized representative of the Guarantor, containing, inter alia, specimen signatures of the Guarantor’s authorized persons and the confirmation that the issue of the Guarantee will not violate any guarantee issue limits applicable to the Guarantor.

7.	Required corporate documents for each Management Company

(a)

A copy certified by an authorized person of the relevant Obligor or a notarized copy of the resolution of the authorized management body of the Obligor to delegate the powers of the sole executive body of such Obligor to the Management Company.

(b)

A copy certified by an authorized person of the relevant Obligor or a notarized copy of the management agreement concluded between the Obligor and the Management Company in connection with the delegation of powers of the sole executive body to the Management Company.

(c)

Where applicable, a copy certified by an authorized person of the relevant Obligor or a notarized copy of (i) the permission from the Federal Antimonopoly Service of the Russian Federation on the delegation of powers of the sole executive body to the Management Company; or (ii) a copy of the notice sent to the Federal Antimonopoly Service of the Russian Federation about the conclusion of the management agreement, along with confirmation of the receipt of such notice by the Federal Antimonopoly Service of the Russian Federation.

(d)

Copies certified by an authorized person of the relevant Management Company or notarized copies of the constituent documents of the Management Company and all amendments and supplements thereto, as well as its certificate of state registration and, as appropriate, certificates of registration or extracts of the entry made in the Unified State Register of Legal Entities on the registration of such constituent documents and all amendments and supplements thereto.

(e)

The original, a notarized copy or an electronically signed copy of an extract from the Unified State Register of Legal Entities issued by an authorized tax authority and containing up-to-date information on the Management Company.

(f)	Copies certified by an authorized person of the relevant Management Company or notarized copies of documents on the appointment of the sole executive body of the Management Company.

8.

Documents related to the finalization of the Agreements on Pledge of Shares (except for the Agreement on Pledge of Shares of PAO Urals Stampings Plant and the Agreement on Pledge of the Borrower’s Shares)

(a)

An up-to-date statement of the DEPO account of the relevant Pledgor in the Depositary, confirming its title to the shares pledged under each Agreement on Pledge of Shares (except for the Agreement on Pledge of Shares of PAO Urals Stampings Plant and the Agreement on Pledge of the Borrower’s Shares).

(b)

The transfer to the Depositary of the original pledge order of the relevant Obligor ordering the Depositary to register a pledge of shares to be set by the relevant Pledgor in accordance with each Agreement on Pledge of Shares (except for the Agreement on Pledge of Shares of PAO Urals Stampings Plant and the Agreement on Pledge of the Borrower’s Shares).

(c)

A statement of the DEPO account of the respective Pledgor in the Depositary, confirming registration of the pledge of shares for the benefit of the Pledge Manager as a pledgee in accordance with each Agreement on Pledge of Shares (except for the Agreement on Pledge of Shares of PAO Urals Stampings Plant and the Agreement on Pledge of the Borrower’s Shares).

9.	Other documents and evidence

(a)	A notarized translation of the Initial Finance Documents from Russian into English, and of the Security Assignment of Claims from English into Russian.

(b)

Evidence that all commission fees and documented expenses due and payable to the Finance Parties under any Initial Finance Documents (in particular, the fees of the legal advisers of the Loan Administrator related to the preparation and signing of the Initial Finance Documents) have been or will be paid by the first Drawdown Date.

(c)	Evidence required by the Loan Administrator to conduct KYC procedures.

(d)

If applicable, any other authorizations or other documents, opinions or assurances, the necessity or practicability of which in connection with entering into and execution of any Initial Finance Documents and the transactions contemplated thereby or enforcement of any Initial Finance Documents was communicated to each of the Obligors by the Loan Administrator.

(e)

Before the date of the Agreement — the original consent of the Borrower and each Guarantor to the receipt by the Finance Parties of the main part of the credit history of the Borrower and each Guarantor in accordance with the Law on Credit Histories.

(f)	The originals or notarized copies of the following documents, in the form and substance required by law:

(i)	signature cards with specimen signatures of authorized persons and seal impressions of the Borrower, SSK and other Mechel Group companies that will enter into intra-group loan agreements;

(ii)

powers of attorney for persons who will sign Disbursement Requests (this requirement does not apply to persons to whom this authority was granted in accordance with the Borrower’s Articles of Association, as well as to the persons signing this Agreement on behalf of the Borrower).

(g)

The absence of restrictions on conducting the relevant transactions in the accounts of the Borrower, SSK and other Mechel Group companies (including bank files, seizure of accounts, etc.) that will enter into intra-group loan agreements with regard to the Loan purposes.

(h)

The Agreement on Reimbursement of Legal Expenses between VTB Bank (PJSC), VTB DC LLC, VTB Capital plc, Southern Kuzbass PJSC and Yakutugol JSHC, duly signed by authorized persons on the part of Southern Kuzbass PJSC and Yakutugol JSHC.

10.	Legal opinions

The following legal opinions:

(a)	a legal opinion prepared by Allen & Overy Legal Services, legal adviser to the Loan Administrator on the compliance of the Initial Finance Documents governed by Russian law, to Russian law;

(b)	a legal opinion prepared by Allen & Overy Legal Services, legal advisor to the Loan Administrator on the compliance of the Initial Finance Documents governed by English law, to English law;

(c)	a legal opinion prepared by Niederer Kraft Frey, legal adviser to the Loan Administrator on the compliance of the Initial Finance Documents to which the Guarantor is a party, to Swiss law,

each of which is prepared according to the form provided to the Loan Administrator prior to the signing of this Agreement and is addressed to the Finance Parties being such Parties as of the date of the relevant opinion.

PART 2 TRANCHE B

1.	The Borrower has made a disbursement under Tranche A to purchase participation in the Existing PXF Credit Agreements within the Offer.

2.	Documents acceptable to the Loan Administrator by which the use by the Borrower of Tranche B for the purposes specified in this Agreement may be determined, controlled and confirmed.

APPENDIX NO. 1:

CONDITIONS SUBSEQUENT

1.

Within two (2) Working days after the corresponding date of assignment, but not later than twenty (20) Working days after the corresponding Drawdown Date — copies of certificates of transfer of the rights and obligations (transfer certificates) under the Existing PXF Credit agreements (signed by the relevant former creditor, SSK and credit agent).

2.

2. Within twenty (20) Working days after (i) the date of SSK redeeming the rights of claim of all creditors under the Existing PXF Credit agreements or (ii) the date of payment of all principal under the Existing PXF Credit agreements, whatever comes first — transfer in pledgee, for the benefit of the Loan Administrator to secure the obligations of the Borrower under the Agreement, of additionally twenty five (25) percent plus one (1) common share in the authorized capital of each PJSC Southern Kuzbass and JSHC Yakutugol not being subject to any Encumbrance, and also making an entry in the depo accounts on the said shares encumbrance by pledge, issue to the Loan Administrator of documents requested by the latter confirming the observance of the requirements of constituent and other internal documents and the legislation pertaining to the order of approval of transactions in the form of originals/notarized copies/extracts from corporate decisions in the form of minutes of the general meeting of shareholders approving the relevant transactions and a poll deed or another document confirming the decision taken by the general meeting of shareholders to approve the said transactions, confirming the powers of the person signing each supplementary agreement to the pledge agreement on behalf of the Pledger to secure the performance of the Borrower’s obligations under the Agreement;

3.

Within thirty (30) calendar days from the first Drawdown Date — confirmation of compensation to DC VTB LLC of documented legal expenses in the London court of international arbitration (LCIA) making not less than one million eighty seven thousand one hundred forty five 12/00 (1,087,145.12) Euro (in Rubles at the exchange rate of the Central Bank rate of the Russian Federation as of the date of payment);

4.

2. Within ninety (90) calendar days after (i) the date of SSK redeeming the rights of claim of all creditors under the Existing PXF Credit agreements or (ii) the date of payment of all principal under the Existing PXF Credit agreements, whatever comes first — transfer in subsequent pledgee, for the benefit of the Bank to secure the obligations of the Obligors under the Existing Credits (by signing additional agreements to the existing agreements of pledge or new agreements of pledge, as the case may be) of additionally twenty five (25) percent plus one (1) common share in the authorized capital of each PJSC Southern Kuzbass and JSHC Yakutugol not being subject to any Encumbrance, except for the Encumbrance mentioned in para. 2 above, and also making an entry in the depo accounts on the said shares encumbrance by pledge, issue to the Bank of documents requested by the latter confirming the observance of the requirements of constituent and other internal documents and the legislation pertaining to the order of approval of transactions in the form of originals/notarized copies/extracts from corporate decisions in the form of minutes of the general meeting of shareholders approving the relevant transactions and a poll deed or another document confirming the decision taken by the general meeting of shareholders to approve the said transactions, confirming the powers of the person signing each supplementary agreement to the pledge agreement on behalf of the Pledger to secure the performance of the Obligors’ obligations under the Existing Credits;

5.

Within ninety (90) calendar days after the date of this agreement — conclusion by PAO Mechel of a supplementary agreement to the Surety with it being a party thereto, in the form given in Appendix 6 (Form of a Supplementary agreement to the Surety) to this agreement, including an undertaking to be responsible for the Borrower’s full performance of obligations under this Agreement, and also PAO Mechel presenting to the Loan Administrator upon the latter’s request documents confirming compliance with statutory requirements and requirements of other corporate documents and legislation to the procedure of the approval of transactions in the form of originals/notarized copies/ extracts from corporate resolutions in the form of the minutes of the general meeting of shareholders on the matter of the approval of transactions and the minutes of voting results or another document confirming the making by the general meeting of shareholders of resolution to approve transactions, documents certifying authority of the person signing on behalf of PAO Mechel the relevant additional agreement to the Surety;

6.	within ninety (90) calendar days from the date of this Agreement:

(a)	conclusion by PAO Mechel of an Agreement of Pledge of Shares of PAO Urals Stampings Plant and an Agreement of Pledge of Shares of the Borrower;

(a)

provision by PAO Mechel to the Loan Administrator of statements containing up-to-date information on the depo account of PAO Mechel with the Depositary, confirming its title to the shares transferred in pledge under the Agreement of Pledge of Shares of PAO Urals Stampings Plant and the Agreement of Pledge of Shares of the Borrower;

(b)

provision by PAO Mechel to the Loan Administrator of the originals of pledge orders of PAO Mechel instructing the Depositary to register the pledge of shares established according to the Agreement of Pledge of Shares of PAO Urals Stampings Plant and the Agreement of Pledge of Shares of the Borrower;

(b)

provision by PAO Mechel to the Loan Administrator of statements on the depo account of PAO Mechel with the Depositary, confirming registration of the pledge of shares for benefit of the Pledge Manager as the pledgee under the Agreement of Pledge of Shares of PAO Urals Stampings Plant and the Agreement of Pledge of Shares of the Borrower; and

(c)

provision by PAO Mechel to the Loan Administrator, upon the latter’s request, of documents confirming compliance with the requirements of the constituent documents and other internal documents and statutory requirements to the transactions approval procedure in the form of the originals/notarized copies/extracts from corporate resolutions being minutes of the general meeting of shareholders on transactions approval and voting result reports or other documents confirming the adoption by the general meeting of shareholders of a resolution to approve transactions; documents confirming the authority of the person signing on behalf of PAO Mechel of the Agreement of Pledge of Shares of PAO Urals Stampings Plant and the Agreement of Pledge of Shares of the Borrower;

7.

Within ninety (90) calendar days after the date of this Agreement — conclusion by PJSC Southern Kuzbass of a supplementary agreement to the Surety with it being a party thereto, in the form given in Appendix 6 (Form of a Supplementary agreement to the Surety) to this agreement, including an undertaking to be responsible for the Borrower’s full performance of obligations under this Agreement, and also PJSC Southern Kuzbass presenting to the Loan Administrator upon the latter’s request documents confirming compliance with statutory requirements and requirements of other corporate documents and legislation to the procedure of the approval of transactions in the form of originals/notarized copies/ extracts from corporate resolutions in the form of the minutes of the general meeting of shareholders on the matter of approval of transactions and the minutes of voting results or another document confirming the resolution of the general meeting of shareholders to approve the relevant transactions, documents certifying the authority of the person signing on behalf of PJSC Southern Kuzbass the relevant additional agreement to the Surety;

8.

Conclusion of a supplementary agreement to the surety agreement for the benefit of the Bank to increase the limit of responsibility to nine point ninety nine (9.99) percent of the book value of the Borrower’s assets to secure the obligations of the Obligors under the Existing Credits (subject to consents received from PJSC Sberbank and JSC Gazprombank, the Borrower making every possible effort to obtain the same), and also the Borrower giving to the Bank, at the latter’s request, of documents confirming compliance with the requirements of constituent and other internal documents and the legislation to the procedure of approval of transactions in the form of the originals/notarized copies/ extracts from corporate resolutions in the form of minutes of the meeting of the Board of Directors on approval of transactions and the minutes of voting results or another document confirming the decision to approve the transactions, documents certifying the authority of the person signing on behalf of the Borrower the relevant additional agreement to the Surety. In case PJSC Sberbank and/or JSC Gazprombank condition their consent by a similar surety of the Borrower in their favor, the Borrower shall not be obliged to accept such offer of PJSC Sberbank and/or JSC Gazprombank. Such condition from PJSC Sberbank and/or JSC Gazprombank will be considered a refusal of PJSC Sberbank and/or JSC Gazprombank to negotiate the question of giving a surety to the Borrower with a limit of responsibility of nine point ninety nine (9.99) percent of the book value of the relevant assets, in which case the Borrower will be considered to have satisfied the condition of taking every possible effort to obtain the consent of PJSC Sberbank and/or JSC Gazprombank (if every possible effort has actually been taken);

9.	9. Copies of all notices necessary in accordance with the terms of the Security Assignment of Claims, within the time limits specified in the Security Assignment of Claims.

APPENDIX NO. 1:

FORM OF A DISBURSEMENT REQUEST

From:    [name of the Borrower]

To:        [name of the Loan Administrator]

Date:     [●]

Dear Sirs,

Re: Syndicated loan agreement

dated [●] 2018 (hereinafter referred to as the Agreement)

1.	We refer to the above-mentioned Agreement. The terms defined in the Agreement shall have the same meaning in this Disbursement Request, unless otherwise determined herein below.

2.	Please extend a Credit [Tranche A] / [Tranche B] subject to the following terms and conditions:

Drawdown date:	[●]
Credit Currency:	Euro
Amount:	[●]
Interest Period:	1 month

3.

We confirm that as of the date of this Disbursement Request [each Initial Requirement [for Tranche A] / [for Tranche B] stated in Clause 4.1 (Preliminary terms) of the Agreement and][1] all assurances of circumstances listed in Clause 16 (Representations about circumstances) of the Agreement remain true, except for the infringements about which the Financing Parties were informed by the Borrower in writing (with a copy sent by e-mail) in a notice / notices dated [date].

4.	The funds under this Credit are to be remitted to [indicate the account].

5.	This Disbursement Request is irrevocable.

Best regards,

…………………………………

authorized representative

[name of the Borrower]

[1]	The text in square brackets is to be included only in the first Disbursement Request.

APPENDIX NO. 1:

MODEL FORM OF AN AGREEMENT OF ASSIGNMENT OF THE CREDITOR’S RIGHTS2

AGREEMENT

OF ASSIGNMENT OF RIGHTS [AND DEBT CONVERSION]

                    [●] 20

Between

[EXISTING CREDITOR]

[NEW CREDITOR]

AND

[LOAN ADMINISTRATOR]

[2]

The text of the Agreement should be edited depending on the circumstances: whether it refers only to the assignment of rights (after complete drawdown of the credit), to the assignment of rights and debt conversion (when only a part of the credit is drawn down) or only to the debt conversion (during syndication, when the credit is not yet disbursed). Besides the Agreement it may be necessary to sign a Deed of conveyance, with the relevant amendments introduced into the text of the Agreement.

THIS AGREEMENT OF ASSIGNMENT OF RIGHTS [AND DEBT CONVERSION] (hereinafter referred to as the Creditor Rights Assignment Agreement) was entered into on [●] 20

Between:

(1)

[●], [public] joint stock company] / [limited liability company] established according to the legislation of the Russian Federation, entered in the Uniform state register of legal entities of the Russian Federation under number (OGRN): [●], with its registered office at the address: [address] [represented by [name, patronymic, surname], acting on the basis of [power of attorney] [Articles of Association]] OR [company/legal entity/ limited liability company / [public] joint stock company] [founded ] / [organized and operating] according to the laws of [jurisdiction], [located / registered / having its head office] at the address [address], represented by [name, patronymic, surname], acting on the basis of [power of attorney] [Articles of Association], as the assignor (hereinafter referred to as the Existing Creditor);

(2)

[●], [public] joint stock company] / [limited liability company] established according to the legislation of the Russian Federation, entered in the Uniform state register of legal entities of the Russian Federation under number (OGRN): [●], with its registered office at the address: [address] [represented by [name, patronymic, surname], acting on the basis of [power of attorney] [Articles of Association]] OR [company/legal entity/ limited liability company / [public] joint stock company] [founded ] / [organized and operating] according to the laws of [jurisdiction], [located / registered / having its head office] at the address [address], represented by [name, patronymic, surname], acting on the basis of [power of attorney] [Articles of Association], as the assignee (hereinafter referred to as the New Creditor); and;

(3)	[●] [full name of the bank — loan administrator] as the loan administrator (hereinafter referred to as the Loan Administrator).

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

The terms defined in the Credit Agreement shall have the same meaning in this Creditor Rights Assignment Agreement, unless otherwise defined hereinafter.

In this Creditor Rights Assignment Agreement:

Bank Account shall mean the bank account of the Existing Creditor specified in para. 4(b) of this Creditor Rights Assignment Agreement.

Transaction Date shall mean [date of this Creditor Rights Assignment Agreement] / [specify the agreed calendar date on which the assignment of claims and debt conversion will take place].

[Debt shall mean the obligation of the Existing Creditor to grant to the Borrower a Credit within the Unused Credit limit making as of the date of this Creditor Rights Assignment Agreement [●] [Rubles] [US dollars] [Euro].]

Borrower shall mean [open/public] / [closed] joint stock company] / [limited liability company] established according to the legislation of the Russian Federation, entered in the Uniform state register of legal entities of the Russian Federation under number (OGRN): [●], with its registered office at the address: [address] [represented by [name, patronymic, surname], acting on the basis of [power of attorney] [Articles of Association]].

Credit Agreement shall mean [credit agreement for a sum of [●][Rubles] [US dollars] [Euro] / [agreement on granting a syndicated credit for a sum of [●][Rubles] [US dollars] [Euro]] dated [indicate the date of the credit agreement] concluded, among others, between the Existing Creditor and the Borrower.

[Rights of claim shall mean the rights to claim return of the Outstanding credit making [specify the credit extended to the Borrower by the Existing Creditor as of the date hereof], interest and other payments due to the Existing Creditor from the Borrower under the terms and conditions of the Credit Agreement.]

Parties shall mean the Existing Creditor, the New Creditor and the Loan Administrator, and a Party shall mean each and any of them.

Notice shall mean the notice of Assignment of Claims [and Debt Conversion] of the Existing Creditor under the Credit Agreement on the terms of this Creditor Rights Assignment Agreement, drawn in accordance with the form given in Appendix 1 to the Creditor Rights Assignment Agreement and sent to the Borrower by the Existing Creditor.

Value of the rights of claim shall mean the sum of [●] ([●]) [Rubles [US dollars] [Euro].

2.	SUBJECT OF THE CREDITOR RIGHTS ASSIGNMENT AGREEMENT

2.1

[On the Date of the Transaction the Existing Creditor assigns, and the New Creditor accepts the Rights of Claim in the order and subject to the terms and conditions specified in Clause 22 (Change of the Parties) of the Credit Agreement and in this Creditor Rights Assignment Agreement.] / [On the Date of the Transaction the Existing Creditor converts and the New Creditor accepts the Debt in the order and subject to the terms and conditions specified in Clause 22 (Change of the Parties) of the Credit Agreement and in this Creditor Rights Assignment Agreement.]

2.2	The Rights of Claim under the Credit Agreement are transferred to the New Creditor free from any Encumbrances.

3.	PERFORMANCE OF OBLIGATIONS OF THE PARTIES

3.1	[On the Date of the Transaction the New Creditor pays to the Existing Creditor the Value of the Rights of Claim by remittance to the Bank account.]

3.2

On the Date of the Transaction the Existing Creditor ceases to be the Creditor under the Credit Agreement [to the extent corresponding to the Rights of Claim], and the New Creditor becomes the Creditor under the Credit Agreement [to the extent corresponding to the Rights of Claim] becoming subject to all provisions of the Credit Agreement and other Financial instruments, in particular the New Creditor is vested with the right to participate in the Creditors’ decision making procedures.

3.3

The Existing Creditor confirms that it is not aware of the Borrower having any objections against such Existing Creditor which the Borrower can make against the New Creditor according to Article 386 of the Civil Code.

3.4

The New Creditor confirms that it has been acquainted with all the terms and conditions of the Credit Agreement and other Financial instruments, has conducted (and will continue to conduct) its own independent appraisal and evaluation of the financial standing of each Obligor and at taking the decision to sign this Creditor Rights Assignment Agreement it did not rely on any information given to it by the Existing Creditor.

3.5	The New Creditor confirms the appointment of:

(a)	Pledge Manager as the pledge manager according to Clause 21.2 (Status of Creditors and Appointment of the Pledge Manager) of the Credit Agreement; and

(b)	Loan Administrator as the credit agent according to Clause 23.2 (Appointment of the Loan Administrator) of the Credit Agreement.

3.6	On the Date of the Transaction the Existing Creditor shall:

(a)

Transfer to the New Creditor the documents certifying all rights of claim of the Existing Creditor as the Creditor under the Credit Agreement, including the original of the Credit Agreement and other Financial instruments to which the Existing Creditor is a party, all amendments or modifications thereof, copies of Disbursement Requests, and also all documents confirming the scope of the Rights of Claim [and the Debt] as of the Date of the Transaction;

(b)	Present to the New Creditor the data of value for exercising the Rights of Claim, including the data on the Borrower’s infringement of the Credit Agreement; and

(c)	Send a Notice to the Borrower.

3.7

The duties of the New Creditor to pay the Value of the Rights of Claim shall be considered discharged once the sum of the Value of the Rights of Claim is credited to the Bank account of the Existing Creditor.

3.8

The New Creditor undertakes to transfer to the Loan Administrator the document confirming its tax residency according to Clause 13.6 (Presenting of documents confirming tax residency) of the Credit Agreement issued not later than [one (1) year] before the Date of the Transaction, if applicable, within [two (2) Working days after this Agreement is signed.]

3.9	The Parties undertake to take all other actions necessary for their performance of their obligations under this Clause 3 (Performance of obligations of the parties).

4.	PAYMENTS

All payments under this Creditor Rights Assignment Agreement shall be performed by bank transfer using the following details:

(a)	New Creditor (if applicable):

Payee:	[●]
location:	[●]
Bank:	[●]
SWIFT:	[●]
IBAN:	[●]
Account No.	[●]

or another account specified by the New Creditor in written form;

(b)	Existing Creditor:

Payee:	[●]
Bank:	[●]
location:	[●]
SWIFT:	[●]

Corr. account:	[●]
Settlement account:	[●]
BIC:	[●]

or another account specified by the Existing Creditor in written form;

5.	NOTICES

Any notices or other official communications directed according to this Creditor Rights Assignment Agreement shall be made out in writing and be personally handed over, sent by fax or special delivery mail, return receipt requested, to the following addresses:

(a)	New Creditor:

[●]
Attn.:	[●]
e-mail:	[●]
Phone:	[●]
Fax:	[●]

(b)	Existing Creditor:

[●]
Attn.:	[●]
e-mail:	[●]
Phone:	[●]
Fax:	[●]

(c)	Loan Administrator:

Attn.:	[●]
e-mail:	[●]
Phone:	[●]
Fax:	[●]

6.	APPLICABLE LAW

This Creditor Rights Assignment Agreement is governed by Russian laws.

7.	DISPUTE RESOLUTION

In case of any dispute in connection with this Creditor Rights Assignment Agreement, including interpretation of its provisions, validity, enforcement or termination, such dispute is to be considered by [the Arbitration court [●]] OR [●].3

[extrajudicial settlement]

8.	ENTERING INTO THE AGREEMENT

This Creditor Rights Assignment Agreement is executed in three (3) originals, one for each of the Parties to the Creditor Rights Assignment Agreement.

[3]	Introduce an arbitration clause — referring the dispute for resolution to the commercial arbitration body or ad hoc arbitration.

APPENDIX 1 to the Creditor Rights Assignment Agreement

Form of the Borrower’s Notice

From:	[Loan Administrator on behalf of the Existing Creditor]
To:	[Borrower] [Address of the Borrower]

Copy:	[New Creditor] [Address of the New Creditor]

NOTICE OF THE ASSIGNMENT OF THE RIGHTS OF CLAIM

[AND DEBT CONVERSION]

Company [●], registration number [●], address: [●] (Existing Creditor) hereby informs[●], OGRN [●], address: Russian Federation, [●] (Borrower) on the assignment of all rights of claim [and debt conversion] under the agreement of syndicated credit between the Borrower and, among others, the Existing Creditor dated [●] (Credit Agreement), from the Existing Creditor to [●], address: [●] (New Creditor) under the terms and conditions formulated in the Creditor Rights Assignment [and debt conversion] Agreement between the Existing Creditor and the New Creditor contained in Appendix 1.

[On receiving this notice the Borrower shall continue to perform the payment obligations to the New Creditor under the Credit Agreement effecting the payments to the Loan Administrator according to the terms and provisions of the Credit Agreement.]

Appendix No. 1: Copy of the Creditor Rights Assignment [and debt conversion] Agreement between the Existing Creditor and the New Creditor.

L.S.

PARTIES’ SIGNATURES

[Existing Creditor]

[●]	)
[●]	)

affix seal here

[New Creditor]

[●]	)
[●]	)

affix seal here

[Loan Administrator]

[●]	)
[●]	)

affix seal here

APPENDIX NO. 1:

FORM OF AN ADDITIONAL AGREEMENT TO SURETY

VTB Bank (a public joint stock company), general license of the Central bank of the Russian Federation No. 1000, represented by                         , operating on the basis of                         , acting as the agent for, on behalf of and at the expense of all Financing Parties, hereinafter referred to as the Loan Administrator, on the one hand, and

[Full name of the Surety], hereinafter referred to as the Surety, represented by                         , operating on the basis of                         , on the other hand, jointly hereinafter referred to as the Parties,

pursuant to Suretyship Agreement No.          dated «    »                      201     year taking into account all amendments or modifications thereof (hereinafter referred to as the Agreement) concluded between the Loan Administrator and the Surety to secure the performance of obligations of the Public joint stock company “Chelyabinsk metallurgical plant” before, among others, VTB Bank (a public joint stock company) under agreement on syndicated crediting dated [●] 2018, have concluded this supplementary agreement No.      (hereinafter referred to as the Supplement) to the Agreement on introducing the following changes in the Agreement:

1.	Para. 2.1 of Clause 2 “SUBJECT MATTER OF THE AGREEMENT” of the Agreement shall be amended as follows:

“2.1    Under the Suretyship Agreement, the Surety shall be liable to the Financing Parties for performance by the Borrower of the Secured Obligations under the Credit Agreement in full. The Parties confirm that in accordance with clause 3 of Article 361 of the Civil Code of the Russian Federation the conditions relating to the underlying obligation shall be deemed to have been agreed by reference to the Credit Agreement.”

2.	In all other matters not covered by this Supplement the Parties shall be governed by the Agreement.

3.	The Supplement shall be an integral part of the Agreement and enter into force and effect as from the date of its signing.

4.

Handwritten entries written in the lines specially provided for completing in the text of this Supplement have been discussed and approved by the Parties. These entries shall not be regarded as unauthorized additions to the text.

5.	On each page of this Supplement there shall be the following stamp of the Loan Administrator:

6.	This Supplement was done in Moscow on , 201 in two (2) originals having equal legal force, one copy for the Surety and one copy for the Loan Administrator.

SIGNATURES OF THE PARTIES:

For the Loan Administrator	For the Surety

affix seal here	affix seal here

APPENDIX NO. 1:

FORM OF A CERTIFICATE OF CONFORMITY

[CORPORATE LETTERHEAD OF THE BORROWER]

Our ref. No.

                     20        .

VTB Bank (public joint-stock company)

Department for support of credit,

pledge and documentary transactions

as the Loan Administrator

Certificate of Conformity

We hereby confirm that as of                     , 20        :

Value
1. Net debt / EBITDA:
2. EBITDA / Net Interest Payments

The notions and terms used in this Certificate of conformity have the same meanings as in the agreement on syndicated credit dated [●] 2018 between VTB Bank (PJSC) as, among other, the loan administrator, and the Public joint stock company “Chelyabinsk metallurgical plant” as the borrower (hereinafter referred to as the Agreement), unless otherwise directly follows from the context of this Certificate of conformity.

This Certificate of conformity is an integral part of the Agreement.

Appendix A

•

calculation of financial indicators: Gross debt, Net debt, Net interest payments and EBITDA (which includes all items specified in the terms of Gross debt, Net debt, Net interest payments and EBITDA given in clause 1.1 (Terms) of the Agreement) for the corresponding reporting period / as of the corresponding reporting date,

Appendix B: copy of the opinion of the auditor concerning the financial statements of the Mechel Group given in conformity with para 17.7(d) of clause 17 (Disclosure obligations) of the Agreement, or of the company presenting the Report of a Financial advisor confirming all data cited in this Certificate of conformity.

For the Borrower

Position of the authorized person

Full name

(signature)

L.S.

APPENDIX NO. 1:

DATA ON THE STATUS OF THE FINANCIAL AND BUSINESS ACTIVITY

We hereby inform that the Chelyabinsk Metallurgical Plant Public Joint Stock Company as of December 31, _____ (specify the year preceding the date of the document):

(a)	has no overdue debts to the federal budget, budgets of constituent entities of the Russian Federation, local budgets and extra-budgetary funds; or

(b)

has overdue debts to the federal budget, budgets of constituent entities of the Russian Federation, local budgets and extra-budgetary funds in the amount of                      rubles (in figures and words), which is         % of the net assets.

(c)	has no payroll arrears; or

(d)	has payroll arrears in the amount of rubles (in figures and words).

(e)	in the banks there are no orders with respect to accounts (name of the counterparty) not performed in time (file of overdue payments No. 2);

(f)

in the banks there are orders with respect to                      accounts (name of the counterparty) not performed in time (file of overdue payments No. 2) (specify the bank, account and amount of the order that was not performed).

(g)

During the period from January 1,              to the present time, in the course of business of (name of counterparty) there have not taken place the following negative events and trends (negative net assets; revenue drop by over 50% compared to the previous year; losses exceeding 25% of the net assets, which led to net assets decrease of over 25% compared to their maximum value for the effective period of obligations but not longer than for the past 12 months (5 reporting dates); payables or receivables increase by more than three times; overdue receivables or illiquid stocks, whose amount exceeds 25% of the net assets; double excess of current liabilities over current assets; enforcement proceeding). If any of the said events was observed in activities of the counterparty, there should be provided its cost estimate and detailed comments.

Head

L.S.

SIGNATURES OF THE PARTIES

Borrower

Public Joint-Stock Company Chelyabinsk Metallurgical Plant

(signature)

Full name

Position

L.S.

[Loan Administrator]

VTB Bank (public joint-stock company)

(signature)

Full name

Position

L.S.

Pledge Manager

VTB Bank (public joint-stock company)

(signature)

Full name

Position

L.S.

Trustee

VTB Bank (public joint-stock company)

(signature)

Full name

Position

L.S.

Initial Creditor

VTB Bank (public joint-stock company)

(signature)

Full name

Position

L.S.

Initial Creditor

VTB Bank (Europe) SE

(signature)

Full name

Position

L.S.